                             LOAN AGREEMENT AMENDING AGREEMENT

         THIS AMENDING AGREEMENT is entered into as of August 30, 2002, by and between ADB SYSTEMS INTERNATIONAL INC., ADB SYSTEMS INTERNATIONAL LTD., each a corporation having its principal place of business at 6725 Airport Road, Suite 201, Mississauga, Ontario L4V 1V2, and THE BRICK WAREHOUSE CORPORATION, a corporation having its principal place of business at 16930 - 114 Avenue, Edmonton, Alberta, T5M 3S2.

WHEREAS:

1. The Parties entered into a loan agreement dated as of August 23, 2002 (the "Loan Agreement").

2. The Borrower has indicated in its Drawdown Notice delivered in connection with the First Advance that it is unable to satisfy a condition of the First Advance requiring that the Borrower shall have entered into irrevocable subscription agreements with arm's length third parties to issue equity securities of the Borrower or debt securities convertible into equity securities of the Borrower raising aggregate gross proceeds to the Borrower of not less than $1,000,000 and received aggregate gross proceeds of not less than $1,000,000 from the sale of such equity securities or debt securities convertible into equity of the Borrower on terms and conditions satisfactory to the Lender.

3. The Lender is willing to waive compliance with the above condition and nevertheless to make the First Advance to the Borrower in accordance with and subject to the terms and conditions of the Loan Agreement provided the Borrower and the Guarantor enter into this Amending Agreement to the Loan Agreement.

         NOW THEREFORE in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

                            ARTICLE 1 - INTERPRETATION

1.1      DEFINITIONS.

In this Agreement, unless the context otherwise requires, each capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

                             ARTICLE 2 - AMENDMENTS

2.1      AMENDMENTS.

         (1) Section 3.2 of the Loan Agreement is hereby amended by adding thereto to the conditions to the Second Advance the following:

                  "(f) the Borrower shall have delivered evidence satisfactory to the Lender that each of the subscribers, having executed on or before August
                          30, 2002, subscription agreements for the issue of Series D Subordinated Notes (i) shall have paid the Loan Amount (as therein defined) to Old ADB; and (ii) shall have executed (A) an acknowledgement of the subordination of the Subordinated Notes to the Security, and (B) a release of Old ADB from the obligations of the Subordinated Notes upon the Restructuring, each in form satisfactory to the Lender."

         (2) Section 8.1 of the Loan Agreement is hereby amended by adding thereto to the Events of Default the following:

                  "(r) if the condition in Section 3.2(f) is not satisfied on or before October 31, 2002."

                               ARTICLE 3 - GENERAL

3.1      LOAN AGREEMENT.

The Parties acknowledge that the Loan Agreement has been amended by this amending Agreement and as amended, the Loan Agreement remains in full force and effect as of the date hereof.

3.2      BINDING ON SUCCESSORS.

This Amending Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

3.3      GOVERNING LAW.

This Amending Agreement shall be governed and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found. Each of the Parties hereby attorns to the jurisdiction of the Province of Ontario.

3.4      COUNTERPARTS.

This Amending Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties may adopt any signatures received by a receiving fax machine as original signatures of the Parties.

IN WITNESS WHEREOF this Amending Agreement is executed by the Parties as of the date first written, above.

                                               ADB SYSTEMS INTERNATIONAL INC.

                                               By:   [ILLEGIBLE]
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                               ADB SYSTEMS INTERNATIONAL LTD.

                                               By:   [ILLEGIBLE]
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                               THE BRICK WAREHOUSE CORPORATION

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                 LOAN AGREEMENT

                                     BETWEEN

                         THE BRICK WAREHOUSE CORPORATION

                                       AND

                         ADB SYSTEMS INTERNATIONAL INC.

                                       AND

                         ADB SYSTEMS INTERNATIONAL LTD.

                                   MADE AS OF

                                 AUGUST 23, 2002

                              MCCARTHY TETRAULT LLP
                          GOWLING LAFLEUR HENDERSON LLP

                                                  TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION.......................................................................................   1
   1.1      Definitions..........................................................................................   1
   1.2      Headings.............................................................................................   9
   1.3      Extended Meanings....................................................................................   9
   1.4      Entire Agreement.....................................................................................   9
   1.5      Invalidity...........................................................................................   9
   1.6      Accounting Principles................................................................................  10
   1.7      Per Annum Calculations...............................................................................  10
   1.8      Schedules............................................................................................  10
ARTICLE 2 - LOAN TERMS...........................................................................................  11
   2.1      Principal Amount.....................................................................................  11
   2.2      Interest.............................................................................................  12
   2.3      Repayment............................................................................................  12
ARTICLE 3 - CONDITIONS PRECEDENT TO ADVANCES.....................................................................  12
   3.1      Conditions for First Advance.........................................................................  12
   3.2      Subsequent Advances..................................................................................  13
   3.3      Waiver...............................................................................................  14
   3.4      Disbursement of Expenses Advance.....................................................................  14
   3.5      Account of Record....................................................................................  15
ARTICLE 4 - SECURITY.............................................................................................  15
   4.1      Security.............................................................................................  15
   4.2      Registration.........................................................................................  15
   4.3      After Acquired Property and Further Assurances.......................................................  16
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES.......................................................................  16
   5.1      Organization, Standing and Power.....................................................................  16
   5.2      Authority and Enforceability.........................................................................  16
   5.3      Subsidiaries.........................................................................................  17
   5.4      Capital Structure....................................................................................  17
   5.5      Title to Assets; Condition; Sufficiency of Assets....................................................  18
   5.6      No Violations Resulting From Transactions............................................................  19
   5.7      Compliance with Laws.................................................................................  19
   5.8      Litigation...........................................................................................  19
   5.9      Taxes................................................................................................  19
   5.10     Employees............................................................................................  20
   5.11     Financial Advisors...................................................................................  22
   5.12     Financial Statements; Losses.........................................................................  22
   5.13     No Undisclosed Liabilities...........................................................................  23
   5.14     Absence of Certain Developments......................................................................  23
   5.15     Intellectual Property................................................................................  23
   5.16     Real Property........................................................................................  27
   5.17     Insurance............................................................................................  27
   5.18     Contracts............................................................................................  28
   5.19     Related Party Transactions...........................................................................  29
   5.20     Restrictions on Business Activities..................................................................  29

   5.21     Books and Records....................................................................................  30
   5.22     Benefit Plans........................................................................................  30
   5.23     Environmental Matters................................................................................  31
   5.24     Public Grants........................................................................................  31
   5.25     OSC Reports..........................................................................................  31
   5.26     General..............................................................................................  31
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF LENDER.............................................................  31
   6.1      Organization, Standing and Power.....................................................................  32
   6.2      Authority and Enforceability.........................................................................  32
   6.3      No Violations Resulting from Transactions............................................................  32
ARTICLE 7 - COVENANTS............................................................................................  33
   7.1      Affirmative Covenants of the Borrower................................................................  33
   7.2      Negative Covenants of the Borrower...................................................................  38
   7.3      Termination of Negative and Positive Covenants.......................................................  40
   7.4      Performance of Obligations...........................................................................  40
ARTICLE 8 - EVENTS OF DEFAULT AND ACCELERATION...................................................................  41
   8.1      Events of Default....................................................................................  41
   8.2      Acceleration.........................................................................................  43
   8.3      Default Interest.....................................................................................  44
   8.4      Remedies Cumulative and Waivers......................................................................  44
   8.5      Termination of Lender's Obligations..................................................................  44
ARTICLE 9 - COSTS, EXPENSES, SURVIVAL AND INDEMNIFICATION........................................................  44
   9.1      Costs and Expenses...................................................................................  44
   9.2      General Survival.....................................................................................  45
   9.3      Indemnification by ADB Entities......................................................................  45
   9.4      Specific Environmental Indemnification...............................................................  46
ARTICLE 10 - PUT Option..........................................................................................  46
   10.1     Put Option...........................................................................................  46
ARTICLE 11 - GUARANTEE...........................................................................................  48
   11.1     Guarantee............................................................................................  48
   11.2     Indemnity............................................................................................  48
   11.3     Primary Obligation...................................................................................  48
   11.4     Obligations Absolute.................................................................................  48
   11.5     No Release...........................................................................................  49
   11.6     No Exhaustion of Remedies............................................................................  49
   11.7     Prima Facie Evidence.................................................................................  49
   11.8     No Set-off...........................................................................................  49
   11.9     Continuing Guarantee.................................................................................  50
   11.10       Demand............................................................................................  50
   11.11       Interest..........................................................................................  50
   11.12       Assignment and Postponement.......................................................................  50
   11.13       Subrogation.......................................................................................  50
ARTICLE 12 - GENERAL.............................................................................................  51
   12.1     Notice...............................................................................................  51
   12.2     Assignment...........................................................................................  52
   12.3     Binding on Successors................................................................................  52

   12.4     Further Assurances...................................................................................  52
   12.5     Waiver...............................................................................................  53
   12.6     Interpretation.......................................................................................  53
   12.7     Amendment............................................................................................  53
   12.8     Governing Law........................................................................................  53
   12.9     Time of the Essence..................................................................................  53
   12.10       Counterparts......................................................................................   1

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is entered into as of August 23, 2002, by and between ADB SYSTEMS INTERNATIONAL INC. ("OLD ADB"), ADB SYSTEMS INTERNATIONAL LTD. ("NEW ADB"), each a corporation having its principal place of business at 6725 Airport Road, Suite 201, Mississauga, Ontario L4V 1V2, and THE BRICK WAREHOUSE CORPORATION ("LENDER"), a corporation having its principal place of business at 16930 - 114 Avenue, Edmonton, Alberta, T5M 3S2.

WHEREAS:

1. The Lender, New ADB and Old ADB are entering into a Co-Operation Agreement pursuant to which Old ADB will agree to focus its undertaking to selling and marketing consumer goods on-line using technology and related services to be provided by New ADB and supplies and retailing services to be provided by the Lender.

2. As a term of the Co-Operation Agreement, Old ADB and New ADB propose to complete the Restructuring, pursuant to which, among other things, Old ADB will become a wholly-owned Subsidiary of New ADB and New ADB will assume all of the rights and obligations of Old ADB under this Agreement.

3. In order to enable Old ADB to proceed with the Restructuring contemplated by the Co-Operation Agreement entered into this day by the Parties and to fund future operations, Old ADB desires to obtain from the Lender, and the Lender desires to advance to the Borrower, the Loan upon the terms and conditions hereof.

     NOW THEREFORE in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1  DEFINITIONS.

In this Agreement, unless the context otherwise requires, each capitalized term shall have the meanings indicated below.

"ADB ENTITIES" means collectively, Old ADB and New ADB and "ADB ENTITY" means either one of them.

"ADB ENTITY CONTRACT" means any Contract to which any ADB Entity is a party or by which any ADB Entity or the Assets may be bound.

"ADVANCE" means an advance of funds by the Lender to the Borrower hereunder.

"AFFILIATE" of the Borrower means any other corporation directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower; for the purposes of this definition, "control" means the ownership of more than 50% of the Voting Shares of a corporation.

"AGREEMENT" means this Loan Agreement and all schedules annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof or thereof, "hereof" "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular article or section; except where the context specifically requires, "Article" or "Section" means and refers to the specified article or section of this Agreement.

"ARRANGEMENT AGREEMENT" has the meaning ascribed thereto in the Co-Operation Agreement.

"ASSETS" mean all personal property of Old ADB including, without limiting the foregoing, all equipment, goodwill, cash, cash equivalents, cash deposits, marketable securities, investments, books and records, accounts, notes and other receivables, Intellectual Property, Intellectual Property Rights, contractual and other rights, claims and interests and all other assets and rights of Old ADB, including all assets and rights of Old ADB which are specifically referred to or reflected in the Financial Statements.

"ASSIGNMENT AND ASSUMPTION AGREEMENT" means the general conveyance and assumption agreement as of the date hereof between Old ADB and New ADB.

"BENEFIT PLANS" has the meaning ascribed thereto in Section 5.22.

"BIDCOM ASSETS" means all Assets used by Old ADB in the operation of the Bidcom Business.

"BIDCOM BUSINESS" means the business of conducting on-line retail sales through the URL www.bid-com.

"BORROWER" means Old ADB and its permitted assignees.

"BUSINESS DAY" means any day from Monday to Friday inclusive, except statutory or civic holidays observed in Toronto, Ontario or Edmonton, Alberta.

"BUSINESS INFORMATION" means all information, know-how and records (whether or not confidential and no matter in what form held) including business plans and forecasts, sales and accounting records, customer and supplier lists, correspondence, orders and inquiries.

"CCRA" has the meaning ascribed in Section 5.12(3).

"COMMERCIAL AND MARKETING KNOW-HOW" means all commercial and marketing information, know-how and records (whether or not confidential and no matter in what form held) including all designs, specifications, drawings, lists and particulars of customers, marketing methods and procedures, advertising copy and sales and promotional information.

"COMPUTER SOFTWARE" includes all computer programs in source and object code form as well as all Documentation related thereto, however recorded.

"CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated August 9, 2002 between Old ADB and Lender.

"CONTRACT" means any agreement, license, contract, commitment or understanding, whether written or verbal.

"CO-OPERATION AGREEMENT" means the co-operation agreement entered into as of the date hereof by the Parties.

"DEFAULT" means, with respect to any Contract, (i) any breach of or default under such Contract; (ii) any event which could (either with or without notice or lapse of time or both) give rise to any right of termination, cancellation or acceleration of any obligation to repay with respect to such Contract; or (iii) any event which could result in either an increase in the obligations or liabilities of, or a loss of any benefit to which, the party in question or any of its Affiliates may be entitled or subject to under such Contract.

"DEMAND" has the meaning ascribed thereto in Section 2.3.

"DISPOSITION" means, in respect of any share of Old ADB, any offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to such share and "DISPOSE" has a corresponding meaning.

"DISTRIBUTE" means the act of marketing, distributing, promoting, selling, reselling, licensing, sublicensing, or providing support or customer assistance for any of Old ADB's Software.

"DISTRIBUTOR" and "DISTRIBUTORS" includes any Person granted the right or authorization by Old ADB to market, distribute, promote, sell, resell, license, sublicense, or provide support or customer assistance for any of Old ADB's Software and includes VARs, OEMs, and resellers.

"DOCUMENTATION" means all user documentation, technical documentation, and system documentation, however recorded, including user manuals, training materials, product specifications, technical documentation, description of computational algorithms, flow charts, programmer's notes and other design documentation and manuals.

"DOCUMENTS" means this Agreement, the Security and all certificates and other documents delivered or to be delivered to the Lender pursuant hereto or thereto and, when used in relation to any person the term "DOCUMENTS" shall mean and refer to the Documents executed and delivered by such person.

"DOMAIN NAME" means the domain name www.Bid.com.

"DRAWDOWN DATE" means the date on which an Advance is made by the Lender to the Borrower pursuant to the provisions hereof and which shall be a Business Day.

"DRAWDOWN NOTICE" means a notice substantially in the form annexed hereto as Schedule B to be given to the Lender by the Borrower pursuant to Section 3.1 or
Section 3.2.

"EFFECTIVE TIME" has the meaning ascribed thereto in the Co-Operation Agreement.

"ENCUMBRANCE" mean any mortgage, pledge, claim, charge, lien, encumbrance, interest, option, restriction, condition, violation, security interest, assessment or other rights of others of any nature affecting in any way the assets or property involved.

"EVENT OF DEFAULT" means any of the events described in Section 8.1.

"EXPENSES ADVANCE" has the meaning ascribed thereto in Section 2.1(c);

"FINANCIAL STATEMENTS" means the audited financial statements of Old ADB for the year ended December 31, 2001, together with the report of Deloitte & Touche LLP thereon and the notes thereto.

"FIRST ADVANCE" has the meaning ascribed thereto in Section 2.1(a);

"GAAP" means generally accepted accounting principles as in effect, from time to time, in Canada.

"GENERAL SECURITY AGREEMENT" means the security agreement in favour of the Lender by Old ADB, substantially in the form annexed hereto as Schedule 1.1-A.

"GOVERNMENTAL ENTITY" means any domestic or foreign governmental authority, court, administrative agency or commission or other governmental or regulatory body or entity or Person having or purporting to have jurisdiction in the relevant circumstances.

"INCLUDING" means including, without limitation.

"INDEBTEDNESS" means, with respect to any person, indebtedness of such person which would in accordance with GAAP be classified upon a balance sheet (and the notes thereto) of such person as liabilities (absolute or contingent), of such person and in addition shall include:

         (a) all indebtedness of any other person guaranteed, directly or indirectly, in any manner by such person or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse;

         (b) all indebtedness in effect guaranteed or indemnified, directly or indirectly, by such person through an agreement, contingent or otherwise,

                  (i) to purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, including the purchase of debt securities, obligations or shares,

                  (ii) to purchase, sell or lease (as lessee or lessor) property, assets, goods, services, products, materials or supplies, or to purchase or sell transportation or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of such indebtedness against loss, regardless of the delivery or non-delivery for any reason of the property, products, materials or supplies or the furnishing or non-furnishing for any reason of the transportation or services, or

                  (iii) to make any payment, loan, advance, capital contribution or other investment in the debtor, or become or be bound by any agreement to do so, for the purpose of assuring a minimum equity, an asset base, a working capital or other balance sheet test or condition for any date or to provide funds for the payment of any debt liability, dividend or share liquidation payment, or otherwise to supply funds to or in any manner invest in the debtor;

         (c) indebtedness of any joint venture, partnership or other person for which such person is liable;

         (d) all indebtedness, including lease obligations, of such person created or arising under any conditional sales agreement or other title retention agreement or under any capital lease, even though the rights and remedies of the seller or Lender or lessor under such agreement or lease in the event of the default are limited to repossession or sale of property; and

         (e) all indebtedness secured by any lien upon or in property owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness.

"INTELLECTUAL PROPERTY" means all intellectual and industrial property (whether or not confidential and no matter in what form held) including all works in which copyright may subsist such as plans, drawings, manuals, maps, Documentation, specifications, schematics, Computer Software, databases and compilations of information (whether or not protected by copyright) and algorithms, designs, formula, process, trade secrets and confidential information, know-how, discoveries and inventions, mask works, integrated circuit topographies, and trade-marks, trade-names, logos, Internet domain names, uniform resource locator, and service marks, and the term "INTELLECTUAL PROPERTY" includes Business Information, Commercial and Marketing Know-How, and Technical Information and, in respect of the Business, includes Old ADB's Software and Old ADB's Algorithms and Old ADB's Domain Names.

"INTELLECTUAL PROPERTY RIGHTS" includes all intellectual and industrial property rights and rights of a similar nature such as copyrights, patents, industrial designs, design rights, trade-marks, data base rights, trade secrets, rights to use domain names and rights in confidential information, and all applications and registrations pertaining to the foregoing and all causes of action, rights of recovery and claims for damage or other relief relating, referring or pertaining to the foregoing (including all rights to oppose applications for the registration of similar or confusing trademarks), along with all income royalties, damages or payments due or payable including claims for past or future infringement or misappropriation of Intellectual Property or Intellectual Property Rights.

"JOINT ACCOUNT" has the meaning ascribed thereto in Section 3.4.

"LATEST BALANCE SHEET" means the balance sheet of Old ADB as of December 31, 2001 included in the Financial Statements.

"LATEST BALANCE SHEET DATE" means December 31, 2001.

"LAW" shall mean any domestic or foreign statute, law, ordinance, rule, regulation or administrative ruling or any governmental permit, franchise or license or any injunction, judgment, order or consent or similar decree or agreement.

"LOAN" means the advances of funds by the Lender to the Borrower in an aggregate principal amount of $2,000,000 pursuant to the First Advance, the Second Advance and the Expenses Advance as such terms are defined in Section 2.1.

"LOSSES" has the meaning ascribed thereto in Section 9.3.

"MANAGEMENT INFORMATION CIRCULAR" has the meaning ascribed in the Co-Operation Agreement.

"MATERIAL ADVERSE EFFECT" means (i) any material adverse change in, or material adverse effect on, the business, assets, prospects, results of operations or financial or other condition of Old ADB or (ii) any event or circumstance which does or would reasonably be expected to prevent, hinder or materially delay the consummation of any of the Transactions.

"NEW ADB GSA" means the security agreement in favour of the Lender by New ADB, substantially in the form annexed hereto as Schedule 1.1-B.

"NORCO PLEDGE" means a pledge of all of the issued and outstanding shares of the Norway Subsidiary to the Lender substantially in the form annexed hereto as
Schedule 1.1-C.

"NORWAY SUBSIDIARY" means ADB Systemer AS.

"OLD ADB CONTRACTS" means any Contract to which Old ADB is a party or by which the Assets may be bound;

"OLD ADB'S DOMAIN NAMES" means the Internet domain names set forth in Schedule 1.1-D.

"OLD ADB'S SOFTWARE" means the Computer Software described in Schedule 1.1-E.

"OLD ADB'S TRADE-MARKS" means any word, symbol, icon, logo or other indicia of origin adopted or used in connection with Old ADB's Bidcom Business anywhere in the world on or prior to the date hereof or the Put Closing Date, as applicable, including the trade-marks, trade-names and service-marks listed on Schedule 1.1-F.

"PARTIES" means the Borrower, New ADB and the Lender and "Party" means any one of them.

"PERMITTED ENCUMBRANCE" means any (i) Encumbrance securing Taxes, assessments and Governmental Entity charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by Old ADB and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics, carrier workers, repairer and similar statutory liens arising or incurred in the ordinary course of Old ADB's business for amounts which are not delinquent and which are not in the aggregate material to Old ADB, (iii) liens securing rental payments under capital lease arrangements arising or incurred in the ordinary course of Old ADB's business, (iv) zoning law or ordinance or any similar legal requirement; (v) in the case of leased property, (a) the rights of any lessor and (b) any Encumbrance granted by any lessor of leased property; (vi) Encumbrance relating to the security interest in patent rights of the Borrower granted to the NCR Corporation by the Borrower pursuant to the security agreement made on April 17, 2002 (vii) Encumbrance relating to the security interest granted to Stonestreet Limited Partnership by the Borrower pursuant to the general security agreement dated August 30, 2002 and such security interest being subordinated to the Security; (viii) Encumbrance relating to the security interest granted to Greenwich Growth Fund Ltd. by the Borrower pursuant to a general security agreement dated August 30, 2002 and such security interest being subordinated to the Security and (ix) Encumbrance relating to the security interest granted to subscribers (other than Greenwich Growth Fund Ltd. and Stonestreet Limited Partnership) of convertible secured notes of the Borrower for an amount not greater than $300,000 and such security interest being subordinated to the Security; provided that "Permitted Encumbrance" does not include any Encumbrance which could prevent or impair in any material way the conduct of Old ADB's business as it is currently being conducted.

"PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated association or other entity or organization, including Governmental Entity.

"PLAN OF ARRANGEMENT" has the meaning ascribed in the Arrangement Agreement.

"PRINCIPAL" has the meaning ascribed thereto in Section 2.1.

"PROPRIETARY RIGHTS REGISTRATIONS" means any and all applications and registrations anywhere in the world in respect of any Intellectual Property or Intellectual Property Rights owned or used by Old ADB and includes the applications and registrations listed in Schedule 5.15.

"PUT CLOSING", "PUT CLOSING DATE", "PUT NOTICE", "PUT OPTION" and "PUT PERIOD" have the meanings set forth in Section 10.1.

"REQUIREMENTS OF ENVIRONMENTAL LAW" means all requirements of the common law or of statutes, regulations, by-laws, ordinances, treaties, judgments and decrees, and (to the extent that they have the force of law) rules, policies, guidelines, orders, approvals, notices, permits, directives, and the like, of any federal, territorial, provincial, regional, municipal or local judicial, regulatory or administrative agency, board or governmental authority in Canada, the United States and any other jurisdiction in which the Borrower or any of its Subsidiaries have assets relating to environmental or occupation health and safety matters and the assets and undertaking of the Borrower and its Subsidiaries and the intended uses thereof, including but not limited to, all such requirements relating to: (i) the protection, preservation or remediation of the natural environment (the air, land, surface water or groundwater); (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; and (iii) hazardous substances or conditions (matters that are prohibited, controlled or otherwise regulated, such as contaminants, pollutants, toxic substances, dangerous goods, wastes, hazardous wastes, liquid industrial wastes, hazardous materials, urea formaldehyde foam type of insulation, asbestos or asbestos-containing materials, polychlorinated byphenyls
(PCBs) or PCB contaminated fluids or equipment, explosives, radioactive substances, petroleum and associated products, underground storage tanks or surface impoundments).

"RESTRUCTURING" shall have the meaning ascribed to such term in the Co-Operation Agreement.

"SECOND ADVANCE" has the meaning ascribed thereto in Section 2.1(b).

"SECURITY" means the security described in Section 4.1.

"SHARES" means all of the issued and outstanding shares in the capital of Old
ADB.

"SUBORDINATE NOTES" means (i) the convertible secured notes (including but not limited to Series A, Series B and Series C) issued to Stonestreet Limited Partnership by the Borrower pursuant to a subscription agreement dated as of August 30, 2002; (ii) the convertible secured notes (including but not limited to Series D) issued to Greenwich Growth Fund Ltd. by the Borrower pursuant to a subscription agreement dated as of August 30, 2002; and (iii) the convertible secured notes (including but not limited to Series D) issued to a subscriber other than Greenwich Growth Fund Ltd. by the Borrower for an amount not greater than $300,000.

"SUBSIDIARY" of the Borrower means any corporation more than 50% of the Voting Shares of which at the time of determination are owned, directly or indirectly, by the Borrower or by one or more Subsidiaries.

"SUPPLY, SERVICES AND LICENSE AGREEMENT" means the supply, services and license agreement dated as of the date hereof between Old ADB, New ADB and the Lender.

"TAX" or "TAXES" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, harmonized sales value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, royalties, duties, fees, deductions, compulsory loans or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties, imposed by any Governmental Authority (including, without limitation, those imposed under the Tax Act and where applicable, under The Internal Revenue Code of 1986 of the United States).

"TAX ACT" means the Income Tax Act (Canada).

"TAX RETURN" means any report, return, statement, or other information required to be supplied to a foreign or domestic taxing authority in connection with Taxes.

"TECHNICAL INFORMATION" means information or data, regardless of the form or method of the recording, of a scientific or technical nature such as (i) technical data that describes the steps, sequences, and conditions of manufacturing, processing or assembly used to produce an item or component or to perform a process, (ii) technical data that describes the physical configuration and performance characteristics of an item or component, (iii) application engineering data, (iv) manuals and instructional materials and performance data including Documentation, (v) methods, inspection techniques and procedures, and
(vi) information pertaining to quality control or standards, assembly procedures, and includes specifications, technical drawings, algorithms, formula and schematics.

"TRANSACTION COSTS" shall mean all reasonable fees and expenses of financial, legal, accounting and other advisors retained by the Borrower or New ADB and all other out-of-pocket costs of the Borrower or New ADB incurred prior to the completion of the Restructuring in connection with the transactions contemplated by the Restructuring, excluding any success or contingent fees relating to the Transactions.

"TRANSACTION DOCUMENTS" means, collectively, this Agreement, the General Security Agreement, New ADB GSA, the Norco Pledge, the Supply, Services and License Agreement, the Co-Operation Agreement, Arrangement Agreement, Confidentiality Agreement and the Assignment and Assumption Agreement.

"TRANSACTIONS" means the transactions contemplated by the Transaction Documents.

"VOTING SHARES" means shares of any class of any corporation carrying voting rights generally under all circumstances.

1.2      HEADINGS.

The use of headings in this Agreement is for convenience of reference only and shall not affect its interpretation.

1.3      EXTENDED MEANINGS.

Words expressed in the singular include the plural and vice-versa and words in one gender include all genders and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

1.4      ENTIRE AGREEMENT.

The Transaction Documents, and any agreements and other documents to be delivered pursuant to any Transaction Document constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, oral or written between the Parties. The execution of this Agreement has not been induced by, nor do either of the Parties rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in this Agreement, the Transaction Documents or in the agreements or other documents to be delivered pursuant hereto.

1.5      INVALIDITY.

If in any jurisdiction a provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein, or of such provision in any other jurisdiction shall not be affected or impaired thereby.

1.6      ACCOUNTING PRINCIPLES.

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

1.7      PER ANNUM CALCULATIONS.

Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest shall be calculated using the nominal rate method, and not the effective rate method, of calculation and on the basis of a calendar year of 365 days or 366 days, as the case may be.

1.8      SCHEDULES.

The following are the Schedules to this Agreement:

Schedule B                    -  Form of Drawdown Notice

Schedule 1.1-A                -  General Security Agreement

Schedule 1.1-B                -  Form of New ADB GSA

Schedule 1.1-C                -  Form of Norco Pledge

Schedule 1.1-D                -  Old ADB's Domain Names

Schedule 1.1-E                -  Old ADB's Software

Schedule 1.1-F                -  Old ADB's Trade Marks

Schedule 3.1(i)               -  Legal opinion (Gowlings)

Schedule 3.2(e)               -  Form of Consent

Schedule 5.3(1)               -  Subsidiaries of ADB Entities

Schedule 5.3(2)               -  Shares, etc. owned by ADB Entities

Schedule 5.3(4)               -  Liability of ADB Entities

Schedule 5.4(1)               -  Share conditions, etc. of Old ADB and
                                 subsidiaries

Schedule 5.4(2)               -  Options, warrants, shareholder agreements, etc.

Schedule 5.6                  -  Required consents or approvals

Schedule 5.10                 -  Employment and consulting contracts

Schedule 5.11                 -  List of brokers or advisors acting for Old ADB
                                 or Affiliates re: Transactions

Schedule 5.12                 -  Financial Statements

Schedule 5.13                 -  Liabilities since Last Balance Sheet Date

Schedule 5.15                 -  Intellectual Property

Schedule 5.16                 -  Property with leasehold interest

Schedule 5.18                 -  Contracts

Schedule 5.19                 -  Outstanding indebtedness of Old ADB

Schedule 5.20                 -  Contracts impairing business

Schedule 5.23                 -  Benefit and other incentive plans

Schedule 9.3                  -  Indebtedness, obligations or liabilities of Old
                                 ADB

Schedule 10.1(a)              -  Form of Put Notice

Schedule 10.1(e)(iv)          -  Form of opinion of counsel to New ADB

Schedule 10.1(e)(vi)          -  Release by New ADB in favour of Old ADB

                             ARTICLE 2 - LOAN TERMS

2.1      PRINCIPAL AMOUNT.

Subject to the terms and conditions hereof, Lender shall make the Loan to Borrower during the period commencing on the date hereof and ending on October 31, 2002. Subject to the terms and conditions hereof, the Loan will be advanced as follows:

         (a) an initial advance in the principal amount of One Million Dollars ($1,000,000.00) (the "FIRST ADVANCE");

         (b) a second advance in the principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "SECOND ADVANCE"); and

         (c) Lender shall deposit into a bank account of the Borrower to be held and disbursed in accordance with Section 3.4, the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the "EXPENSES ADVANCE").

The First Advance, Second Advance and Expenses Advance shall together constitute the aggregate principal sum of the Loan hereunder (the "PRINCIPAL").

2.2      INTEREST.

The Borrower shall pay interest on each Advance at a rate per annum equal to 12% per annum, compounded monthly. Such interest shall be payable on repayment of the Principal from and including the Drawdown Date for such Advance to and including the day immediately preceding repayment of Principal hereunder and shall be calculated on the principal amount of the Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. All interest payments to be made hereunder shall be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgment, if any, until payment thereof, and interest shall accrue on overdue interest, if any.

2.3      REPAYMENT.

The Borrower hereby agrees to repay the Principal and accrued and unpaid interest thereon as follows:

         (a) on or before October 31, 2002, upon the occurrence of an Event of Default by the Borrower; and

         (b) after October 31, 2002, upon the earliest to occur of (i) June 30, 2003, (ii) the occurrence of an Event of Default by the Borrower, or (iii) on demand by the Lender ("DEMAND").

                  ARTICLE 3 - CONDITIONS PRECEDENT TO ADVANCES

3.1      CONDITIONS FOR FIRST ADVANCE.

On or before the advance by the Lender of the First Advance or the Expenses Advance hereunder, the following conditions shall be satisfied by the Borrower:

         (a) the Lender shall have received a duly completed Drawdown Notice from the Borrower;

         (b) the Borrower shall have delivered to the Lender certified copies of its constating documents and by-laws, the directors' resolutions authorizing the borrowings hereunder and the incumbency of the officers of the Borrower signing this Agreement and any documents to be provided pursuant to the provisions hereof;

         (c) the representations and warranties set forth in Article 5 shall be true and accurate;

         (d) each of the Transaction Documents shall have been executed and delivered by the parties thereto;

         (e) the Security shall have been executed and delivered and all filings or recordings necessary or desirable in connection therewith shall have been made;

         (f) no event shall have occurred which would constitute an Event of Default or which would constitute an Event of Default with the giving of notice or lapse of time or both nor shall the Advance result in the occurrence of any such event;

         (g) all existing registrations of lien, mortgage or security in respect of the Assets shall have been discharged or otherwise dealt with in a manner acceptable to the Lender;

         (h) the Borrower shall have entered into irrevocable subscription agreements with arm's length third parties to issue equity securities of the Borrower or debt securities convertible into equity securities of the Borrower raising aggregate gross proceeds to the Borrower of not less than $1,000,000 and received aggregate gross proceeds of not less than $1,000,000 from the sale of such equity securities or debt securities convertible into equity of the Borrower on terms and conditions satisfactory to the Lender; and

         (i) a legal opinion in the form attached as Schedule 3.1(i) shall have been delivered to the Lender.

3.2      SUBSEQUENT ADVANCES.

On or before the advance by the Lender of the Second Advance, the following conditions shall be satisfied by the Borrower:

         (a) the Lender shall have received a proper and timely Drawdown Notice from the Borrower;

         (b) the representations and warranties set forth in Article 5 shall be true and accurate;

         (c) no event shall have occurred which would constitute an Event of Default or which would constitute an Event of Default with the giving of notice or lapse of time or both nor shall the Advance result in the occurrence of any such event; and

         (d) the Borrower and New ADB shall have delivered a copy of the minutes of the meeting of shareholders approving the Restructuring, the court order approving the Restructuring and the certificate and articles of arrangement of New ADB issued by the Ministry of Consumer and Business Affairs in connection therewith, all certified by such officers of the Borrower and New ADB as the Lender may reasonably require.

         (e) the Borrower shall have delivered to Lender (i) executed consents in the form set forth in Schedule 3.2(e) for all Contracts set forth in Schedule 5.18 other than employment contracts entered into by the Borrower not relating to the Bid.com Assets and Bid.com Liabilities as defined in the Co-operation Agreement, and (ii) releases from employees of Old ADB to be employed by New ADB, unless requested otherwise by the Lender, with the form of the release to be approved by the Lender.

3.3      WAIVER.

The conditions set forth in Sections 3.1 and 3.2 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lender at any time to assert such conditions in respect of any subsequent Drawdown.

3.4      DISBURSEMENT OF EXPENSES ADVANCE.

         (1) Concurrently with the advance by the Lender of the First Advance, the Lender shall advance the Expenses Advances by depositing the principal amount of the Expenses Advance in a bank account (the "JOINT ACCOUNT") established and maintained by ADB exclusively for the purpose of Expense Advances. The Joint Account shall require two signatures on any cheque or other withdrawal of funds, one of whom shall be the nominee of the Lender. Notwithstanding any rights of the Lender hereunder or otherwise with respect to the Joint Account, all monies maintained in the Joint Account shall constitute an obligation of the Borrower to the Lender hereunder. No amount of the Expenses Advance shall be withdrawn, transferred or otherwise removed from the Joint Account by Old ADB unless such withdrawal, transfer or removal has been approved in writing by the Chief Financial Officer or Senior Vice President, Treasurer of the Lender.

         (2) Prior to any such withdrawal, the Borrower shall deliver to the Lender copies of all invoices in respect of the Transaction Costs that will be paid with the proceeds of such withdrawal certified by such officers of the Borrower as the Lender may reasonably require.

         (3) Upon the Borrower satisfying the condition in Section 3.2(d), any amounts in the Joint Account shall be released to the Borrower for its use if the Borrower has (i) paid all the Transaction Costs relating to the Transaction and (ii) provided evidence satisfactory to the Lender that this Section 3.4(3)(i) has been satisfied.

         (4) If the Transaction Costs are in excess of $500,000, such costs may be paid by the Lender from funds advanced in any Subsequent Advance made in accordance with Section 3.2.

         (5) Upon the occurrence of an Event of Default or upon a Demand, any amount then existing in the Joint Account shall be withdrawn by the Lender and applied as a payment of the Principal then outstanding and, for such purpose, Old ADB, on behalf of itself and its successors, hereby appoints the Chief Financial Officer or Senior Vice President, Treasurer of the Lender or its successors or assigns as the attorney for Old ADB to do, sign and execute all acts, deeds, assurances and other instruments which in the discretion of the said attorneys or attorney may be necessary or desirable for the purpose of vesting in the Lender, its successors and assigns, all such amounts in such event. Such power of attorney, being coupled with an interest, will not be revoked by the dissolution, surrender of charter, winding-up, bankruptcy or insolvency of Old ADB and may be exercised in the name and on behalf of the successors and assigns of the Lender.

3.5      ACCOUNT OF RECORD.

The Lender shall open and maintain books of account evidencing all Loans and all other amounts owing by the Borrower to the Lender hereunder. The Lender shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing accounts shall constitute prima facie evidence of the obligations of the Borrower to the Lender hereunder with respect to all Loans and all other amounts owing by the Borrower to the Lender hereunder. After a request by the Borrower the Lender shall promptly advise the Borrower of such entries made in the Lender's books of account.

                              ARTICLE 4 - SECURITY

4.1      SECURITY.

The Borrower or New ADB, as applicable, shall execute and deliver to the Lender the following:

         (a)      the Norco Pledge;

         (b)      the General Security Agreement; and

         (c)      New ADB GSA

as continuing collateral security for the performance by the Borrower or new ADB, as applicable, of all of its obligations hereunder.

4.2      REGISTRATION.

The Borrower shall, at its expense, register, file or record the Security in all offices where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the security applicable to it including, without limitation, any land registry offices. The Borrower shall renew such registrations, filings and recordings from time to time as and when required to keep them in full force and effect. The forms of the New ADB GSA and General Security Agreement have been prepared based upon the laws of Canada and Ontario applicable thereto and the form of Norco Pledge has been prepared in accordance with the laws of Norway applicable thereto, in each case in effect at the date hereof and that such laws may change. The Lender shall have the right to require that any such forms be amended to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, in order to confer upon the Lender the security interests intended to be created thereby, except that in no event shall the Lender require that any such amendment be effected if the result thereof would be to grant the Lender greater rights than is otherwise contemplated herein.

4.3      AFTER ACQUIRED PROPERTY AND FURTHER ASSURANCES.

The Borrower shall from time to time execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge in connection with all assets acquired by the Borrower after the date hereof and intended to be subject to the security interests created hereby including any insurance thereon; provided, however, that the foregoing obligation of the Borrower to execute and deliver deeds or other instruments shall only apply:

         (a)      whenever the Borrower is requested to do so by the Lender; or

         (b) in any event, not later than 90 days after the end of each fiscal year of the Borrower, with respect to all real and immoveable property and rights acquired by the Borrower during such fiscal year.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

                  Each of the ADB Entities hereby severally and not jointly represents and warrants to the Lender as follows:

5.1      ORGANIZATION, STANDING AND POWER.

Each ADB Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and has made all necessary filings under all Applicable Laws.

5.2      AUTHORITY AND ENFORCEABILITY.

         (1) Each ADB Entity has all requisite corporate power and authority to execute and deliver each of the Transaction Documents and all other documents required hereunder and to do all acts and to perform fully its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized and approved by all necessary corporate action on the part of each ADB Entity.

         (2) This Agreement constitutes valid and legally binding obligations of each ADB Entity enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court. Neither the execution and delivery of any Transaction Document, nor compliance with the terms and conditions of any of them, (i) has resulted or will result in a violation of the articles or the by-laws of any ADB Entity or any resolutions passed by the Board of Directors or shareholders of any ADB Entity or any applicable Law, (ii) has resulted or will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which any ADB Entity is a party or by which it is bound or (iii) requires any approval or consent of any Person except such as has already been obtained.

5.3      SUBSIDIARIES.

         (1) Except as set forth in Schedule 5.3(1), none of the ADB Entities has any Subsidiaries.

         (2) Except as set forth in Schedule 5.3(2) none of the ADB Entities owns any shares of capital stock, units or any other interest of any other Person or any rights, options, warrants or other securities of any other Person, (ii) does not have any agreement for the purchase, subscription or issuance of any of the unissued shares of capital rights, options, warrants, securities or any other interest of any other Person, and (iii) does not have any interest, directly or indirectly, in any other Person.

         (3) Each Subsidiary of each ADB Entity is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and has made all necessary filings under all Applicable Laws.

         (4) No bankruptcy, insolvency or receivership proceedings have been instituted or are pending against any ADB Entity or any of its Subsidiaries and except as set forth on Schedule 5.3(4), each ADB Entity and its Subsidiaries are able to satisfy their liabilities as they become due.

5.4      CAPITAL STRUCTURE.

         (1) The authorized capital of Old ADB consists of an unlimited number of common shares and an unlimited number of preference shares issuable in series, of which 41,583,628 common shares have been validly issued and are outstanding as fully paid and non-assessable. In the event the Put Option is exercised, the authorized capital of Old ADB will consist of an unlimited number of common shares, of which 41,583,628 common shares will have been validly issued and will be outstanding as fully paid and non-assessable. The rights, privileges, restrictions and conditions attached to the common shares of Old ADB are as set out in Schedule 5.4(1) attached hereto. The authorized and issued and outstanding capital of each Subsidiary of Old ADB is set out on Schedule 5.4(1) hereto and all such issued shares have been validly issued and are outstanding as fully paid and non-assessable. All shares of each ADB Entity and each Subsidiary thereto are non-assessable and free of pre-emptive or similar rights.

         (2)      Except as contemplated by this Agreement or as set forth in
                  Schedule 5.4(2) , there are no (a) options, warrants, calls, puts, rights (including pre-emptive rights), commitments or any other agreements of any character to which Old ADB or any Subsidiary thereof is a party or by which Old ADB or any Subsidiary thereof may be bound, or which at any time in the future may become binding on

                  Old ADB or any Subsidiary thereof requiring it to issue, transfer, dispose of, sell, purchase, redeem or otherwise acquire (or to refrain from doing any of the foregoing) any shares of Old ADB or any Subsidiary thereof or any other shares of capital stock or other securities of Old ADB or any Subsidiary thereof or its successors or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares or other securities of Old ADB or any Subsidiary thereof or its successors, or other ownership interests in Old ADB or any Subsidiary thereof or its successors; or (b) shareholders agreements, voting trusts or other agreements or understandings to which Old ADB or any Subsidiary thereof is a party or by which Old ADB or any Subsidiary thereof may be bound relating to the voting of, or placing any restrictions on, any shares of Old ADB or any Subsidiary thereof or its successors.

5.5      TITLE TO ASSETS; CONDITION; SUFFICIENCY OF ASSETS.

         (1) Except for Permitted Encumbrances, Old ADB owns beneficially and of record, and has good and marketable title to, the Assets, free and clear of any Encumbrance. All tangible Assets have been properly maintained and are in good working condition and repair, except for reasonable wear and tear for machinery and equipment of comparable age.

         (2) In the event the Put Option is exercised, New ADB shall own all of the outstanding securities of Old ADB, and shall have good and marketable title thereto, free and clear of any Encumbrance.

         (3) The accounts receivable reflected on the Latest Balance Sheet arose and the accounts receivable of Old ADB that have arisen during the period from the Latest Balance Sheet Date through the date hereof have arisen from bona fide transactions in the ordinary course of business and, to the best of the knowledge of each ADB Entity, such receivables will be collected in full or be fully callable at their face amounts (less any applicable reserves reflected in the Financial Statements or thereafter established on a basis consistent with reserves reflected in the Financial Statements which reserves do not exceed $100,000 in the aggregate) within 90 days.

         (4) The Assets include all the assets (including Intellectual Property and Intellectual Property Rights), properties, equipment, licenses and rights used or employed by Old ADB in its business as presently conducted, including the Bidcom Business. Old ADB and each of its Subsidiaries have (a) all right, title, and interest in and to, or a valid right to use, all of the Assets, including, Intellectual Property, Intellectual Property Rights, properties, equipment, licenses and rights owned, used, employed or retained by Old ADB and its Subsidiaries in the conduct of its business prior to the date hereof; and (b) all assets, including, Intellectual Property, Intellectual Property Rights, properties, equipment, licenses, quotas, permits and rights that are necessary to carry on the business and operations of Old ADB and its Subsidiaries as presently conducted by Borrower. Neither of the ADB Entities has received notice that any employee or subcontractor, consultant, independent contractor, or software developer of any ADB Entity or their Subsidiaries will discontinue his, her or its employment or other relationship with any ADB Entity or their Subsidiaries after giving effect to the transaction contemplated hereby.

5.6      NO VIOLATIONS RESULTING FROM TRANSACTIONS.

The execution and delivery by each ADB Entity of the Transaction Documents to which it is a party and the consummation of the Transactions by each ADB Entity will not: (a) conflict with or violate any provision of the articles or by-laws of any ADB Entity, as amended through the date hereof; (b) except as set forth on Schedule 5.6, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity; (c) except as set forth in Schedule 5.6, result in or constitute a Default, or require any consent or approval of or notice to any Person, or result in the creation of any Encumbrance, under or pursuant to (i) any ADB Entity Contract; or (d) violate any Law applicable to any ADB Entity or by which it or any of the Assets may be bound.

5.7      COMPLIANCE WITH LAWS.

Each ADB Entity and each Subsidiary of each ADB Entity is, and at all times has been, in compliance in all material respects with all Laws applicable to such ADB Entity or Subsidiary, as applicable, or to the conduct of its business or operations or the use of the Assets, and none of the ADB Entities nor any Subsidiary of an ADB Entity has received, and does not know of the issuance or threatened issuance by any Governmental Entity, of any notices of violation or alleged violation of any Law applicable to such ADB Entity or Subsidiary, as applicable. The manner in which each ADB Entity and each Subsidiary of ADB Entities has offered, delivered, advertised, labelled and sold its products and services complies with all applicable Laws pertaining thereto.

5.8      LITIGATION.

There is no action, suit, claim, investigation or proceeding, whether at law or in equity and whether or not purportedly on behalf of any ADB Entity or any Subsidiary or an ADB Entity (each, a "LEGAL PROCEEDING"), or, to the knowledge of each ADB Entity, pending or threatened against or affecting any ADB Entity or any Subsidiary thereof. No event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the assertion by any third party of any claim or Legal Proceeding. There is no outstanding or threatened judgment, injunction, order or consent or similar decree or agreement of any Governmental Entity against, naming any ADB Entity, any Subsidiary of an ADB Entity or affecting any of the Assets.

5.9      TAXES.

         (1) All Taxes with respect to any periods ending on or before the date hereof which are due and payable (whether or not shown on any Tax Return) by Old ADB or any Subsidiary thereof have been paid in full and no such Taxes remain outstanding. Old ADB and each of its Subsidiaries do not have any liability, obligation or commitment for the payment of any Taxes except such Taxes as are disclosed in the Financial Statements or Taxes payable by Old ADB or any Subsidiary thereof which are not yet due and payable with respect to its results of operations for all periods ending on or before the date hereof or the date on which the Loan is repaid or otherwise satisfied in full, as applicable. Old ADB and each of its Subsidiaries have established current accruals that are adequate for the payment of all Taxes payable by them which are not yet due and payable with respect to its results of operations for all periods ending on or before the date hereof or the date on which the Loan is repaid or otherwise satisfied in full. Old ADB and each of its Subsidiaries have filed all Tax Returns required to have been filed by them prior to the date hereof and no extension of time for filing a Tax Return is presently in effect. Old ADB and each of its Subsidiaries have not filed any waiver for a taxation year. The Tax Returns that have been filed by Old ADB and each of its Subsidiaries have been accurately prepared, duly and timely filed and are correct and complete in all respects. Old ADB and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid by them under social security laws or any other Law imposing tax or social security contributions on Old ADB or any of its Subsidiaries, including in connection with amounts paid to or owing to any employee, independent contractor, creditor or any other third party. Without limitation to the generality of the foregoing, Old ADB and each of its Subsidiaries have in particular withheld and paid all Taxes and social security contributions required to have been withheld and paid by it for all its Employees, including part time employees.

         (2) There has been no examination by any Tax authority of any return of Old ADB or any of its Subsidiaries or of any Person for which Old ADB or any of its Subsidiaries is liable, during the past five (5) years, and to the best of each ADB Entity's knowledge there are no audits, actions, suits, proceedings, investigations or claims now pending or threatened against Old ADB or any of its Subsidiaries in respect of any Taxes.

5.10     EMPLOYEES.

         (1) Neither Old ADB nor any of its Subsidiaries is a party to or bound by any Contract to pay any management fee.

         (2) Except as set forth in Schedule 5.10, neither Old ADB nor any of its Subsidiaries has any written employment contract or consulting contract with any Person.

         (3)      Schedule 5.10 sets forth a true, correct and complete list of:

                  (i) the names of all employees or consultants of Old ADB and each of its Subsidiaries and all Contracts with such Persons,

                  (ii) their annual salary or remuneration payable by Old ADB or any of its Subsidiaries,

                  (iii) their job title with Old ADB or any of its Subsidiaries,

                  (iv) their total length of employment including any prior employment as disclosed in Old ADB's or any of its Subsidiaries' records that would affect calculation of years of service for purposes of benefit entitlement (including statutory notice or statutory severance pay) or pension entitlement,

                  (v) the term of any consulting contract with Old ADB or any of its Subsidiaries,

                  (vi) whether any such employees are on any approved or statutory leave of absence from Old ADB or any of its Subsidiaries and, if so, the reason for such absence, and

                  (vii) other terms and conditions of their employment (other than Benefit Plans and Compensation Policies);

         (4) Neither Old ADB nor any of its Subsidiaries is bound by or a party to any collective bargaining agreement.

         (5) No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

                  (i) holds bargaining rights with respect to any employees of Old ADB or any of its Subsidiaries by way of certification, interim certification, voluntary recognition, designation or successor rights,

                  (ii) has applied to be certified as the bargaining agent of any employees of Old ADB or any of its Subsidiaries, or

                  (iii) has applied to have Old ADB or any of its Subsidiaries declared a related employer or successor employer pursuant to applicable labour legislation.

         (6) There are no actual, threatened or pending organizing activities of any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent or any actual, threatened or pending unfair labour practice complaints, strikes, work stoppages, picketing, lock-outs, hand-billings, boycotts, slowdowns, arbitrations, grievances, complaints, charges or similar labour related disputes or proceedings pertaining to Old ADB or any of its Subsidiaries, and there have not been any such activities or disputes or proceedings within the last year.

         (7) All vacation pay and sick leave pay for employees of Old ADB and its Subsidiaries is properly reflected and accrued in the books and accounts of Old ADB or its Subsidiaries, as applicable.

         (8) Neither the execution and delivery of any Transaction Document nor the consummation of the Transactions will: (a) result in any payment, including severance, unemployment compensation, golden parachute, bonus or otherwise becoming due to any director or employee of Old ADB or any of its Subsidiaries; (b) increase any benefits otherwise payable under any Benefit Plan; or (c) result in the acceleration of the time of payment or vesting of any such benefits. Old ADB and each of its Subsidiaries are in compliance in all respects with all applicable Laws, Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including employee compensation matters.

5.11     FINANCIAL ADVISORS.

         (1) Except as set forth in Schedule 5.11, no Person has acted directly or indirectly as a broker, finder or financial advisor for or to Old ADB or any of its Affiliates in connection with the negotiations relating to the Transactions.

         (2) No Person is entitled to any fee or commission or like payment, or expense reimbursement from Old ADB or any of its Affiliates, in respect of any Transaction Document or any of the Transactions, based in any way on agreements, arrangements or understandings made by or on behalf of Borrower.

5.12     FINANCIAL STATEMENTS; LOSSES.

         (1) Schedule 5.12 sets forth true, correct and complete copies of the Financial Statements.

         (2)      The Financial Statements:

                  (i) are in accordance with the books and account of Old ADB as at the Latest Balance Sheet Date,

                  (ii) are true and correct in all material respects and present fairly in all material respects the financial position of Old ADB as at the Latest Balance Sheet Date,

                  (iii) have been prepared in accordance with GAAP, consistently applied, and

                  (iv) present fairly all of the assets and liabilities of Old ADB as at December 31, 2001, including all contingent liabilities of Old ADB as at December 31, 2001.

         (3) The information provided in the Tax Returns of Old ADB for the years ending December 31, 1994 to December 31, 2001

                  (i) reflect the results of the operations of Old ADB for the respective years;

                  (ii) calculate the taxable income or non-capital losses in accordance with the Income Tax Act and Regulations in effect at the relevant time;

                  (iii) have been filed with Canada Customs and Revenue Agency ("CCRA"); and

                  (iv)     have not been subject to challenge by CCRA.

5.13     NO UNDISCLOSED LIABILITIES.

Except for liabilities and obligations disclosed in Schedule 5.13, neither Old ADB nor any of its Subsidiaries have, since the Latest Balance Sheet Date, incurred any Indebtedness, obligation or liability of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) except in the ordinary course of business and there is no basis for the assertion of any Claim against Old ADB or any of its Subsidiaries which was not fully reflected in, reserved against or otherwise described in the latest Balance Sheet that would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

5.14     ABSENCE OF CERTAIN DEVELOPMENTS.

Except as contemplated by the Restructuring or hereby, during the period from December 31, 2001 to the date hereof or the date on which the Loan is repaid or otherwise satisfied in full, as applicable, (a) the business and operations of Old ADB and each of its Subsidiaries have been carried on in their usual and ordinary course and neither Old ADB nor any of its Subsidiaries has entered into any transaction out of the usual and ordinary course of business; (b) there has been no event, condition or statement of facts of any character that has had or would reasonably be expected to result in a Material Adverse Effect (c) there has been no action taken that would have been prohibited by Section 7.2 had that Section been effective since such date; and (d) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of Old ADB or any of its Subsidiaries having a replacement cost of more than $10,000 for any single loss or $20,000 for all such losses.

5.15     INTELLECTUAL PROPERTY.

         (1) Schedule 5.15 sets forth a true, correct and complete list of all Intellectual Property and Intellectual Property Rights owned by Old ADB or any of its Subsidiaries or used by Old ADB or any of its Subsidiaries and which are necessary or material to them in the conduct of their business and indicates, with respect to each item of Intellectual Property or Intellectual Property Rights listed thereon, the owner thereof and, if applicable, the name of the licensor or licensee thereof and the date or dates of any Old ADB Contracts with respect thereto.

         (2)      Except as set forth in Schedule 5.15:

         (a) Neither Old ADB nor any of its Subsidiaries has received nor is aware of any notice or claim (whether written, oral or otherwise) challenging Old ADB's or any of its Subsidiaries' ownership or rights in the Intellectual Property and Intellectual Property Rights used in its business or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto;

         (b) Old ADB has all necessary rights to all Intellectual Property and Intellectual Property Rights used in Old ADB's or any of its Subsidiaries' business without any material qualification, limitation or restriction on its use, and neither Old ADB nor any of its Subsidiaries have, directly or indirectly received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any such Intellectual Property or Intellectual Property Rights or any claim of infringement of any such Intellectual Property, Intellectual Property Right or moral right, in each case which remains unresolved;

         (c) With respect to any Intellectual Property or Intellectual Property Rights used in Old ADB's or any of its Subsidiaries' business for which registration with any private or governmental Person is permitted, but which has not yet been registered, all applications with respect thereto, the filing of which would be undertaken by a reasonably prudent operator of a comparable business, have been filed and are pending;

         (d) Neither the business nor any of the operations, products or services of Old ADB or any of its Subsidiaries' nor Old ADB's Software or the use, or Distribution thereof conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title or interest held by any other person or entity, and there have been no claims made with respect thereto;

         (e) To the knowledge of Old ADB, no person is infringing in any respect on any part of the Intellectual Property or Intellectual Property Rights listed in Schedule 5.15;

         (f) Old ADB and its Subsidiaries together are the owners of free and clear of Encumbrances except Permitted Encumbrances, or have all necessary rights to use all Intellectual Property and all Intellectual Property Rights used in Old ADB's and each of its Subsidiaries' business;

         (g)      Old ADB is the owner of Old ADB's Trade-Marks;

         (h) Old ADB and its Subsidiaries together are the owners of, free and clear of Encumbrances except Permitted Encumbrances, the Proprietary Rights Registrations;

         (i) Old ADB is the owner of, free and clear of Encumbrances except Permitted Encumbrances, Old ADB's Software and all Intellectual Property Rights therein;

         (j) To the knowledge of each ADB Entity, the use of Old ADB's Trade-Marks in its business does not conflict or interfere with, infringe upon or constitute an infringement, violation or misappropriation of Intellectual Property Right or moral right of any Person;

         (k) Borrower is the registrant of each Borrower's Domain Name as shown by the records of the relevant accredited registrar;

         (l) To the knowledge of each ADB Entity, the Intellectual Property used in Old ADB's and each of its Subsidiaries' business and the conduct of Old ADB's and each of its Subsidiaries' business does not conflict or interfere with, infringe upon or constitute an infringement, violation, or misappropriation of an Intellectual Property Right or moral right of any Person;

         (m) To the knowledge of each ADB Entity, the manufacture, production, reproduction, sale, distribution, marketing, and use of Old ADB's Software does not conflict or interfere with, infringe upon, or violate any Intellectual Property Right or moral right of any person;

         (n) All Proprietary Rights Registrations are in good standing and without challenge of any kind; and

         (o) No Person has any Intellectual Property Right or right to use Old ADB's Software except pursuant to licenses granted in the ordinary course of business;

         (3) Old ADB has in its possession complete copies of all of the computer programs in source and object code forms and related flow charts, specifications, and technical and user documentation for each component of Old ADB's Software;

         (4) No part of Old ADB's Software has fallen into the public domain;

         (5) Old ADB's Software is an original work of authorship and copyright subsists in Old ADB's Software in Canada and the United States. Old ADB is the owner of such copyrights in Canada and the United States.

         (6) The only persons who have been authorized by Old ADB, or who have the right, to Distribute, manufacture or produce copies of Old ADB's Software are the persons listed in Schedule 5.15 and Old ADB's Subsidiaries;

         (7) Except as set forth in Schedule 5.15, no person who is an end user of Old ADB's Software has any right to use same, other than its Subsidiaries or pursuant to a written license agreement between Old ADB and the end-user, copies of which have been made available to the Lender;

         (8) All machinery, equipment, computers, hardware, and Computer Software owned or used by Old ADB or any of its Subsidiaries in their respective businesses have been properly maintained and are in good working order for the purposes of on-going operation, subject to ordinary wear and tear for machinery, equipment, computers, hardware and Computer Software of comparable age;

         (9) No Person other than Old ADB and its Subsidiaries has been given or has in its possession or has any right to use the source codes or algorithms, has had made available to them, or has any copies of, the source codes or algorithms, to or used in Old ADB's Software, except as provided in Schedule 5.15;

         (10) The Intellectual Property and Intellectual Property Rights described in Schedule 5.15 constitute all of the Intellectual Property and Intellectual Property Rights necessary to conduct Old ADB's business in the ordinary course of its business;

         (11) To the best of the knowledge of Old ADB, there are no material problems or defects in Old ADB's Software (including bugs, logic errors and the failure of Old ADB's Software to operate as described in Product Documentation commercially distributed with such product) and Old ADB's Software performs materially in conformance with its related end-user and technical Documentation;

         (12) Schedule 5.15 sets out details as to all warranties provided by Old ADB connection with the license or sale of Old ADB's Software, and services related thereto. Such Schedule also sets out all known warranty claims in respect of Old ADB's Software;

         (13) Schedule 5.15 contains a list of all contracts and agreements of the Old ADB to provide maintenance, support and customer support service to customers with respect of Old ADB's Software;

         (14) Old ADB's Software does not contain any protection feature designed by Old ADB to prevent copying, or intentionally to prevent the use of such Computer Software and without limiting the generality of the foregoing, no portion of Old ADB's Software contains any virus, "back door", "time bomb", "Trojan Horse" or other Computer Software routines or hardware components which are designed by Old ADB, are intended to prevent, are likely to, or have the effect of preventing unauthorized access, disabling, erasing, corrupting or affecting the normal use of software or data, or performing like actions;

         (15) Neither Old ADB nor any of its Subsidiaries has conducted its respective business, or used or enforced (or failed to use or enforce) any Intellectual Property or Intellectual Property Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Intellectual Property or Intellectual Property Rights listed in Schedule 5.15, and neither Old ADB nor any of its Subsidiaries have taken or failed to take any action that would result in the forfeiture or relinquishment of any Intellectual Property or Intellectual Property Rights used in the conduct of its business;

         (16) Each of Old ADB and its Subsidiaries, (a) has taken all commercially reasonable steps to (i) protect its rights to the Intellectual Property and Intellectual Property Rights listed in Schedule 5.15; and (ii) prevent the unauthorized use thereof by, or the unauthorized disclosure thereof to, any other Person; and (b) shall use all reasonable efforts to maintain, or cause to be maintained, the Intellectual Property and Intellectual Property Rights listed in Schedule 5.15 in full force and effect through the date on which the Loan is repaid or otherwise satisfied in full and, without limiting the generality of the foregoing, has renewed or has made, and will make within an applicable renewal period ending on or prior to the date hereof or the Put Closing Date, as applicable, application to renew all of such

                  Intellectual Property Rights subject to expiration on or prior to the date on which the Loan is repaid or otherwise satisfied in full. With respect to any part of the Intellectual Property and Intellectual Property Rights listed in Schedule 5.15 which was created by Old ADB or any of its Subsidiaries or any of their agents or representatives, except in the ordinary course of business (a) no third party has any rights (whether non-exclusive or otherwise) in such Intellectual Property and Intellectual Property Rights and, no third party has received any confidential information relating to such Intellectual Property and Intellectual Property Rights; and (b) neither Old ADB nor any of its Subsidiaries, is under any contractual or other obligation to disclose to any third party any such Intellectual Property and Intellectual Property Rights;

         (17) To the knowledge of each ADB Entity, Old ADB and each of its Subsidiaries are in compliance in all material respects with all applicable Laws related to privacy and data protection in relation to their businesses as presently carried on by them and, subject to the forgoing:

         (a) Old ADB and its Subsidiaries have all necessary and required consents from all persons with respect to the collection, use and disclosures of personal information collected, used, and disclosed by Old ADB or its Subsidiaries;

         (b) Old ADB and each of its Subsidiaries has a comprehensive privacy policy that is compliant with all applicable Laws and Old ADB and each of its Subsidiaries is in compliance with such requirements in all material respects;

         (c) None of Old ADB or any of its Subsidiaries has received any notice or complaint related to its collection, use, or disclosure of personal information and, to the knowledge of each ADB Entity, there are no investigations current or pending with respect to personal information collected, used or disclosed by Old ADB or any of its Subsidiaries.

5.16     REAL PROPERTY.

Neither Old ADB nor any of its Subsidiaries own or have any contractual right to acquire and have never owned or had any contractual right to acquire any real property. Schedule 5.16 sets forth all property in which Old ADB or its Subsidiaries have a leasehold interest. Old ADB and each of its Subsidiaries have a good and valid leasehold interest in each parcel of real property leased by it.

5.17     INSURANCE.

Old ADB and each of its Subsidiaries currently maintain, and as of the date on which the Loan is repaid or otherwise satisfied in full will maintain, valid insurance policies, which policies provide coverage for Old ADB and its Subsidiaries and the operations conducted by them that is customary in scope and amount for Persons conducting business or owning assets similar to Old ADB and its Subsidiaries. There are no pending claims against such insurance by Old ADB or any of its Affiliates as to which the applicable insurers have denied coverage and there exist no claims under such insurance that have not been properly filed by Old ADB or any of its

Affiliates. Neither Old ADB nor any of its Subsidiaries has been refused any insurance coverage by any insurer from which Old ADB or any of its Subsidiaries has sought coverage.

5.18     CONTRACTS.

         (1) Except as stated in Schedule 5.18 or Schedule 5.10, Old ADB is not a party to, nor are any of the Assets bound by, any: (a) Contract not made in the usual and ordinary course of business or the performance of which will extend over a period greater than thirty (30) days and which is not cancellable by Old ADB without penalty; (b) employment, consulting, independent contractor, non-competition, severance, golden parachute or indemnification Contract; (c) advertising, public relations, franchise, distributorship or sales agency Contract; (d) Contract involving the commitment or payment in excess of $5,000 for the future purchase of services, properties, materials or equipment; (e) Contract among shareholders to which Old ADB or any of its Subsidiaries is a party or granting a right of first refusal or for a partnership or for a joint venture or for the acquisition, sale or lease of any properties or assets of Old ADB or any of its Subsidiaries;
                  (f) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any property of Old ADB or any of its Subsidiaries;
                  (g) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract; (h) retainer Contract with investment bankers, attorneys, accountants, actuaries, appraisers or other professional advisers; (i) Contract with any Governmental Entity; (j) Contract which could limit or restrain Old ADB or any of its Subsidiaries engaging in any line of business, competing with any Person or conducting business in any particular geographic area; (k) software development agreement or any other similar Contract to which Old ADB or any of its Subsidiaries or any entity acting on behalf of Old ADB or any of its Subsidiaries is a party; (l) Contract, the performance or non-performance of which by Old ADB or any of its Subsidiaries could cause a Material Adverse Effect; or (m) Contract to enter into any of the foregoing. Old ADB has delivered or otherwise made available to Lender true, correct and complete copies of the Contracts listed in
                  Schedule 5.18, together with all amendments, modifications and supplements thereto and side letters to which Old ADB or any of its Subsidiaries is a party affecting the obligations of any party thereunder. No Person holds a power of attorney to act on behalf of Old ADB or any of its Subsidiaries.

         (2)      Except as set forth in Schedule 5.18:

         (a) Each Old ADB Contract is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

         (b) No Default, except such Default that has not and would not result in a Material Adverse Effect, exists under any Old ADB Contract by Old ADB or any of its Subsidiaries or, to Old ADB's knowledge, by any other party thereto;

         (c) Old ADB is not aware of the assertion by any third party of any claim of Default that would result in a Material Adverse Effect under any Old ADB Contract;

         (d) With respect to Old ADB Contracts that were assigned or subleased to Old ADB or any of its Subsidiaries by any third party, all necessary consents to such assignments or subleases have been obtained; and

         (e) Neither Old ADB nor any of its Subsidiaries have been notified by any customer, licensor, licencee, supplier or key employee of Old ADB or any of its Subsidiaries that it has or that it intends to either (i) terminate or significantly change its existing business relationship with Old ADB or any of its Subsidiaries, either now or in the foreseeable future; or (ii) not renew or extend its existing business relationship with Old ADB or any of its Subsidiaries at the end of the term of any existing contractual or other arrangement such person or entity may have with Old ADB or any of its Subsidiaries.

5.19     RELATED PARTY TRANSACTIONS.

Except as set forth in Schedule 5.19, no vendor, director, officer, partner, employee, member, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the United States Securities Exchange Act of 1934, as amended) of Old ADB (a) since the Latest Balance Sheet Date has lent or borrowed any monies to or from or has outstanding any Indebtedness or other similar obligations to Old ADB or any of its Subsidiaries; (b) to Old ADB's knowledge, owns any direct or indirect interest of any kind (except with respect to the ownership of not more than one percent (1%) of any class of equity security in a publicly-held entity) in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person that is a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of Borrower or any of its Subsidiaries; (c) is otherwise a party to, or since the Latest Balance Sheet Date, has been a party to, any Contract, arrangement or understanding with Old ADB or any of its Subsidiaries; or (d) owns or has any rights in any assets, including Intellectual Property, properties, licenses or rights which are or were used or leased by Old ADB or any of its Subsidiaries in the conduct of their business.

5.20     RESTRICTIONS ON BUSINESS ACTIVITIES.

Except as set forth in Schedule 5.20, there is no Contract, judgment, injunction, order or decree binding upon Borrower or any of its Subsidiaries that has or could have the effect of prohibiting or impairing any business practice of Old ADB or any of its Subsidiaries, any acquisition of property by Old ADB or any of its Subsidiaries or the conduct of its business.

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                                       30

5.21     BOOKS AND RECORDS.

The books, records and accounts of Old ADB and each of its Subsidiaries: (a) have in all respects been maintained in accordance with good business practices on a basis consistent with prior years; and (b) are stated in reasonable detail and in all respects accurately and fairly reflect the transactions and dispositions of the assets of Old ADB and each of its Subsidiaries. Old ADB and each of its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances that, (a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary, (i) to permit preparation of financial statements in accordance with GAAP; and (ii) to maintain accountability for assets.

5.22     BENEFIT PLANS.

         (1) Schedule 5.23 sets forth a true, correct and complete list of every benefit plan, bonus, stock option, stock purchase, deferred compensation, incentive compensation, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, health or other medical, life, disability or other insurance (whether insured or self-insured, supplementary unemployment benefit, pension, retirement and supplementary retirement plans, programs, agreements or arrangements maintained, contributed to, or provided by Old ADB or any of its Subsidiaries for the benefit of any current or former employees or dependent or independent contractors of Borrower or with respect to which Old ADB or any of its Subsidiaries has any liability (all the foregoing being herein called "BENEFIT PLANS"). Old ADB has delivered to Lender true, complete and correct copies of: (a) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof); (b) the most recent summary plan description for each Benefit Plan for which such a summary plan description has been prepared; and (c) each trust agreement, group annuity contract or other funding and financing arrangement relating to any Benefit Plan.

         (2) Each Benefit Plan has been administered in all respects in accordance with its terms. Old ADB, each of its Subsidiaries and all Benefit Plans are in compliance in all respects with all other applicable Laws and all applicable collective bargaining agreements. Except as set forth in Schedule 5.23, there are no proceedings pending, threatened against or involving any Benefit Plan and, there are no investigations by any Governmental Entity or other claims (except routine claims for benefits payable in the normal operation of the Benefit Plans) pending, threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan. None of the proceedings, investigations and claims listed in such Schedule as to which there is at least a reasonable possibility of adverse determination, would have, if so determined, individually or in the aggregate, a Material Adverse Effect. To Old ADB's knowledge, there are no unasserted claims of the type that would be required to be disclosed in such Schedule, if pending or threatened, that are considered probable of assertion and that if asserted would have at least a reasonable possibility of an adverse determination.

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                                       31

         (3) All required contributions to, and distributions from, each of the Benefit Plans have been made. No event has occurred with respect to any Benefit Plan that could result in the imposition of an Encumbrance on any material Assets under any applicable Law.

5.23     ENVIRONMENTAL MATTERS.

The business carried on by Old ADB and its Subsidiaries is in compliance in all material respects with all Environmental Laws and there are no facts that could give rise to a notice of non-compliance with any Environmental Law. There are no environmental permits used in or required to carry on such business.

5.24     PUBLIC GRANTS.

Old ADB and each of its Subsidiaries have applied for, received and used all public grants only in accordance with applicable law and in compliance with all regulatory orders, conditions and impositions. No such grants will have to be repaid as a result of the consummation of the transactions reflected in this Agreement nor due to the other circumstances already known. The granting institutions do not have or have waived any rights for early termination on grounds of this Agreement and/or its consummation.

5.25     OSC REPORTS.

Since December 31, 2000, Old ADB has filed all forms, reports and documents with the Ontario Securities Commission ("OSC") required to be filed by it pursuant to the Securities Act (Ontario) and the regulations promulgated thereunder and the applicable rules and policies of the OSC (such forms, reports and documents collectively referred to as the "OSC REPORTS"), all of which complied when filed in all material respects with the applicable requirements of such statute, regulations, policies and rules. None of the OSC Reports at the time filed or as subsequently amended, contained any untrue statement of a material fact (as defined in the Securities Act (Ontario)) or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.26     GENERAL.

Old ADB has provided to Lender all information relating to the business carried on by Old ADB and its Subsidiaries that would be material to a purchaser of the assets or shares of Old ADB, its Subsidiaries and such business. All such information is true and correct and no material facts have been omitted therefrom that would make such information misleading. Old ADB does not have knowledge of any material facts relating to its assets or shares of Old ADB, its Subsidiaries or such business that could reasonably be expected, individually or in the aggregate, to materially adversely affect such business.

              ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF LENDER

Lender hereby represents and warrants to the ADB Entities as follows:

6.1      ORGANIZATION, STANDING AND POWER.

Lender is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and has made all necessary filings under all Laws applicable to the Lender.

6.2      AUTHORITY AND ENFORCEABILITY.

         (1) Lender has all requisite corporate power and authority to execute and deliver this Agreement and all other documents required hereunder and to do all acts and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of Lender.

         (2) This Agreement constitutes valid and legally binding obligations of Lender enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court. Neither the execution and delivery of this Agreement or any Document, nor compliance with the terms and conditions of any of them, (i) has resulted or will result in a violation of the articles or the by-laws of Lender or any resolutions passed by the Board of Directors or shareholders of Lender or any applicable law, rule, regulation, order, judgment, injunction, award or decree, (ii) has resulted or will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which Lender is a party or by which it is bound or (iii) requires any approval or consent of any governmental authority or agency having jurisdiction except such as has already been obtained.

6.3      NO VIOLATIONS RESULTING FROM TRANSACTIONS.

The execution and delivery by Lender and the performance by Lender of its obligations under this Agreement and each other Transaction Documents executed or to be executed by Lender will not, (a) conflict with or violate any provision of the respective Articles or By-laws of Lender; (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to any Governmental Entity, (c) result in or constitute a Default, or require any consent or approval of or notice to any Person, or result in the creation of an encumbrance, under or pursuant to any material agreement to which Lender is a party or by which any of its assets are bound; or (d) violate any Law applicable to Lender or by which any of its assets are bound.

                             ARTICLE 7 - COVENANTS

7.1      AFFIRMATIVE COVENANTS OF THE BORROWER.

The Borrower covenants and agrees with the Lender that, unless the Lender otherwise consents in writing:

         (a)      Punctual Payment

                  The Borrower shall duly and punctually pay the principal of all Advances, all interest thereon and all fees and other amounts required to be paid by the Borrower hereunder in the manner specified hereunder.

         (b)      Corporate Existence and Conduct of Business

                  Except as contemplated by the Restructuring, the Borrower shall, and shall cause its Subsidiaries to, maintain their respective corporate existences in good standing and do or cause to be done all things necessary to keep in full force and effect all properties, rights, franchises, licences and qualifications to carry on business in any jurisdiction in which it or they carry on business and it shall, and shall cause its Subsidiaries to, maintain all of its or their respective properties and assets consistent with industry standards.

         (c)      Compliance with Legislation

                  The Borrower shall do or cause to be done, and shall cause its Subsidiaries to do or cause to be done, all acts necessary or desirable to comply with all applicable Laws and to preserve and keep in full force and effect all franchises, licences, rights, privileges and permits necessary to enable the Borrower and each of its Subsidiaries to operate and conduct their respective businesses in accordance with standard industry practice and to advise the Lender of any anticipated changes, loss or sale of such franchises, licences, rights, privileges and permits.

         (d)      Material Litigation

                  The Borrower shall promptly give written notice to the Lender of any litigation, proceeding or dispute affecting the Borrower or any of its Subsidiaries if the result might, in the Borrower's bona fide opinion, have a Material Adverse Effect on the Borrower or any of its Subsidiaries and from time to time furnish to the Lender all reasonable information requested by the Lender concerning the status of any such litigation, proceeding or dispute.

         (e)      Financial Statements and Other Information

                  The Borrower shall deliver to the Lender:

                  (i) Annual Financials - as soon as available and, in any event, within 140 days after the end of each of its fiscal years, copies of its audited annual financial statements on a consolidated and unconsolidated basis consisting of balance sheets, statement of profit and loss and surplus and statement of changes in financial condition for each such year, together with the notes thereto, all prepared in accordance with generally accepted accounting principles consistently applied together, in the case of the consolidated financial statements, with a report of the Borrower's auditors thereon which shall not contain any qualification which materially adversely affects the credit risk of the Lender hereunder;

                  (ii) Quarterly Financials - as soon as available and, in any event within 60 days after the end of each of its first, second and third fiscal quarters, copies of its unaudited quarterly financial statements on a consolidated basis, in each case consisting of balance sheets, statement of profit and loss and surplus and statement of changes in financial condition for each such period all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year prepared and certified by the Borrower's chief financial officer;

                  (iii) Monthly Financials - within ten Business Days of each month end (A) copies of the unaudited unconsolidated monthly financial statements of the Norwegian Subsidiary and unaudited consolidated monthly financial statements of the Borrower, in each case consisting of balance sheets, statement of profit and loss and surplus, statement of changes in financial condition for each such period and (B) the monthly business report to management (as prepared in the ordinary course of business), all in reasonable detail prepared and certified by the Borrower's chief financial officer, and (C) an updated monthly consolidated cash forecast for each month until December 31, 2002, a quarterly cash forecast for the period between December 31, 2002 and December 31, 2003, and (D) a monthly consolidated cash forecast for each month as of and following January 1, 2003. All of the above reports and forecasts must be reasonably detailed.

                  (iv) Weekly Cash Reports - by the end of the next Business Day following the Friday of each week, a weekly cash report in reasonable detail showing bank balances and marketable securities prepared and certified by the Borrower's chief financial officer;

                  (v) No Event of Default - concurrently with furnishing the financial statements pursuant to Sections 7.1(e)(i), (ii) and (iii), an Officer's Certificate signed by the Borrower's chief financial officer stating (A) that no Event of Default has occurred and is continuing, and (B) the covenants contained in Sections 7.1 and 7.2 have been or are being complied with; and

                  (vi) Other - such other reports, certificates, projections of income and cash flow or other matters affecting its business affairs or financial condition or the business, affairs or financial condition of any of its Subsidiaries as the Lender may reasonably request.

         (f)      Rights of Inspection

                  At any reasonable time and from time to time upon reasonable prior notice, the Borrower shall permit the Lender or any representative thereof, at the expense and risk of the Lender, to examine and make copies of and abstracts from the records and books of account of the Borrower or any of its Subsidiaries and information and statements relating to the Assets and to visit and inspect the premises and properties of the Borrower or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with any of the officers, senior employees or managers of the Borrower or any of its Subsidiaries.

         (g)      Insurance

                  (i) The Borrower shall maintain all risks property insurance in connection with its assets and business and other types of insurance, including business interruption insurance and liability insurance with respect to claims for personal injury, death or property damage, with respect to the operation of its business, all with responsible and reputable insurance companies in such amounts and with such deductibles as are customary in the case of businesses of established reputation engaged in the same or similar businesses and in any event as are reasonably acceptable to the Lender.

                           The proceeds of all insurance other than public liability, third party and business interruption insurance shall be payable to the Lender to be applied by it in reduction of the amounts outstanding hereunder. The proceeds of business interruption insurance shall be payable to the Lender to be applied by the Borrower on account of ongoing obligations of the Borrower hereunder as the same fall due from time to time and, to the extent of any surplus, to arrears of such payments. The balance, if any, remaining after application of such proceeds as aforesaid shall be paid to the Borrower.

                  (ii) The proceeds of all insurance held by the Lender shall, unless and until the same are applied or released to the Borrower as aforesaid, constitute continuing collateral security for the Borrower's obligations and liabilities in respect of amounts outstanding hereunder. The Lender shall place such funds in an interest-bearing account with the interest thereon to accrue to the benefit of the Borrower.

         (h)      Accounts Receivable Reports

                  The Borrower shall, within 30 days after the end of each calendar month, prepare and deliver to the Lender a consolidated statement of accounts receivable in form satisfactory to the Lender and denominated in Canadian Dollars.

         (i)      Proxies, Annual Reports, Etc.

                  The Borrower shall provide the Lender copies of all proxy statements, reports and information circulars that the Borrower or any of its Subsidiaries make available to its shareholders and copies of all regular and periodic reports which the Borrower or any of its Subsidiaries may file with any securities commission or any other regulatory body or governmental body in Canada or the United States.

         (j)      Notice of Event of Default

                  The Borrower shall deliver to the Lender, forthwith upon becoming aware of any default in the performance of any covenant, agreement or condition contained in a Transaction Document or the occurrence of an Event of Default under Article Fourteen, an Officer's Certificate specifying such default or defaults or such event.

         (k)      Payment of Taxes, etc.

                  The Borrower shall, and shall cause its Subsidiaries to, from time to time pay or cause to be paid all rents, taxes, rates, levies or assessments, ordinary or extraordinary, governmental fees or dues, lawfully levied, assessed or imposed upon the Borrower or its Subsidiaries or any of the assets of the Borrower or its Subsidiaries, as and when the same become due and payable, except when and so long as the validity of any such rents, taxes, rates, levies, assessments, fees or dues is in good faith being contested by the Borrower or its Subsidiaries.

         (l)      Security

                  The Borrower shall provide the Security contemplated hereunder perfected to the satisfaction of the Lender.

         (m)      Environmental Law

                  The Borrower shall:

                  (i) notify the Lender promptly of any event or occurrence that will, or is likely to, give rise to a material report, inquiry or investigation, or any legal proceeding, relating to, or a violation of, Requirements of Environmental Law;

                  (ii) provide the Lender upon request such information, certificates, or statutory declarations and shall conduct such environmental audits or site assessments as may be reasonably necessary to ensure the compliance with all Requirements of Environmental Law; and

                  (iii) execute all consents, authorizations and directions to appropriate governmental authorities that are required to permit any inspection of the assets and undertakings of the Borrower and its Subsidiaries and the release to the Lender, or its representatives, of information relating to the assets or undertakings of the Borrower and its Subsidiaries. The Borrower hereby irrevocably constitutes and appoints the Lender the true and lawful attorney of the Borrower, with full power of substitution, to execute any of the foregoing consents, authorizations and directions.

         (n)      Payment of Preferred Claims

                  The Borrower shall, and shall cause its Subsidiaries to, from time to time pay or cause to be paid all amounts related to taxes, wages, workers' compensation obligations, government royalties or pension fund obligations and any other amount which may result in a lien, charge or similar encumbrance against the assets of the Borrower or such Subsidiary arising under statute or regulation.

         (o)      Conduct Business in Ordinary Course

                  The Borrower shall conduct its business only in the ordinary course consistent with past practice.

         (p)      Preserve Business

                  The Borrower shall use commercially reasonable efforts to (i) preserve the present business operations, organization, including management and the sales force and goodwill of Old ADB, and (ii) preserve the present relationship of Old ADB with Persons having business dealings with Old ADB.

         (q)      Comply with Laws

                  The Borrower shall comply with all Laws and comply with all contractual and other obligations applicable to the Borrower.

         (r)      Advise of Changes; Filings

                  The Borrower shall confer on a regular and frequent basis with Lender, report on operational matters and promptly advise Lender orally and in writing of any change or event having, or which could have, an Material Adverse Effect. Borrower shall promptly provide Lender, or its counsel, with copies of all filings made by Borrower with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

         (s)      Intellectual Property

                  The Borrower shall take all commercially reasonable steps to
                  (i) protect its rights to the Intellectual Property and Intellectual Property Rights listed in Schedule 5.15; and (ii) prevent the unauthorized use thereof by, or the unauthorized disclosure thereof to, any other Person; and (b) shall use all reasonable efforts to maintain, or cause to be maintained, the Intellectual Property and Intellectual Property Rights listed in Schedule 5.15 in full force and effect and, without limiting the generality of the foregoing, will make within the applicable renewal period an application to renew all of such Intellectual Property Rights subject to expiration.

7.2      NEGATIVE COVENANTS OF THE BORROWER.

The Borrower covenants and agrees with the Lender that, unless the Lender otherwise consents in writing:

         (a)      No Sale of Assets

                  Except as contemplated by the Restructuring, the Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, assign, convey or otherwise dispose of in any fiscal year of the Borrower in any one transaction or series of transactions any assets (except current assets, characterized as such in accordance with generally accepted accounting principles in the ordinary course of business) having an aggregate market value in excess of Cdn. $25,000.

         (b)      No Capital Expenditures

                  Between the date hereof and August 31, 2003, the Borrower shall not, nor shall it permit any of its Subsidiaries to, purchase or otherwise acquire in any fiscal year of the Borrower in any one transaction or series of transactions any assets or otherwise make any capital expenditures having an aggregate market value in excess of Cdn. $25,000, except with the consent of the Lender, not to be unreasonably withheld, capital expenditures in respect of new customer contracts.

         (c)      No Incurring of Indebtedness

                  Except for the Subordinated Notes, the Borrower shall not, nor shall it permit any of its Subsidiaries to, create, issue, incur, assume or permit to exist any Indebtedness other than trade payables incurred in the ordinary course of business.

         (d)      No Encumbrances

                  The Borrower shall not create, incur, assume or permit to exist any Encumbrance upon any of its Assets except Permitted Encumbrances.

         (e)      No Investments or Guarantees

                  Except in the ordinary course of business, the Borrower shall not, directly or indirectly, make investments in or otherwise acquire any property or capital of any other person or guarantee the obligations of any other person.

         (f)      No Dividends

                  The Borrower shall not pay or distribute any dividend or other distribution nor declare or set aside for payment dividends on any of its issued shares.

         (g)      No Reduction of Capital

                  Except as contemplated by the Restructuring, the Borrower shall not purchase, redeem or retire in any way any shares of its capital or otherwise reduce its issued or paid-up capital in respect of any such shares.

         (h)      No Merger, Amalgamation, etc.

                  Except as contemplated by the Restructuring, the Borrower shall not amalgamate, merge, consolidate or otherwise enter into any other form of business combination with any other Person.

         (i)      No Dissolution

                  The Borrower shall not liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith.

         (j)      Non-Arm's Length Transactions

                  Except as contemplated by the Restructuring, the Borrower shall not, nor shall it permit any Subsidiary to enter into, any contract whatsoever one with the other or another or an Affiliate for the sale, purchase, lease or other dealing in any property other than at a consideration which equals the fair value of such property or other than at a fair market rental as regards leased property.

         (k)      Negative Covenant

                  The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, issue, incur, assume or permit to exist any mortgage, charge, lien or other encumbrance on any of its undertakings or assets other than Permitted Encumbrances.

         (l)      No Amendment to Articles or By-laws

                  The Borrower shall not, nor shall it permit any of its Subsidiaries to amend its constating documents or by-laws.

         (m)      No Alteration of Capital Structure

                  Except for the Subordinate Notes and issuance of options under the Borrower's stock option plan, the Borrower will not alter the capital structure of the Borrower or any of its Subsidiaries in any way or issue additional options, warrants or other convertible or exchangeable securities or enter into any agreement of any character to take any such action.

         (n)      Reserve Rights

                  The Borrower shall not dispose of or permit to lapse any rights to the use of any Intellectual Property, or dispose of or disclose to any Person, other then the Lender and its Affiliates and representatives, any Intellectual Property of Old ADB not theretofore a matter of public knowledge and not waive or release any material right of Old ADB except in the ordinary course of business consistent with past practice.

         (o)      Salaries and Bonuses

                  The Borrower shall not pay any bonuses, salaries, management fees or other forms of compensation to its employees or to its Affiliates other than the amounts set forth in Schedule 5.10 and any salary increases or bonus thereafter made in the normal and ordinary course of business.

7.3      TERMINATION OF NEGATIVE AND POSITIVE COVENANTS

In the event the Loan is repaid or otherwise satisfied in full, the obligations of the Borrower pursuant to Sections 7.1 and 7.2 shall terminate.

7.4      PERFORMANCE OF OBLIGATIONS

All obligations of the Borrower as at the Effective Time, except such obligations relating to Bid.com Assets and Bid.com Liabilities as defined in the Assignment and Assumption Agreement, that cannot or may not have been assigned to New ADB pursuant to such agreement shall in all circumstances be performed and assumed by New ADB and New ADB hereof indemnifies and saves harmless Old ADB from all liability in respect thereof.

                 ARTICLE 8 - EVENTS OF DEFAULT AND ACCELERATION

8.1      EVENTS OF DEFAULT.

The occurrence of any one or more of the following events (each such event being herein referred to as an "Event of Default") shall constitute a default under this Agreement:

         (a) if the Borrower defaults in payment of the principal of the Loan when due and payable;

         (b)      if the Borrower defaults in payment of

                  (i) any interest (including, if applicable, default interest) due on the Loan; or

                  (ii) any other amount not specifically referred to herein payable by the Borrower to the Lender when due and payable;

                  and such default continues for five Business Days after notice of such default has been given by the Lender to the Borrower;

         (c) if the shareholders of the Borrower do not approve the Management Information Circular pursuant to the Restructuring or if the conditions in Article 5 of the Arrangement Agreement are not satisfied;

         (d) if any ADB Entity neglects to observe or perform any covenant or obligation of such ADB Entity, the Entity contained in this Agreement or any Transaction Documents, and such default continues for five Business Days after notice of such default has been given by the Lender to the Borrower;

         (e) if the aggregate of cash and the fair market value of marketable securities owned by the Borrower is less than $300,000;

         (f) if the employment of either of the individuals currently holding the positions of head of technology group or director of finance of the Borrower is terminated for any reason and such positions are not filled by a senior person or consultant qualified to perform the duties required of such position within a reasonable period of time;

         (g) if a change of control occurs. For purposes of this Agreement, "change of control" means the occurrence of (i) a Person, including the Person's Affiliates and Associates, becoming the beneficial owner of directly or indirectly, or, exercising control or direction over, Common Shares carrying in excess of 50.1% of the total voting rights attached to the Common Shares; or (ii) except as contemplated by the Restructuring, the Borrower consolidating or amalgamating with, or merging with or into, another Person or selling, assigning, conveying, transferring, leasing or otherwise disposing of all or substantially all of its assets to any Person, or any Person consolidating or amalgamating with, or merging with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Common Shares are converted into or exchanged for cash, securities or other property, other than any such transaction in which the outstanding Common Shares are converted into or exchanged for, or the assets of the Borrower are exchanged for, voting securities or securities exchangeable at the option of the holder into voting securities of the surviving or transferee Person constituting a majority of such voting securities (giving effect to such issuance and the exercise of any rights to exchange such securities into voting securities);

         (h) notwithstanding Section 8.1(i), if an event of default occurs as defined in the Subordinated Notes or any security granted in connection therewith;

         (i) if an event of default as defined in any indenture or instrument evidencing, or under which, any Indebtedness for borrowed money of the Borrower or any Subsidiary is outstanding shall happen and be continuing, and such Indebtedness shall have been accelerated so that the same shall be or have become due and payable prior to the date on which the same would otherwise become due and payable and such acceleration shall not be stayed, rescinded or annulled within 10 days after written notice thereof shall have been given to the Lender by the Borrower or to the Borrower by the Lender or if the Borrower shall fail, within 10 days after the maturity or extended maturity of any such Indebtedness or acceleration, to pay or refund the same; provided, however, that if such event of default under such indenture or instrument shall be remedied or cured by the Borrower or be waived by the holders of such Indebtedness before any judgment or decree for the payment of the money due shall have been obtained or entered, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Lender;

         (j) if a decree or order of a court of competent jurisdiction is entered adjudging the Borrower or any Subsidiary a bankrupt or insolvent or approving as properly filed a petition seeking the winding-up of the Borrower under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws or issuing sequestration or process of execution against, or against any substantial part of the assets of the Borrower or any Subsidiary or ordering the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 10 days;

         (k) if the Borrower or any Subsidiary becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies' Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such a petition;

         (l) if a final judgment or decree for the payment of money due shall have been obtained or entered against the Borrower or any Subsidiary in an amount which, in the reasonable opinion of the Lender, would materially and adversely affect the ability of the Borrower to fulfil its obligations to the Lender under this Agreement and such judgment or decree shall not have been and remain vacated, discharged or stayed pending appeal within the applicable appeal period;

         (m) if any representation or warranty made by the Borrower in any Transaction Document or in any certificate or other document at any time delivered hereunder or thereunder to the Lender shall prove to have been incorrect or misleading in any material respect on and as of the date thereof;

         (n) if any of the Security shall cease to be a valid and perfected first priority security interest as against third parties;

         (o) if proceedings are commenced for the dissolution, liquidation or winding-up of the Borrower or any of its Subsidiaries, or for the suspension of the operations of the Borrower or any of its Subsidiaries unless such proceedings are being actively and diligently contested in good faith;

         (p) if the conditions in Section 3.2(e) is not satisfied by the Effective Time; or

         (q) if Lender in good faith reasonably believes that the prospect of payment or performance of any of the obligations under this Agreement is or is about to be impaired or that the Security or any part thereof is or is about to be impaired.

8.2      ACCELERATION.

         (1)      If any Event of Default shall occur:

         (a) the entire principal amount of Loans then outstanding and all accrued and unpaid interest thereon, and

         (b)      all other payments due hereunder,

shall, at the option of the Lender become immediately due and payable with interest thereon, at the rate or rates determined as herein provided, to the date of actual payment thereof, all without notice, presentment, protest, demand, notice of dishonour or any other demand or notice whatsoever, all of which are hereby expressly waived by the Borrower. In such event or in the event of a Demand, the Lender may, in its discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by law for the recovery of all the Indebtedness and liabilities of the Borrower to the Lender and proceed to exercise any and all rights hereunder and no such remedy for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

8.3      DEFAULT INTEREST

Notwithstanding Section 2.2 from and after an acceleration of the Loan as provided in Section 8.2, or following a Demand interest on the outstanding Principal and all accrued and unpaid interest thereon will accrue at a rate per annum equal to 24% per annum, compounded monthly with interest on all overdue interest at the same rate.

8.4      REMEDIES CUMULATIVE AND WAIVERS.

For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lender hereunder or under any other Document or instrument executed pursuant to this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other document or instrument executed pursuant to this Agreement shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for such default or breach. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by the Lender shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lender under this Agreement or any other Document or instrument executed pursuant to this Agreement as a result of any other default or breach hereunder or thereunder.

8.5      TERMINATION OF LENDER'S OBLIGATIONS.

Upon the occurrence of an Event of Default or the making of the Demand, the Lender shall be relieved of all obligations to provide any further Loans hereunder.

           ARTICLE 9 - COSTS, EXPENSES, SURVIVAL AND INDEMNIFICATION

9.1      COSTS AND EXPENSES.

The Borrower shall pay promptly upon notice from the Lender all reasonable costs and expenses in connection with the preparation or review of waivers, consents and amendments and questions of interpretation of this Agreement and in connection with the establishment of the validity and enforceability of this Agreement and the preservation or enforcement of rights of the Lender under this Agreement and other documents to be delivered hereunder, including, without limitation, all reasonable costs and expenses sustained by the Lender as a result of any failure by the Borrower to perform or observe any of its obligations hereunder, together with interest at 12% per annum from and after such 10th Business Day if such payment is not made by such time.

9.2      GENERAL SURVIVAL

The parties agree that, regardless of any investigation made by the parties, (a) the representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement for a period beginning on the date hereof and ending on the second anniversary of the later of (i) the date of this Agreement, and (ii) the date the Loan is repaid or otherwise satisfied in full; provided, however, that the representations and warranties of the ADB Entities set forth in Sections 5.4, 5.8, 5.9, 5.12, 5.13,
5.22 and 5.23 shall survive until the expiration of all applicable statutes of limitation; and (b) nothing contained this Agreement or otherwise shall in any way limit any claim, suit, cause or action or remedy that may be available to Lender or any other Indemnitee based on fraud or intentional misrepresentation.

9.3      INDEMNIFICATION BY ADB ENTITIES.

Subject to the provisions of Section 9.2, each of the ADB Entities shall severally and not jointly indemnify and hold harmless Lender and its respective Affiliates, officers, directors, shareholders, representatives and agents (collectively the "INDEMNITEES") from and against and in respect of any and all Losses incurred by, resulting from, arising out of, relating to, imposed upon or incurred by any other Indemnitee by reason of:

         (1) any inaccuracy in or breach of any of the representations or warranties of any ADB Entity contained in any Transaction Document;

         (2) breach of any covenants or agreements of any ADB Entity contained in any Transaction Document;

         (3) any misrepresentation contained in any statement or certificate furnished to any Indemnitee by or on behalf of any ADB Entity in connection with the Transactions;

         (4) any Indebtedness, obligation or liability of any kind of Old ADB, save and except the Indebtedness, obligations and liabilities set forth on Schedule 9.3; and

         (5) any obligation or liability of any kind of Old ADB in connection with the exercise by any holder of securities of Old ADB of rights of dissent in respect of the Restructuring.

For purposes of this Agreement, the term, "LOSSES" means any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, liabilities, losses, damages, interest, fines, penalties, costs and expenses (including reasonable legal, accounting and other costs and expenses incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor).

Notwithstanding the foregoing, the Borrower shall not be liable to the Lender for any Losses with respect to Section 9.3(A), unless and until the aggregate of all such Losses exceeds $25,000, other than any Losses attributable to the lack of ownership of, or title to, the Assets of Old ADB.

9.4      SPECIFIC ENVIRONMENTAL INDEMNIFICATION.

The Borrower and New ADB shall indemnify the Lender and hold the Lender harmless at all times from and against any and all losses, damages and reasonable costs (including counsel fees and expenses) resulting from any legal action commenced or claim made by a third party against the Lender related to or as a result of actions on the part of the Borrower or any Subsidiary related to or as a consequence of environmental matters or Requirements of Environmental Law. The Borrower or the Subsidiary, as the case may be, shall have the sole right, at its expense, to control any such legal action or claim and to settle on terms and conditions approved by the Borrower or the Subsidiary, as the case may be, and approved by the party named in such legal action or claim, acting reasonably provided that if, in the sole opinion of the Lender, the interests of the Lender are different from those of the Borrower or the Subsidiary in connection with such legal action or claim, the Lender shall have the sole right, at the Borrower's expense, to defend its own interests provided that any settlement of such legal action or claim shall be on terms and conditions approved by the Borrower, acting reasonably. If the Borrower or the Subsidiary does not defend the legal action or claim, the Lender shall have the right to do so on its own behalf and on behalf of the Borrower or the Subsidiary, as the case may be, at the expense of the Borrower.

                            ARTICLE 10 - PUT OPTION

10.1     PUT OPTION.

Provided that the Restructuring shall have been completed upon the terms and conditions set forth in the Plan of Arrangement attached to the Arrangement Agreement, New ADB will have the right (the "PUT OPTION") (i) if at any time the Lender makes a Demand, (ii) Lender has accelerated the Loan pursuant to Section
8.2 or (iii) at any time on and after June 1, 2003 until midnight (Toronto time) on June 30, 2003 (the "PUT PERIOD") to require the Lender, on the terms and conditions of this Section , to purchase from New ADB all, but not less than all, of the issued and outstanding shares in the capital of Old ADB (the "SHARES"). The purchase and sale of the Shares on the exercise of the Put Option will be subject to the following:

         (a) the Put Option will be exercised by New ADB by delivering to the Lender a notice in the form attached hereto as Schedule 10.1(a) (the "PUT NOTICE") during the Put Period;

         (b) the Lender will purchase the Shares on the date that is 10 Business Days after the date upon which the Lender received the Put Notice (the "PUT CLOSING DATE");

         (c) the purchase price for the Shares will be an amount equal to the aggregate amount of the Principal and accrued and unpaid interest thereon to the day immediately preceding the Put Closing Date and will be satisfied by the set-off by the Lender of the amount owing in respect of the purchase price of the Shares in full satisfaction of such aggregate amount of Principal and accrued and unpaid interest.

         (d) the closing (the "PUT CLOSING") of the transaction of purchase and sale pursuant to the exercise of the Put Option will take place at the offices of New ADB in Mississauga, Ontario;

         (e)      at the Put Closing:

                  (i) New ADB will deliver to the Lender the certificates representing the Shares to be purchased, duly endorsed for transfer or accompanied by stock powers;

                  (ii) New ADB will provide the Lender with certification in a form reasonably acceptable to the Lender's counsel that the Shares conveyed are free and clear of all encumbrances;

                  (iii) New ADB will deliver to the Lender a certificate of an officer certifying to the Lender that (A) the articles and by-laws of Old ADB (as attached to such certificate) are in full force and effect, unamended, and that no proceedings have been taken to amend same, (B) the representations and warranties as they relate to Old ADB contained in this Agreement are true and correct as of the time of the Put Closing as if given at such time, (C) New ADB is not a non-resident of Canada for purposes of the Income Tax Act (Canada), (D) there is no actions, suits or proceedings before any court or before or by any governmental commission, board, bureau, agency or other authority pending or threatened against, or affecting, Old ADB which could have a Material Adverse Effect, with the exception of such actions, suits or proceedings, if any, arising from the operation of Old ADB in the ordinary course of business from and after the Effective Time, and (F) such other matters as the Lender may reasonably request;

                  (iv) New ADB will deliver an opinion of its legal counsel substantially in the form attached hereto as Schedule 10.1(e)(iv) regarding the due and proper transfer of the Shares by New ADB to the Lender;

                  (v) New ADB will deliver resignations of all directors and officers of Old ADB, except those directors who are nominees of the Lender pursuant to the Co-Operation Agreement;

                  (vi) New ADB will deliver a release in favour of Old ADB substantially in the form attached hereto as Schedule 10.1(e)(vi).

         (f) Without prejudice to the Lender's rights to take such action as it deems necessary to preserve or protect its interest in the recovery of the indebtedness and liabilities of the Borrower to the Lender hereunder, the Lender will forebear from exercising any of its rights and recourses under Section
                  8.2 as a result of the acceleration the Loan or the making of a Demand, if any, until the Put Closing Date.

                             ARTICLE 11 - GUARANTEE

11.1     GUARANTEE.

New ADB hereby unconditionally and irrevocably guarantees (the "GUARANTEE") payment of all the debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing Old ADB to the Lender or remaining unpaid by Old ADB to the Lender pursuant to this Agreement (hereinafter collectively referred to as the "OBLIGATIONS").

11.2     INDEMNITY.

If any or all of the Obligations are not duly performed by Old ADB and are not performed under Section 11.1 for any reason whatsoever, New ADB will, as a separate and distinct obligation, indemnify and save harmless the Lender from and against all losses resulting from the failure of Old ADB to perform such Obligations.

11.3     PRIMARY OBLIGATION.

If any or all of the Obligations are not duly performed by Old ADB and are not performed under Section 11.1 or the Lender is not indemnified under Section 11.2, in each case, for any reason whatsoever, such Obligations will, as a separate and distinct obligation, be performed by New ADB as primary obligor.

11.4     OBLIGATIONS ABSOLUTE.

The liability of New ADB hereunder will be absolute and unconditional and will not be affected by:

         (a) any lack of validity or enforceability of any agreement between Old ADB and the Lender;

         (b) any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

         (c) the bankruptcy, winding-up, liquidation, dissolution or insolvency of Old ADB or any other person or the amalgamation of or any change in the status, function, control or ownership of Old ADB, New ADB, the Lender or any other Person;

         (d) any lack or limitation of power, incapacity or disability on the part of Old ADB or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of Old ADB in its obligations to the Lender; or

         (e) any other law, regulation or other circumstance that might otherwise constitute a defence available to, or a discharge of, Old ADB in respect of any or all of the Obligations.

11.5     NO RELEASE.

The liability of New ADB hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Lender in connection with any duties or liabilities of Old ADB to the Lender or any security therefor including any loss of or in respect of any security received by the Lender from Old ADB or others. Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part New ADB's liability hereunder, without obtaining the consent of or giving notice to New ADB, the Lender may:

         (a) discontinue, reduce, increase or otherwise vary the credit of Old ADB in any manner whatsoever;

         (b) make any change in the time, manner or place of payment under, or in any other term of, any agreement between Old ADB and the Lender or the failure on the part of Old ADB to carry out any of its obligations under any such agreement;

         (c) grant time, renewals, extensions, indulgences, releases and discharges to the Obligor;

         (d) take or abstain from taking or enforcing securities or collateral from Old ADB or from perfecting securities or collateral of Old ADB;

         (e)      accept compromises from Old ADB;

         (f) apply all money at any time received from Old ADB or from securities upon such part of the Obligations as the Lender may see fit or change any such application in whole or in part from time to time as the Lender may see fit; and

         (g) otherwise deal with Old ADB and all other persons and securities as the Lender may see fit.

11.6     NO EXHAUSTION OF REMEDIES.

The Lender will not be bound or obligated to exhaust its recourse against Old ADB or other persons or any securities or collateral it may hold or take any other action before being entitled to demand payment from New ADB hereunder.

11.7     PRIMA FACIE EVIDENCE.

Any account settled or stated in writing by or between the Lender and Old ADB will be prima facie evidence that the balance or amount thereof appearing due to the Lender is so due.

11.8     NO SET-OFF.

In any claim by the Lender against New ADB, New ADB may not assert any set-off or counterclaim that either New ADB or Old ADB may have against the Lender.

11.9     CONTINUING GUARANTEE.

The obligations of New ADB hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Lender and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Lender. This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Lender upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of Old ADB or otherwise, all as though such payment had not been made.

11.10    DEMAND.

If any Obligation is not paid for any reason whatsoever, the Lender may treat all Obligations as due and payable and may demand forthwith from New ADB the total amount guaranteed hereunder whether or not such Obligations are yet due and payable at the time of demand for payment hereunder. New ADB will make payment to or performance in favour of the Lender of the total amount guaranteed hereunder forthwith after demand therefor is made to New ADB. New ADB will make payment to the Lender forthwith upon demand of all costs and expenses incurred by the Lender in enforcing this Guarantee.

11.11    INTEREST.

New ADB will pay interest to the Lender at the rate of 12% per annum on the unpaid portion of all amounts payable by New ADB under this Guarantee, such interest to accrue from and including the date of demand by the Lender on New ADB.

11.12    ASSIGNMENT AND POSTPONEMENT.

All debts and liabilities, present and future, of Old ADB to New ADB are hereby assigned to the Lender and postponed to the Obligations, and all money received by New ADB in respect thereof will be held in trust for the Lender and forthwith upon receipt will be paid over to the Lender, the whole without in any way lessening or limiting the liability of New ADB hereunder and this assignment and postponement is independent of the Guarantee and will remain in full force and effect until, in the case of the assignment, the liability of New ADB under this Guarantee has been discharged or terminated and, in the case of the postponement, until all Obligations are performed and paid in full; provided however that until an Event of Default occurs all such liabilities may be paid by Old ADB to New ADB without reference to this Section 11.12 but otherwise without prejudice to the rights of the Lender hereunder.

11.13    SUBROGATION.

New ADB will not be entitled to subrogation until (i) New ADB performs or makes payment to the Lender of all amounts owing by New ADB to the Lender under this Guarantee and (ii) the Obligations are performed and paid in full. Thereafter, the Lender will, at New ADB's request and expense, execute and deliver to New ADB appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to New

ADB of an interest in the Obligations and any security held therefor resulting from such performance or payment by New ADB.

                              ARTICLE 12 - GENERAL

12.1     NOTICE.

Any notice or other communication (a "Notice") required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

         (a)      delivered by overnight courier service; or

         (b) sent by facsimile transmission or other means of electronic communication,

in the case of a Notice to the Lender addressed to the Lender at:

The Brick Warehouse Corporation
16930 - 114 Avenue
Edmonton, Alberta
T5M 3S2

Attention: Ron Tweddle, Chief Financial Officer

Fax No.:   (780) 454-0969

with a copy to:

McCarthy Tetrault LLP
Box 48, Suite 4700
Toronto Dominion Bank Tower
Toronto, ON M5K 1E6

Attention: Jonathan Grant

Fax No.:   (416) 868-0673

and in the case of a Notice to Borrower or New ADB addressed to it at:

c/o ADB Systems International Inc.
201 - 6725 Airport Road
Mississauga, Ontario
L4V 1V2

Attention: John Mackie, General Counsel

Fax No.:   (905) 672-7514

with a copy to:

Gowling Lafleur Henderson LLP
Suite 5800
Scotia Plaza
Toronto, Ontario
M5H 3Z7

Attention: David Pamenter

Fax No.:   (416) 863-3611

Any Notice given or made in accordance with this Section 12.1 shall be deemed to have been given or made and to have been received on the next Business Day after it was delivered, if delivered as aforesaid. Either Party may from time to time change its address for notice by giving Notice to other Party in accordance with the provisions of this Section 12.1.

12.2     ASSIGNMENT.

Neither the Borrower nor New ADB may on written notice to the Lender, assign its rights and obligations under this Agreement, in whole or in part, without the prior consent in writing of the Lender provided however the Borrower and New ADB may assign its rights and obligations under this Agreement to a bona fide third party purchaser of substantially all of the assts of such Party. Any purported assignment by the Borrower or New ADB made without required consent is void and of no effect. No assignment of this Agreement by the Borrower or New ADB shall relieve such Party from any obligation under this Agreement. Notwithstanding the foregoing, the Lender may, without the prior written consent of the Borrower or New ADB at any time, on written notice to the Borrower and New ADB, assign its rights and obligations under this Agreement to an Affiliate of the Lender, or to a bona fide third party purchaser of substantially all of the assets of the Lender.

12.3     BINDING ON SUCCESSORS.

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

12.4     FURTHER ASSURANCES.

Each of the Borrower, New ADB and the Lender shall promptly cure any default by it in the execution and delivery of this Agreement, the Documents or of any the agreements provided for hereunder to which it is a party. The Borrower, at its expense, shall promptly execute and deliver to the Lender, upon request by the Lender, all such other and further documents, agreements, opinions, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of the Borrower hereunder or more fully to state the obligations of the Borrower as set out herein or to make any recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

12.5     WAIVER.

A waiver by a Party hereto of any of its rights hereunder or of the performance by the other Party of any of its obligations hereunder shall be without prejudice to all of the other rights hereunder of the Party so waiving and shall not constitute a waiver of any such other rights or, in any other instance, of the rights so waived, or a waiver of the performance by the other Party of any of its other obligations hereunder or of the performance, in any other instance, of the obligations so waived. No waiver shall be effective or binding upon a Party unless the same shall be expressed in writing and executed by the Party to be bound.

12.6     INTERPRETATION.

This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which Party drafted the Agreement being applied in favour or against either Party.

12.7     AMENDMENT.

Any provision of this Agreement may be amended only if the Borrower, New ADB and the Lender so agree in writing and may be waived only if the Lender so agrees in writing. Any such waiver and any consent by the Lender under any provision of this Agreement must be in writing and may be given subject to any conditions thought fit by the person giving that waiver or consent.

12.8     GOVERNING LAW.

This Agreement shall be governed and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found. Each of the parties hereby attorns to the jurisdiction of the Province of Ontario.

12.9     TIME OF THE ESSENCE.

Time shall be of the essence of this Agreement.

12.10    COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties may adopt any signatures received by a receiving fax machine as original signatures of the Parties.

IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written, above.

                                                 ADB SYSTEMS INTERNATIONAL INC.

                                                 By: /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                 ADB SYSTEMS INTERNATIONAL LTD.

                                                 By: /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                 THE BRICK WAREHOUSE CORPORATION

                                                 By: ___________________________
                                                     Name:
                                                     Title:

12.10    COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties may adopt any signatures received by a receiving fax machine as original signatures of the Parties.

IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written, above.

                                           ADB SYSTEMS INTERNATIONAL INC.

                                           By: /s/ [ILLEGIBLE]
                                               --------------------------------
                                                Name:
                                                Title:

                                           ADB SYSTEMS INTERNATIONAL LTD.

                                           By: /s/ [ILLEGIBLE]
                                               --------------------------------
                                                Name:
                                                Title:

                                           THE BRICK WAREHOUSE CORPORATION

                                           By: /s/ [ILLEGIBLE]
                                               --------------------------------
                                                Name:
                                                Title:

                           SCHEDULES TO LOAN AGREEMENT

                                   SCHEDULE B

                                 DRAWDOWN NOTICE

TO:      The Brick Warehouse Corporation (the "Lender")

FROM:    ADB Systems International Inc. ("Old ADB")

DATE:    August____________, 2002

1. This Drawdown Notice is delivered to you pursuant to the loan agreement (the "Loan Agreement") made as of August 23,2002 between the Lender, Old ADB and ADB Systems International Ltd.

2. Terms used herein that are defined in the Loan Agreement and are not otherwise defined herein will have the same meaning herein as in the Loan Agreement.

3.       We hereby request an Advance of the Loan as follows:

     Advance:                        Drawdown Date:                 Amount of Advance:
(a) First Advance                                                           $

(b) Second Advance                                                          $

(c) Expense Advance                                                         $

4. We hereby authorize and direct you to make payment of the Advance as follows:

         - [INSERT PAYMENT INSTRUCTIONS OR REFERENCE A SCHEDULE TO THIS NOTICE]

5.       All of the representations and warranties of the Borrower contained in
         Article 5 of the Loan Agreement are true and correct.

6. All of the covenants of the Borrower contained in Article 7 of the Loan Agreement together with all of the conditions precedent to advances, as applicable, and all other terms and conditions contained in the Loan Agreement to be complied with by the Borrower have been fully complied with.

7. No Event of Default has occurred and remains outstanding and no event has occurred and remains outstanding which, with the giving of notice or lapse of time or both, would constitute an Event of Default nor will any Event of Default occur as a result of the aforementioned Advance.

                                           Yours very truly,

                                           ADB SYSTEMS INTERNATIONAL INC.

                                           Per: ________________________________

                                           Title:_______________________________

                                 SCHEDULE 1.1-A

                           GENERAL SECURITY AGREEMENT

                  THIS AGREEMENT is made as of August 23, 2002

BETWEEN:

                           ADB SYSTEMS INTERNATIONAL INC., an Ontario corporation having its principal place of business at 6725 Airport Road, Suite 201, Mississauga, Ontario L4V 1V2 (hereinafter referred to as the "DEBTOR")

                                              - and -

                           THE BRICK WAREHOUSE CORPORATION, a federal corporation having its principal place of business at 16930 - 114 Avenue, Edmonton, Alberta T5M 3S2 (hereinafter referred to as the "SECURED PARTY").

                  WHEREAS the Debtor has agreed to grant a security interest and assignment, mortgage and charge in the Collateral in order to secure the performance of its Obligations to the Secured Party;

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.01              INTERPRETATION

                  In this Agreement, unless something in the subject matter or context is inconsistent therewith,

"AGREEMENT" means this agreement and all amendments made hereto by written agreement between the Secured Party and the Debtor;

"COLLATERAL" has the meaning set out in Section 2.01;

"COMPUTER SOFTWARE" includes all computer programs in source and object code form as well as all Documentation related thereto, however recorded;

"DOCUMENTATION" means all user documentation, technical documentation, and system documentation, however recorded, including user manuals, training materials, product specifications, technical documentation, description of computational algorithms, flow charts, programmer's notes and other design documentation and manuals;

"ENCUMBRANCE" has the meaning ascribed in the Loan Agreement;

"EVENT OF DEFAULT" means any of the events described as "events of default" in the Loan Agreement;

"INTELLECTUAL PROPERTY" means all intellectual and industrial property (whether or not confidential and no matter in what form held) including all works in which copyright may subsist such as plans, drawings, manuals, maps, Documentation, specifications, schematics, Computer Software, databases and compilations of information (whether or not protected by copyright) and algorithms, designs, formula, process, trade secrets and confidential information, know-how, discoveries and inventions, mask works, integrated circuit topographies, and trade-marks, trade-names, logos, Internet domain names, uniform resource locator, and service marks;

"INTELLECTUAL PROPERTY RIGHTS" includes all intellectual and industrial property rights and rights of a similar nature such as copyrights, patents, industrial designs, design rights, trade-marks, data base rights, trade secrets, rights to use domain names and rights in confidential information, and all applications and registrations pertaining to the foregoing and all causes of action, rights of recovery and claims for damage or other relief relating, referring or pertaining to the foregoing (including all rights to oppose applications for the registration of similar or confusing trademarks), along with all income royalties, damages or payments due or payable including claims for past or future infringement or misappropriation of Intellectual Property or Intellectual Property Rights;

"LOAN AGREEMENT" means the loan agreement made as of the date hereof between ADB Systems International Inc., the Debtor and the Secured Party as the same may be amended from time to time;

"OBLIGATIONS" means all obligations and liabilities of any kind whatsoever of the Debtor to the Secured Party in connection with or relating to the Loan Agreement;

"PERMITTED ENCUMBRANCE" has the meaning ascribed in the Loan Agreement;

"RESTRUCTURING" has the meaning ascribed thereto in the Loan Agreement; and

The terms "accessions", "accounts", "chattel paper", "documents of title", "goods", "instruments", "intangibles", "inventory", "money", "proceeds" and "securities" whenever used herein have the meanings given to those terms in the Personal Property Security Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.02              SECTIONS AND HEADINGS

                  The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof, "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03              EXTENDED MEANINGS

                  In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

                     ARTICLE 2 - GRANT OF SECURITY INTEREST

2.01              SECURITY INTEREST

                  As general and continuing security for the payment and performance of all Obligations, the Debtor hereby grants to the Secured Party a security interest in the present and future undertaking and property, both real and personal, of the Debtor (collectively, the "Collateral"), and as further general and continuing security for the payment and performance of the Obligations, the Debtor hereby assigns the Collateral to the Secured Party and mortgages and charges the Collateral as and by way of a fixed and specific mortgage and charge to the Secured Party. Without limiting the generality of the foregoing, the Collateral will include all right, title and interest that the Debtor now has or may hereafter have, be possessed of, be entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter or may hereafter have in all property of the following kinds:

         (a) Receivables: all debts, accounts, claims and choses in action for monetary amounts which are now or which may hereafter become due, owing or accruing due to the Debtor (collectively, the "Receivables");

         (b) Inventory: all inventory of whatever kind and wherever situated including, without limiting the generality of the foregoing, all goods held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in the business of the Debtor (collectively, the "Inventory");

         (c) Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property which are not Inventory (collectively, the "Equipment");

         (d)      Chattel Paper: all chattel paper;

         (e) Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

         (f) Securities and Instruments: all shares, stock, warrants, bonds, debentures, debenture stock and other securities and all instruments including, without limiting the generality of the foregoing any and all shares of ADB Systemer ASA (collectively, the "Securities");

         (g)      Intangibles: all intangibles not otherwise described in this
                  Section 2.01 including, without limiting the generality of the foregoing, all goodwill, Intellectual Property and Intellectual Property Rights;

         (h) Money: all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

         (i) Books, Records, Etc.: all books, papers, accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section 2.01 and all contracts, securities, instruments and other rights and benefits in respect thereof;

         (j) Substitutions, Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 2.01; and

         (k) Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral;

provided that the said assignment and mortgage and charge will not (i) extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Debtor, but should the Secured Party enforce the said assignment or mortgage and charge, the Debtor will thereafter stand possessed of such last day and must hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of the said assignment and mortgage and charge, or (ii) render the Secured Party liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which the Debtor is a party or by which it is bound.

2.02              ATTACHMENT OF SECURITY INTEREST

                  The Debtor acknowledges that value has been given and agrees that the security interest granted hereby will attach when the Debtor signs this Agreement and the Debtor has any rights in the Collateral.

             ARTICLE 3 - GENERAL REPRESENTATIONS AND WARRANTIES AND
                             COVENANTS OF THE DEBTOR

3.01              REPRESENTATIONS AND WARRANTIES

                  The Debtor hereby represents and warrants to the Secured Party that:

         (a) except for Permitted Encumbrances, the Debtor owns beneficially and of record, and has good and marketable title to, the Collateral, free and clear of any Encumbrance; and

         (b) the address of the Debtor's chief executive office and the office where it keeps its records respecting the Receivables, is that given at the end of this Agreement.

3.02              COVENANTS

                  The Debtor covenants with the Secured Party that the Debtor will:

         (a) ensure that the representations and warranties set forth herein will be true and correct at all times;

         (b) maintain, use and operate the Collateral and carry on and conduct its business in a lawful and business-like manner;

         (c) not permit the Collateral to be affixed to real or personal property so as to become a fixture or accession without the prior written consent of the Secured Party;

         (d) defend Collateral against all claims and demands respecting the Collateral made by all persons other than the Secured Party at all times;

         (e) not change its chief executive office and the location of the office where it keeps its records respecting the Receivables, or move any of the Inventory, Securities or Equipment from the locations specified in any schedule hereto, without the prior written consent of the Secured Party;

         (f) keep proper books of account in accordance with sound accounting practice, will furnish to the Secured Party such financial information and statements and such information and statements relating to the Collateral as the Secured Party may from time to time require;

         (g) from time to time forthwith at the request of the Secured Party execute and deliver all such financing statements, schedules, assignments and documents, and do all such further acts and things as may be reasonably required by the Secured Party to effectively carry out the full intent and meaning of this Agreement or to better evidence and perfect the security interest, assignment and mortgage and charge granted hereby, and the Debtor hereby irrevocably constitutes and appoints the Secured Party, or any Receiver appointed by the court or the Secured Party, the true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever the Secured Party or any such Receiver may consider it to be necessary or expedient;

         (h) except as permitted by the Loan Agreement, not change its name or amalgamate with any other corporation without first giving notice to the Secured Party of its new name and the names of all amalgamating corporations and the date when such new name or amalgamation is to become effective; and

         (i) pay to the Secured Party forthwith upon demand all reasonable costs and expenses (including, without limiting the generality of the foregoing, all legal, Receiver's and accounting fees and expenses) incurred by or on behalf of the Secured Party in connection with the carrying out of any of the provisions of this Agreement including, without limiting the generality of the foregoing, protecting and preserving the security interest, assignment and mortgage and charge granted hereby and enforcing by legal process or otherwise the remedies provided herein; and all such costs and expenses will be added to and form part of the Obligations secured hereunder.

                              ARTICLE 4 - INSURANCE

4.01              INSURANCE

                  The Debtor must obtain and maintain, at its own expense, insurance as required by section 7.1(g) of the Loan Agreement.

                       ARTICLE 5 - DEALING WITH COLLATERAL

5.01              DEALING WITH COLLATERAL BY THE DEBTOR

                  The Debtor must not sell, lease or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except that, subject to the provisions of the Loan Agreement, the Debtor may, until an Event of Default occurs, deal with the Collateral in the ordinary course of its business, free and clear of the security interest, assignment and mortgage and charge granted hereby, but all proceeds of any such sale will continue to be subject to the security interest, assignment and mortgage and charge granted hereby.

5.02              RIGHTS AND DUTIES OF THE SECURED PARTY

         (1) The Secured Party may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

         (2) In the holding of the Collateral, the Secured Party and any nominee on its behalf is only bound to exercise the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place. The Secured Party and any nominee on its behalf will be deemed to have exercised reasonable care with respect to the custody and preservation of the Collateral if it takes such action for that purpose as the Debtor reasonably requests in writing, but failure of the Secured Party or its nominee to comply with any such request will not of itself be deemed a failure to exercise reasonable care.

5.03              REGISTRATION OF SECURITIES

                  The Secured Party may have any Securities registered in its name or in the name of its nominee and will be entitled but not bound or required to exercise any of the rights that any holder of such Securities may at any time have, provided that until an Event of Default has occurred and is continuing, the Debtor will be entitled to exercise, in a manner not prejudicial to the interests of the Secured Party or which would violate or be inconsistent with this Agreement, all voting power from time to time exercisable in respect of the Securities. The Secured Party will not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof. The Debtor must from time to time forthwith upon the request of the Secured Party deliver to the Secured Party those Securities requested by the Secured Party duly endorsed for transfer to the Secured Party or its nominee to be held by the Secured Party subject to the terms of this Agreement.

5.04              NOTIFICATION OF ACCOUNT DEBTORS

                  Before an Event of Default occurs, the Secured Party may give notice of this Agreement and the security interest and assignment granted hereby to any account debtors of the Debtor or to any other person liable to the Debtor and, after the occurrence of an Event of Default, may give notice to any such account debtors or other person to make all further payments to the Secured Party, and any payment or other proceeds of Collateral received by the Debtor from account debtors or from any other person liable to the Debtor whether before or after any notice is given by the Secured Party must be held by the Debtor in trust for the Secured Party and paid over to the Secured Party on request.

5.05              APPLICATION OF FUNDS

                  Except where the Debtor, when not in default hereunder, so directs in writing at the time of payment, all money collected or received by the Secured Party in respect of the Collateral may be applied on account of such parts of the Obligations as the Secured Party in its sole discretion determines, or may be held unappropriated in a collateral account, or in the discretion of the Secured Party may be released to the Debtor, all without prejudice to the Secured Party's rights against the Debtor.

                              ARTICLE 6 - REMEDIES

6.01              REMEDIES

         (1) On or after the occurrence of any Event of Default, (i) any or all of the Obligations will at the option of the Secured Party become immediately due and payable or be subject to immediate performance, as the case may be, without presentment, protest or notice of dishonour, all of which are expressly waived; (ii) the obligation, if any, of the Secured Party to extend further credit to the Debtor will cease; (iii) any or all security granted hereby will, at the option of the Secured Party, become immediately enforceable; and (iv) in addition to any right or remedy provided by law, the Secured Party will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both:

         (a) the Secured Party may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the "Receiver") of the Collateral (which term when used in this Section 6.01 will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term "Secured Party" when used in this
                  Section 6.01 will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Secured Party will not be in any way responsible for any misconduct or negligence of any such Receiver;

         (b) the Secured Party may take possession of the Collateral and require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at such place or places as may be specified by the Secured Party;

         (c) the Secured Party may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

         (d) the Secured Party may carry on or concur in the carrying on of all or any part of the business of the Debtor;

         (e) the Secured Party may enforce any rights of the Debtor in respect of the Collateral by any manner permitted by law;

         (f) the Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Secured Party may determine and without notice to the Debtor unless required by law;

         (g) the Secured Party may accept the Collateral in satisfaction of the Obligations upon notice to the Debtor of its intention to do so in the manner required by law;

         (h) the Secured Party may, for any purpose specified herein, borrow money on the security of the Collateral in priority to the security interest, assignment and mortgage and charge granted by this Agreement;

         (i) the Secured Party may enter upon, occupy and use all or any of the premises, buildings and plant occupied by the Debtor and use all or any of the Equipment and other personal property of the Debtor for such time as the Secured Party requires to facilitate the realization of the Collateral, free of charge, and the Secured Party will not be liable to the Debtor for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

         (j) the Secured Party may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Secured Party hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Secured Party deems reasonable, will be added to and form part of the Obligations hereby secured; and

         (k) the Secured Party may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations hereby secured.

         (2) The Secured Party may (i) grant extensions of time, (ii) take and perfect or abstain from taking and perfecting security, (iii) give up securities, (iv) accept compositions or compromises, (v) grant releases and discharges, and (vi) release any part of the Collateral or otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other security as the Secured Party sees fit without prejudice to the liability of the Debtor to the Secured Party or the Secured Party's rights hereunder.

         (3) The Secured Party will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Secured Party, the Debtor or any other person, in respect of the Collateral.

         (4) The Secured Party may apply any proceeds of realization of the Collateral to payment of expenses in connection with the preservation and realization of the Collateral as above described and the Secured Party may apply any balance of such proceeds to payment of the Obligations in such order as the Secured Party sees fit. If there is any surplus remaining, the Secured Party may pay it to any person having a claim thereto in priority to the Debtor of whom the Secured Party has knowledge and any balance remaining must be paid to the Debtor. If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the aforesaid expenses, the Debtor will be liable to pay any deficiency to the Secured Party forthwith on demand.

                               ARTICLE 7 - GENERAL

7.01              BENEFIT OF THE AGREEMENT

                  This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

7.02              ENTIRE AGREEMENT

                  This Agreement has been entered into pursuant to the provisions of the Loan Agreement and is subject to all the terms and conditions thereof and, if there is any conflict or inconsistency between the provisions of this Agreement and the provisions of the Loan Agreement, the rights and obligations of the parties will be governed by the provisions of the Loan Agreement. This Agreement cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Secured Party and the Debtor with respect to the subject matter hereof except as expressly set forth herein or in any Transaction Documents (as such term is defined in the Loan Agreement).

7.03              AMENDMENTS AND WAIVERS

                  No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

7.04              ASSIGNMENT

                  The rights of the Secured Party under this Agreement may be assigned by the Secured Party without the prior consent of the Debtor in accordance with the requirements of section 12.2 of the Loan Agreement and only if the rights of the Secured Party in the Loan Agreement are assigned to the assignee as part of the same transaction. The Debtor may not assign its obligations under this Agreement, in whole or in part without the prior consent in writing of the Secured Party, except as contemplated in the Restructuring.

7.05              SEVERABILITY

                  If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

7.06              NOTICES

                  Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and may be given by personal delivery or by electronic means of communication, addressed to the recipient as follows:

                  To the Secured Party:

                  The Brick Warehouse Corporation
                  16930-114 Avenue
                  Edmonton, Alberta
                  T5M 3S2

                  Attention:        Chief Financial Officer
                  Fax No.:          (780)454-0969

                  with a copy to:

                  McCarthy Tetrault LLP
                  Box 48, Suite 4700
                  Toronto Dominion Bank Tower
                  Toronto, ON M5K1E6

                  Attention:        Jonathan Grant
                  Fax No.:          (416)868-0673

                  To the Debtor:

                  c/o ADB Systems International Inc.
                  201 - 6725 Airport Road
                  Mississauga, Ontario
                  L4V 1V2

                  Attention:        John Mackie, General Counsel
                  Fax No.:          (905)672-7514

                  with a copy to:

                  Gowling Lafleur Henderson LLP
                  Suite 5800
                  Scotia Plaza
                  Toronto, Ontario
                  M5H 3Z7

                  Attention:        David Pamenter
                  Fax No.:          (416)863-3611
or such other address, individual or electronic communication number as may be designated by notice given by any party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the next business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

7.07              ADDITIONAL CONTINUING SECURITY

                  This Agreement and the security interest, assignment and mortgage and charge granted hereby are in addition to and not in substitution for any other security now or hereafter held by the Secured Party and this Agreement is a continuing agreement and security that will remain in full force and effect until discharged by the Secured Party.

7.08              FURTHER ASSURANCES

                  The Debtor must at its expense from time to time do, execute and deliver, or cause to be done, executed and delivered, all such financing statements, further assignments, documents, acts, matters and things as may be reasonably requested by the Secured Party for the purpose of giving effect to this Agreement or for the purpose of establishing compliance with the representations, warranties and covenants herein contained.

7.09              POWER OF ATTORNEY

                  Upon the occurrence of an Event of Default that is continuing, the Debtor hereby irrevocably constitutes and appoints any officer for the time being of the Secured Party the true and lawful attorney of the Debtor, with full power of substitution, to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever the officer may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement.

7.10              RELEASE AND DISCHARGE

                  The Debtor will only be discharged from the Obligations and from this Agreement upon payment in full to the Secured Party of the Obligations in accordance with the terms of the Loan Agreement.

7.11              GOVERNING LAW

                  This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

7.12              EXECUTED COPY

                  The Debtor acknowledges receipt of a fully executed copy of this Agreement.

                  IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written, above.

                                           ADB SYSTEMS INTERNATIONAL INC.

                                           By: _________________________________
                                                Name:
                                                Title:

                                           THE BRICK WAREHOUSE CORPORATION

                                           By: _________________________________
                                                Name:
                                                Title:

ADDRESS OF DEBTOR

Location of Chief Executive Office and location of Business Records:

ADB Systems International Inc.
6725 Airport Road, Suite 201
Mississauga, Ontario
L4V 1V2

Norwegian Office:
Vigveien 2,
4050, Sola, Norway

United Kingdom Office:
3000 Cathedral Hill,
Guildford, Surrey
England

                                 SCHEDULE 1.1-B

                           GENERAL SECURITY AGREEMENT

                  THIS AGREEMENT is made as of August 23, 2002

BETWEEN:

                           ADB SYSTEMS INTERNATIONAL LTD., a corporation having its principal place of business at 6725 Airport Road, Suite 201 Mississauga, Ontario L4V 1V2 (hereinafter referred to as the "DEBTOR")

                                           - and -

                           THE BRICK WAREHOUSE CORPORATION, a federal corporation having its principal place of business at 16920 - 114 Avenue, Edmonton, Alberta T5M 3S2 (hereinafter referred to as the "SECURED PARTY").

                  WHEREAS the Debtor has agreed to grant a security interest and assignment, mortgage and charge in the Collateral in order to secure the performance of its Obligations to the Secured Party;

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.01              INTERPRETATION

                  In this Agreement, unless something in the subject matter or context is inconsistent therewith,

"AGREEMENT" means this agreement and all amendments made hereto by written agreement between the Secured Party and the Debtor;

"COLLATERAL" has the meaning set out in Section 2.01;

"COMPUTER SOFTWARE" includes all computer programs in source and object code form as well as all Documentation related thereto, however recorded;

"DOCUMENTATION" means all user documentation, technical documentation, and system documentation, however recorded, including user manuals, training materials, product specifications, technical documentation, description of computational algorithms, flow charts, programmer's notes and other design documentation and manuals;

"ENCUMBRANCE" has the meaning ascribed in the Loan Agreement;

"EVENT OF DEFAULT" means any of the events described as "events of default" in the Loan Agreement;

"GAAP" has the meaning ascribed in the Loan Agreement;

"GOVERNMENT ENTITY" has the meaning ascribed in the Loan Agreement;

"INTELLECTUAL PROPERTY" means all intellectual and industrial property (whether or not confidential and no matter in what form held) including all works in which copyright may subsist such as plans, drawings, manuals, maps, Documentation, specifications, schematics, Computer Software, databases and compilations of information (whether or not protected by copyright) and algorithms, designs, formula, process, trade secrets and confidential information, know-how, discoveries and inventions, mask works, integrated circuit topographies, and trade-marks, trade-names, logos, Internet domain names, uniform resource locator, and service marks;

"INTELLECTUAL PROPERTY RIGHTS" includes all intellectual and industrial property rights and rights of a similar nature such as copyrights, patents, industrial designs, design rights, trade-marks, data base rights, trade secrets, rights to use domain names and rights in confidential information, and all applications and registrations pertaining to the foregoing and all causes of action, rights of recovery and claims for damage or other relief relating, referring or pertaining to the foregoing (including all rights to oppose applications for the registration of similar or confusing trademarks), along with all income royalties, damages or payments due or payable including claims for past or future infringement or misappropriation of Intellectual Property or Intellectual Property Rights;

"LOAN AGREEMENT" means the loan agreement made as of August 23, 2002 between ADB Systems International Ltd., the Debtor and the Secured Party as the same may be amended from time to time;

"OBLIGATIONS" means all obligations and liabilities of any kind whatsoever of the Debtor to the Secured Party in connection with or relating to the Loan Agreement;

"PERMITTED ENCUMBRANCE" means any (i) Encumbrance securing Taxes, assessments and Governmental Entity charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Debtor and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics, carrier workers, repairer and similar statutory liens arising or incurred in the ordinary course of the Debtor's business for amounts which are not delinquent and which are not in the aggregate material to the Debtor, (iii) liens securing rental payments under capital lease arrangements arising or incurred in the ordinary course of the Debtor's business, (iv) zoning law or ordinance or any similar legal requirement; (v) in the case of leased property, (a) the rights of any lessor and (b) any Encumbrance granted by any lessor of leased property; (vi) Encumbrance relating to the security interest in patent rights granted to the NCR Corporation by the ADB Systems International Inc. pursuant to the security agreement made on April 17, 2002 assigned and assumed by the Debtor; (vii) Encumbrance relating to the security interest granted to Stonestreet Limited Partnership by the ADB Systems International Inc. pursuant to the general security agreement dated August 30, 2002 (with such security interest being subordinated to the Security) assigned and assumed by the Debtor; (viii) Encumbrance relating to the security interest granted to Greenwich Growth Fund by the Borrower pursuant to a general security agreement dated August 30, 2002 (with such security interest being subordinated to the Security) assigned and assumed by the Debtor and (ix) Encumbrance relating to the security interest granted to subscribers (other than Greenwich Growth Fund Ltd. and Stonestreet Limited Partnership) of convertible secured notes of ADB Systems International Inc. for an amount not greater than $300,000 (with such security interest being subordinated to the Security and such notes assigned and assumed by the Debtor); provided that "Permitted Encumbrance" does not include any or any Encumbrance which could prevent or impair in any material way the conduct of the Debtor's business as it is being conducted.

"SECURITY" has the meaning ascribed in the Loan Agreement;

"TAXES" has the meaning ascribed in the Loan Agreement; and

the terms "accessions", "accounts", "chattel paper", "documents of title", "goods", "instruments", "intangibles", "inventory", "money", "proceeds" and "securities" whenever used herein have the meanings given to those terms in the Personal Property Security Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.02              SECTIONS AND HEADINGS

                  The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof, "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03              EXTENDED MEANINGS

                  In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

                     ARTICLE 2 - GRANT OF SECURITY INTEREST

2.01              SECURITY INTEREST

                  As general and continuing security for the payment and performance of all Obligations, the Debtor hereby grants to the Secured Party a security interest in the present and future undertaking and property, both real and personal, of the Debtor (collectively, the "Collateral"), and as further general and continuing security for the payment and performance of the Obligations, the Debtor hereby assigns the Collateral to the Secured Party and mortgages and charges the Collateral as and by way of a fixed and specific mortgage and charge to the Secured Party. Without limiting the generality of the foregoing, the Collateral will include all right, title and interest that the Debtor now has or may hereafter have, be possessed of, be entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter or may hereafter have in all property of the following kinds:

         (a) Receivables: all debts, accounts, claims and choses in action for monetary amounts which are now or which may hereafter become due, owing or accruing due to the Debtor (collectively, the "Receivables");

         (b) Inventory: all inventory of whatever kind and wherever situated including, without limiting the generality of the foregoing, all goods held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in the business of the Debtor (collectively, the "Inventory");

         (c) Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property which are not Inventory (collectively, the "Equipment");

         (d)      Chattel Paper: all chattel paper;

         (e) Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

         (f) Securities and Instruments: all shares, stock, warrants, bonds, debentures, debenture stock and other securities and all instruments including, without limiting the generality of the foregoing any and all shares of Old ADB and ADB Systemer AS that New ADB may hereafter acquire (collectively, the "Securities");

         (g)      Intangibles: all intangibles not otherwise described in this
                  Section 2.01 including, without limiting the generality of the foregoing, all goodwill, Intellectual Property and Intellectual Property Rights;

         (h) Money: all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

         (i) Books, Records, Etc.: all books, papers, accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section 2.01 and all contracts, securities, instruments and other rights and benefits in respect thereof;

         (j) Substitutions. Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 2.01; and

         (k) Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral;

provided that the said assignment and mortgage and charge will not (i) extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Debtor, but should the Secured Party enforce the said assignment or mortgage and charge, the Debtor will thereafter stand possessed of such last day and must hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of the said assignment and mortgage and charge, or (ii) render the Secured Party liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which the Debtor is a party or by which it is bound.

2.02              ATTACHMENT OF SECURITY INTEREST

                  The Debtor acknowledges that value has been given and agrees that the security interest granted hereby will attach when the Debtor signs this Agreement and the Debtor has any rights in the Collateral.

             ARTICLE 3 - GENERAL REPRESENTATIONS AND WARRANTIES AND
                             COVENANTS OF THE DEBTOR

3.01              REPRESENTATIONS AND WARRANTIES

                  The Debtor hereby represents and warrants to the Secured Party that:

         (a) except for Permitted Encumbrances, the Debtor owns beneficially and of record, and has good and marketable title to, the Collateral, free and clear of any Encumbrance; and

         (b) the address of the Debtor's chief executive office and the office where it keeps its records respecting the Receivables, is that given at the end of this Agreement.

3.02              COVENANTS

                  The Debtor covenants with the Secured Party that the Debtor will:

         (a) ensure that the representations and warranties set forth herein will be true and correct at all times;

         (b) maintain, use and operate the Collateral and carry on and conduct its business in a lawful and business-like manner;

         (c) not permit the Collateral to be affixed to real or personal property so as to become a fixture or accession without the prior written consent of the Secured Party;

         (d) defend the Collateral against all claims and demands respecting the Collateral made by all persons at any time and, except as otherwise provided herein, will keep the Collateral free and clear of all security interests, mortgages, charges, liens and other encumbrances or interests except for those disclosed in a schedule hereto or hereafter approved in writing by the Secured Party prior to their creation or assumption;

         (e) not change its chief executive office and the location of the office where it keeps its records respecting the Receivables, or move any of the Inventory, Securities or Equipment from the locations specified in any schedule hereto, without the prior written consent of the Secured Party;

         (f) pay all rents, taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same become due and payable, and will exhibit to the Secured Party, when required, the receipts and vouchers establishing such payment;

         (g) keep proper books of account in accordance with sound accounting practice, will furnish to the Secured Party such financial information and statements and such information and statements relating to the Collateral as the Secured Party may from time to time require, and the Debtor will permit the Secured Party or its authorized agents at any time at the expense of the Debtor to examine the books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;

         (h) from time to time forthwith at the request of the Secured Party furnish to the Secured Party in writing all information requested relating to the Collateral, and the Secured Party will be entitled from time to time at any reasonable time to inspect the Collateral and make copies of all information relating to the Collateral and for such purposes the Secured Party will have access to all premises occupied by the Debtor or where the Collateral may be found;

         (i) from time to time forthwith at the request of the Secured Party execute and deliver all such financing statements, schedules, assignments and documents, and do all such further acts and things as may be reasonably required by the Secured Party to effectively carry out the full intent and meaning of this Agreement or to better evidence and perfect the security interest, assignment and mortgage and charge granted hereby, and the Debtor hereby irrevocably constitutes and appoints the Secured Party, or any Receiver appointed by the court or the Secured Party, the true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever the Secured Party or any such Receiver may consider it to be necessary or expedient;

         (j) not change its name or, if the Debtor is a corporation, will not amalgamate with any other corporation without first giving notice to the Secured Party of its new name and the names of all amalgamating corporations and the date when such new name or amalgamation is to become effective; and

         (k) pay to the Secured Party forthwith upon demand all reasonable costs and expenses (including, without limiting the generality of the foregoing, all legal, Receiver's and accounting fees and expenses) incurred by or on behalf of the Secured Party in connection with the carrying out of any of the provisions of this Agreement including, without limiting the generality of the foregoing, protecting and preserving the security interest, assignment and mortgage and charge granted hereby and enforcing by legal process or otherwise the remedies provided herein; and all such costs and expenses will be added to and form part of the Obligations secured hereunder.

                              ARTICLE 4 - INSURANCE

4.01              INSURANCE

                  The Debtor must obtain and maintain, at its own expense, insurance as required by section 7.1(g) of the Loan Agreement.

                       ARTICLE 5 - DEALING WITH COLLATERAL

5.01              DEALING WITH COLLATERAL BY THE DEBTOR

                  The Debtor must not sell, lease or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except that the Debtor may, until an Event of Default occurs, deal with the Collateral in the ordinary course of its business free and clear of the security interest, assignment and mortgage and charge granted hereby, but all proceeds of any such sale will continue to be subject to the security interest, assignment and mortgage and charge granted hereby.

5.02              RIGHTS AND DUTIES OF THE SECURED PARTY

         (1) The Secured Party may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

         (2) In the holding of the Collateral, the Secured Party and any nominee on its behalf is only bound to exercise the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place. The Secured Party and any nominee on its behalf will be deemed to have exercised reasonable care with respect to the custody and preservation of the Collateral if it takes such action for that purpose as the Debtor reasonably requests in writing, but failure of the Secured Party or its nominee to comply with any such request will not of itself be deemed a failure to exercise reasonable care.

5.03              REGISTRATION OF SECURITIES

                  The Secured Party may have any Securities registered in its name or in the name of its nominee and will be entitled but not bound or required to exercise any of the rights that any holder of such Securities may at any time have, provided that until an Event of Default has occurred and is continuing, the Debtor will be entitled to exercise, in a manner not prejudicial to the interests of the Secured Party or which would violate or be inconsistent with this Agreement, all voting power from time to time exercisable in respect of the Securities. The Secured Party will not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof. The Debtor must from time to time forthwith upon the request of the Secured Party deliver to the Secured Party those Securities requested by the Secured Party duly endorsed for transfer to the Secured Party or its nominee to be held by the Secured Party subject to the terms of this Agreement.

5.04              NOTIFICATION OF ACCOUNT DEBTORS

                  Before an Event of Default occurs, the Secured Party may give notice of this Agreement and the security interest and assignment granted hereby to any account debtors of the Debtor or to any other person liable to the Debtor and, after the occurrence of an Event of Default, may give notice to any such account debtors or other person to make all further payments to the Secured Party, and any payment or other proceeds of Collateral received by the Debtor from account debtors or from any other person liable to the Debtor whether before or after any notice is given by the Secured Party must be held by the Debtor in trust for the Secured Party and paid over to the Secured Party on request.

5.05              APPLICATION OF FUNDS

                  Except where the Debtor, when not in default hereunder, so directs in writing at the time of payment, all money collected or received by the Secured Party in respect of the Collateral may be applied on account of such parts of the Obligations as the Secured Party in its sole discretion determines, or may be held unappropriated in a collateral account, or in the discretion of the Secured Party may be released to the Debtor, all without prejudice to the Secured Party's rights against the Debtor.

                              ARTICLE 6 - REMEDIES

6.01              REMEDIES

         (1) On or after the occurrence of any Event of Default, (i) any or all of the Obligations will at the option of the Secured Party become immediately due and payable or be subject to immediate performance, as the case may be, without presentment, protest or notice of dishonour, all of which are expressly waived; (ii) the obligation, if any, of the Secured Party to extend further credit to the Debtor will cease; (iii) any or all security granted hereby will, at the option of the Secured Party, become immediately enforceable; and (iv) in addition to any right or remedy provided by law, the Secured Party will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both:

         (a) the Secured Party may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the "Receiver") of the Collateral (which term when used in this Section 6.01 will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term "Secured Party" when used in this
                  Section 6.01 will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Secured Party will not be in any way responsible for any misconduct or negligence of any such Receiver;

         (b) the Secured Party may take possession of the Collateral and require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at such place or places as may be specified by the Secured Party;

         (c) the Secured Party may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

         (d) the Secured Party may carry on or concur in the carrying on of all or any part of the business of the Debtor;

         (e) the Secured Party may enforce any rights of the Debtor in respect of the Collateral by any manner permitted by law;

         (f) the Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Secured Party may determine and without notice to the Debtor unless required by law;

         (g) the Secured Party may accept the Collateral in satisfaction of the Obligations upon notice to the Debtor of its intention to do so in the manner required by law;

         (h) the Secured Party may, for any purpose specified herein, borrow money on the security of the Collateral in priority to the security interest, assignment and mortgage and charge granted by this Agreement;

         (i) the Secured Party may enter upon, occupy and use all or any of the premises, buildings and plant occupied by the Debtor and use all or any of the Equipment and other personal property of the Debtor for such time as the Secured Party requires to facilitate the realization of the Collateral, free of charge, and the Secured Party will not be liable to the Debtor for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

         (j) the Secured Party may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Secured Party hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Secured Party deems reasonable, will be added to and form part of the Obligations hereby secured; and

         (k) the Secured Party may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations hereby secured.

         (2) The Secured Party may (i) grant extensions of time, (ii) take and perfect or abstain from taking and perfecting security, (iii) give up securities, (iv) accept compositions or compromises, (v) grant releases and discharges, and (vi) release any part of the Collateral or otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other security as the Secured Party sees fit without prejudice to the liability of the Debtor to the Secured Party or the Secured Party's rights hereunder.

         (3) The Secured Party will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Secured Party, the Debtor or any other person, in respect of the Collateral.

         (4) The Secured Party may apply any proceeds of realization of the Collateral to payment of expenses in connection with the preservation and realization of the Collateral as above described and the Secured Party may apply any balance of such proceeds to payment of the Obligations in such order as the Secured Party sees fit. If there is any surplus remaining, the Secured Party may pay it to any person having a claim thereto in priority to the Debtor of whom the Secured Party has knowledge and any balance remaining must be paid to the Debtor. If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the aforesaid expenses, the Debtor will be liable to pay any deficiency to the Secured Party forthwith on demand.

                               ARTICLE 7 - GENERAL

7.01              BENEFIT OF THE AGREEMENT

                  This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

7.02              ENTIRE AGREEMENT

                  This Agreement has been entered into pursuant to the provisions of the Loan Agreement and is subject to all the terms and conditions thereof and, if there is any conflict or inconsistency between the provisions of this Agreement and the provisions of the Loan Agreement, the rights and obligations of the parties will be governed by the provisions of the Loan Agreement. This Agreement cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Secured Party and the Debtor with respect to the subject matter hereof except as expressly set forth herein or in any Transaction Document (as such term is defined in the Loan Agreement).

7.03              AMENDMENTS AND WAIVERS

                  No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

7.04              ASSIGNMENT

                  The rights of the Secured Party under this Agreement may be assigned by the Secured Party without the prior consent of the Debtor in accordance with the requirements of section 12.2 of the Loan Agreement and only if the rights of the Secured Party in the Loan Agreement are assigned to the assignee as part of the same transaction.

7.05              SEVERABILITY

                  If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

7.06              NOTICES

                  Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and may be given by personal delivery or by electronic means of communication, addressed to the recipient as follows:

                  To the Secured Party:

                  The Brick Warehouse Corporation
                  16930-114 Avenue
                  Edmonton, Alberta
                  T5M 3S2

                  Attention:        Chief Financial Officer
                  Fax No.:          (780)454-0969

                  with a copy to:

                  McCarthy Tetrault LLP
                  Box 48, Suite 4700
                  Toronto Dominion Bank Tower
                  Toronto, ON M5K 1E6

                  Attention:        Jonathan Grant
                  Fax No.:          (416)868-0673

                  To the Debtor:

                  c/o ADB Systems International Inc.
                  201 - 6725 Airport Road
                  Mississauga, Ontario
                  L4V 1V2

                  Attention:        John Mackie, General Counsel
                  Fax No.:          (905)672-7514

                  with a copy to:

                  Gowling Lafleur Henderson LLP
                  Suite 5800
                  Scotia Plaza
                  Toronto, Ontario
                  M5H 3Z7

                  Attention:        David Pamenter
                  Fax No.:          (416)863-3611

or such other address, individual or electronic communication number as may be designated by notice given by any party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the next business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

7.07              ADDITIONAL CONTINUING SECURITY

                  This Agreement and the security interest, assignment and mortgage and charge granted hereby are in addition to and not in substitution for any other security now or hereafter held by the Secured Party and this Agreement is a continuing agreement and security that will remain in full force and effect until discharged by the Secured Party.

7.08              FURTHER ASSURANCES

                  The Debtor must at its expense from time to time do, execute and deliver, or cause to be done, executed and delivered, all such financing statements, further assignments, documents, acts, matters and things as may be reasonably requested by the Secured Party for the purpose of giving effect to this Agreement or for the purpose of establishing compliance with the representations, warranties and covenants herein contained.

7.09              POWER OF ATTORNEY

                  Upon the occurrence of an Event of Default that is continuing, the Debtor hereby irrevocably constitutes and appoints any officer for the time being of the Secured Party the true and lawful attorney of the Debtor, with full power of substitution, to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever the officer may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement.

7.10              DISCHARGE

                  The Debtor will only be discharged from the Obligations or from this Agreement upon payment in full to the Secured Party of the Obligations in accordance with the Loan Agreement.

7.11              GOVERNING LAW

                  This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

7.12              EXECUTED COPY

                  The Debtor acknowledges receipt of a fully executed copy of this Agreement.

                  IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written, above.

                                           ADB SYSTEMS INTERNATIONAL LTD.

                                           By: _________________________________
                                                Name:
                                                Title:

                                           THE BRICK WAREHOUSE CORPORATION

                                           By: _________________________________
                                                Name:
                                                Title:

 ADDRESS OF DEBTOR

Location of Chief Executive Office and location of Business Records:

ADB Systems International Inc.
6725 Airport Road, Suite 201
Mississauga, Ontario
L4V 1V2

Norwegian Office:
Vigveien 2,
4050, Sola, Norway

United Kingdom Office:
3000 Cathedral Hill,
Guildford, Surrey
England

                                 SCHEDULE 1.1-C

                           NORWEGIAN PLEDGE AGREEMENT

                  THIS AGREEMENT is made as of August 23, 2002

                                        BETWEEN

                           ADB SYSTEMS INTERNATIONAL INC., an Ontario corporation having its principal place of business at 6725 Airport Road, Suite Mississauga, Ontario L4V 1V2, Canada (hereinafter referred to as the "BORROWER")

                                           and

                           THE BRICK WAREHOUSE CORPORATION, a federal corporation having its principal place of business at 16930 - 114 Avenue, Edmonton, Alberta T5M 3S2, Canada (hereinafter referred to as the "LENDER").

         WHEREAS the Borrower and the Lender have entered into as of August 23, 2002 a loan agreement for funding the future operations of the Borrower;

         WHEREAS the Borrower and the Lender have entered into as of August 23, 2002 a general security agreement whereby the Borrower agrees to grant the security interest and assignment mortgage and charge in order to secure the performance of its obligations to the Lender and whereby this pledge agreement constitute the Norwegian implementation of the loan and security arrangement; and

         WHEREAS the Borrower owns 99,3 % of issued and outstanding shares in the Norwegian company ADB Systemer AS, having its principal place of business at Vingveien 2, 4050 Sola, Norway, and has the right to acquire the remaining 0,7 % shares.

NOW, THEREFORE, the parties agree as follows:

1.       THE LOAN

1.1      PRINCIPAL AMOUNT.

Subject to the terms and conditions hereof and in accordance with the loan agreement as referred to above, Lender shall make the loan to Borrower during the period commencing on the date hereof and ending on November 30, 2003. Subject to the terms hereof, the loan will be advanced as follows:

    (a) an initial advance in the principal amount of One Million Dollars ($1,000,000.00) (the "FIRST ADVANCE");

     (b) a second advance in the principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "SECOND ADVANCE"); and

     (c) Lender shall deposit into a joint bank account of the Borrower and the Lender to be held and disbursed to Borrower the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the "EXPENSES ADVANCE").

         The First Advance, Second Advance and Expenses Advance shall together constitute the aggregate principal sum of the loan hereunder (the "PRINCIPAL").

1.2      INTEREST.

         The Borrower shall pay interest on each Advance at a rate per annum equal to 12% per annum, compounded monthly. Such interest shall be payable on repayment of the Principal from and including the drawdown date for such advance to and including the day immediately preceding repayment of Principal hereunder and shall be calculated on the principal amount of the loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be.

         Upon the occurance of an event of default, the Borrower shall pay interest on the outstanding Principal at a rate per annum equal to 24% per annum, coumpounded monthly with interest on all overdue interest at the same rate, such interest to be payable on demand.

1.3      REPAYMENT.

         The Borrower hereby agrees to repay the Principal and accrued and unpaid interest thereon as follows:

                  a) on or before November 30, 2002 upon the occurrence of an event of default by the Borrower; and

                  b) after November 30, the earlier of (i) June 30, 2003, or
                  (ii) upon the occurrence of and event of default by the Borrower, or (iii) on demand by the Lender.

2.       LEGAL STATUS OF LOAN ARRANGEMENT.

         This Norwegian Pledge Agreement is to be considered as a written acknowledgement of debt whereby the Borrower accepts that the loan, interest and collection expenses may be collected in Norway by the Lender without taking out legal actions before the courts, pursuant the Norwegian Enforcement Act section 7-2, litra a, of June 26, 1992 No. 86 by taking advantage of the pledge arrangement.

3.       PLEDGED ARRANGEMENT.

         Borrower accepts that all its presents and future owned shares in the Norwegian company ADB Systemer AS are pledged as security for the loan as referred to under article 1 hereabove in favour of Lender.

         This Norwegian Pledge Agreement is to be registered in the Shareholder Registry Book of ADB Industrier AS pursuant to the Norwegian Joint Stock Companies' Act of 13 June 1997, No. 44, article 4-8.

         ADB Systems International Inc. shall cause and ADB Systemer AS shall, pursuant to section 4-8, third paragraph, third sentence issue a statement saying that this Norwegian Pledge Agreement has been registered in the company's Shareholder Registry Book.

4.       GOVERNING LAW.

         This agreement is to be construed and interpreted according to Norwegian law.

This agreement has been executed into two originals, one to each party.

_____________________________              ______________________
ADB SYSTEMS INTERNATIONAL INC.             THE BRICK WAREHOUSE
                                           CORPORATION

The following two witnesses confirm the signatures of ADB Systems International
Inc:

Signature:                                           Signature:
Name:                                                Name:
Age:                                                 Age:
Position:                                            Position:
Address:                                             Address:

The following two witnesses confirm the signatures of The Brick Warehouse
Corporation:

Signature:                                          Signature:
Name:                                               Name:
Age:                                                Age:
Position:                                           Position:
Address:                                            Address:

                                 SCHEDULE 1.1-D

                             OLD ADB'S DOMAIN NAMES

DOMAIN NAME           RECORD CREATED           RECORD EXPIRES       LAST UPDATED
Bid.com               Mar. 04, 1998            Mar. 04, 2010         April 8, 2000

                                 SCHEDULE 1.1-E

                               OLD ADB'S SOFTWARE

WorkMate - a comprehensive enterprise asset management solution that allows organizations to automate and integrate maintenance management, materials management and procurement activities.

ProcureMate - a web-based solution that allows organization to streamline the purchasing of maintenance, repairs and operating (MRO) supplies while reducing procurement costs.

Dyn@mic Buyer - an on-line solution that helps organizations automate their tendering activities (e.g. reverse auctions, request for quotations/proposals) and reduce procurement costs.

Dyn@mic Seller - a web-based sales solution that enables organizations to manage inventory and reduce surplus through the use of on-line auctions, including the completion of on-line retail transactions.

              In each case there are various versions in existence.

                                 SCHEDULE 1.1-F

                              OLD ADB'S TRADE-MARKS

---------------------------------------------------------------------------------------------------
COUNTRY          TRADEMARK                     APP. NO.         REG. NO.             STATUS
---------------------------------------------------------------------------------------------------
Canada           BID.COM                       1,056,622        -                    In Examination
---------------------------------------------------------------------------------------------------
Canada           BID.COM Design                1,056,624        -                    In Examination
---------------------------------------------------------------------------------------------------

                                 SCHEDULE 3.1(i)
                  [LETTERHEAD OF GOWLING LAFLEUR HENDERSON LLP]

August 28, 2002
The Brick Warehouse Corporation
16930 - 114 Avenue
Edmonton, Alberta
T5M 3S2

- and -

McCarthy Tetrault LLP
Suite 4700
Toronto Dominion Bank Tower
Toronto, Ontario
M5K 1E6

Dear Sirs/Mesdames:

RE: ADB SYSTEMS INTERNATIONAL INC.

We have acted as counsel to ADB Systems International Inc. ("Old ADB") and ADB Systems International Ltd. ("New ADB") in connection with a loan agreement (the "Loan Agreement") made as of August 23, 2002 among The Brick Warehouse Corporation (the "Lender"), Old ADB and New ADB.

Terms used in this opinion that are defined in the Loan Agreement and are not otherwise defined herein have the same meaning herein as in the Loan Agreement.

MATERIALS REVIEWED

We have examined executed copies of each of the following documents, and all such documents except the Norco Pledge are referred to as the "Documents":

         (a)      the Loan Agreement;

         (b) the general security agreement (the "Old ADB GSA") made as of August 23, 2002 between the Lender and Old ADB;

         (c) the general security agreement (the "New ADB GSA") made as of August 23, 2002 between the Lender and New ADB;

         (d) the co-operation agreement (the "Co-operation Agreement") made as of August 23, 2002 between the Lender, Old ADB and New ADB;

         (e) the arrangement agreement (the "Arrangement Agreement") made as of August 23, 2002 between Old ADB and New ADB;

         (f) the general conveyance and assumption agreement (the "General Conveyance and Assumption Agreement") made as of August 23, 2002 between Old ADB and New ADB;

         (g) the supply, services and license agreement (the "Supply Services and License Agreement") made as of August 23, 2002 between the Lender, Old ADB and New ADB; and

         (h) the Dynamic Seller(TM)joint ownership agreement (the "Joint Ownership Agreement") made as of August 23, 2002 between the Lender and New ADB.

Old ADB and New ADB are hereinafter collectively referred to as the "Corporations".

ASSUMPTIONS AND FACT RELIANCE

For the purposes of the opinions expressed herein, we have examined:

         (a) a certified copy of the articles and by-laws of the Corporations;

         (b) a certificate of status (the "Certificate of Status") dated August 26, 2002 issued pursuant to the Business Corporations Act (Ontario) (the "OBCA") in respect of Old ADB, a copy of which has been delivered to you;

         (c) a Certificate of Status dated August 26, 2002 issued pursuant to the Business Corporations Act (Ontario) (the "OBCA") in respect of New ADB, a copy of which has been delivered to you;

         (d) a certified copy of the resolutions of the directors of the Corporations dated August 26, 2002, authorizing the execution and delivery of the Documents;

         (e)      the Documents;

         (f) certificates of officer of the Corporation (the "Officer's Certificates"), a copy of each of which is attached hereto as Schedule "A" and Schedule "B"; and

         (g) certificates issued under the Personal Property Security Act (Ontario) (the "PPSA Certificates") in respect of each of Old ADB and New ADB dated as of August 22, 2002 showing registration of financing statements numbers 886586994 and 886672368, respectively, in favour of the Lender.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In connection with all documents which we have examined, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise. We have also assumed that all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials, including without limitation the PPSA Certificate, are complete, true and accurate.

We have also assumed that each of the Documents has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, each of the parties thereto other than the Corporations, enforceable against each of the parties thereto other than the Corporations in accordance with its terms. In particular, and with your permission, in expressing our opinions herein, we have relied exclusively and without independent investigation or verification, upon the following instruments, all of which have been provided to you:

         (a) as to our opinion expressed in paragraph 1 herein, the Certificates of Status; and

         (b) as to certain matters of fact set out therein, the Officer's Certificates.

The opinions expressed below are restricted to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Our opinions do not anticipate or take into account any changes in law whether by legislative, governmental, regulatory or judicial action after the date hereof. We understand that the reliances, limitations and assumptions expressed herein are satisfactory to you.

We did not effect the registration of financing statements under the PPSA against Old ADB or New ADB or any other entity and we have relied exclusively on the PPSA Certificates as evidence that valid and effective registrations have been made in accordance with the information shown in such PPSA Certificates.

OPINIONS

Based and relying upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

1. Old ADB and New ADB are corporations incorporated and existing under the Business Corporations Act (Ontario) (the "Act").

2. Each Corporation has the corporate power and capacity to execute, deliver and perform its obligations under each Document to which it is a party.

3. Each Corporation has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Document to which it is a party, and each Corporation has duly executed and delivered each Document to which it is a party.

4. Each Document constitutes a legal, valid and binding obligation of the Corporation which is a party thereto, enforceable against such Corporation in accordance with its terms.

5. The execution and delivery of each Document by the Corporation which is a party thereto and the performance by such Corporation of its obligations thereunder do not breach or result in a default under:

         (a)      the articles or by-laws of such Corporation, or

         (b) any law, statute or regulation of the Province of Ontario or of Canada which is applicable in the Province of Ontario to which such Corporation is subject.

6. To the best of our knowledge, there are no actions, proceedings or investigations pending against either of the Corporations.

7. No authorization, consent, permit or approval of, or other action by, or filing with or notice to, any governmental agency or authority, regulatory body, court, tribunal or other similar entity having jurisdiction is required in connection with the execution and delivery of each Document by the Corporation which is a party thereto and the performance by such Corporation of its obligations thereunder, other than the registration of a financing statement pursuant to the PPSA against each of the Corporations.

8.       The Old ADB GSA Agreement:

         (a) creates a valid security interest in favour of the Lender in the personal property collateral described therein in which Old ADB now has rights, and

         (b) is sufficient to create a valid security interest in favour of the Lender in the personal property collateral described therein in which Old ADB hereafter acquires rights when those rights are acquired by Old ADB, in each case to secure the payment and performance of the obligations described therein as being secured thereby.

9.       The New ADB GSA:

         (a) creates a valid security interest in favour of the Lender in the personal property collateral described therein in which New ADB now has rights, and

         (b) is sufficient to create a valid security interest in favour of the Lender in the personal property collateral described therein in which New ADB hereafter acquires rights when those rights are acquired by New ADB, in each case to secure the payment and performance of the obligations described therein as being secured thereby.

10. Old ADB has (i) the corporate power and capacity to execute, deliver and perform its obligations under the Norco Pledge, (ii) taken all necessary corporate action to authorize the execution, delivery and performance by it under the Norco Pledge, and (iii) duly executed and delivered the Norco Pledge.

QUALIFICATIONS

The foregoing opinions are subject to the following qualifications:

         (a) The enforceability of the Documents is subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and other laws of general application limiting the enforcement of creditors' rights generally.

         (b) The enforceability of the Documents is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court.

         (c) The Lender may be required to give a reasonable time to repay following a demand for payment prior to taking any action to enforce any right of repayment or before exercising any of the rights and remedies expressed to be exercisable under the Documents.

         (d) The validity and enforceability of any provision inserted in any Document that purports to sever from such Document any provision that is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such Document would be determined only in the discretion of a court.

         (e) The costs of and incidental to any proceedings taken in a court are in the discretion of the court, and the court has the power to determine by whom and to what extent such costs shall be paid.

         (f) A receiver, manager or receiver-manager appointed pursuant to any Document may be treated as the agent of the Lender and not solely of the applicable Corporation, notwithstanding any provision in such Document to the contrary.

         (g) The qualification of any opinion or statement with respect to the existence or absence of facts "to the best of our knowledge" means actual knowledge of the lawyers of the firm involved in the preparation of the Documents without any independent investigation or inquiry.

         (h) The enforceability of the Documents may be limited by general principles of law and equity relating to the conduct of the parties thereto prior to execution of or in the administration or performance of the Documents, including, without limitation:

                  (i) Undue influence, unconscionability, duress, misrepresentation and deceit;

                  (ii)     Estoppel and waiver;

                  (iii)    Laches; and

                  (iv) Reasonableness and good faith in the exercise of discretionary powers.

         (i) We express no opinion as to the enforceability of any provision of which purports to limit jurisdiction of proceedings to the courts of Ontario;

         (j) The PPSA imposes certain obligations on secured creditors which cannot be varied by contract. The PPSA may also affect the enforcement of certain rights and remedies contained in the Security Documents to the extent that those rights and remedies are inconsistent with or contrary to the PPSA including, without limitation, sections 16, 17 and 39 and Part V of the PPSA;

         (k) We have taken no steps to provide the notices or to obtain the acknowledgements prescribed in Part VII of the Financial Administration Act (Canada) relating to the assignment of federal Crown debts. An assignment of federal Crown debts which does not comply with that Act is ineffective as between the assignor and the assignee and as against the Crown. Consequently, the Lender would not have a valid security interest in federal Crown debts unless that act is complied with;

         (l) We express no opinion as to whether a security interest may be created in:

                  (i) property consisting of a receivable, license, approval, privilege, franchise, permit, lease or agreement (collectively, "Special Property") to the extent that the terms of the Special Property or any applicable law prohibit its assignment or require, as a condition of its assignability, a consent, approval or other authorization or registration which has not been made or given; or

                  (ii) permits, quotas or licenses which are held by or issued to either of the Corporations.

         (m) We express no opinion as to any security interest created by the Old ADB GSA or the New ADB GSA with respect to any property of the Corporation that is transformed in such a way that it is not identifiable or traceable or any proceeds of property of the Corporations that are not identifiable or traceable;

         (n) We express no opinion as to whether either of the Corporations has title to or any rights in the Collateral, nor as to the priority of any security interest created by the Old ADB GSA or the New ADB GSA;

         (o) We have not registered the Old ADB GSA or the New ADB GSA in any land registry office or under any land registry statutes even though the PPSA Security Documents may create a security interest in real property, leases of real property, property which is now or may hereafter become a fixture or a right to payment under a lease, mortgage or charge of real property;

         (p) We express no opinion as to the enforceability of Section 8.3 of the Loan Agreement; and

         (q) Old ADB cannot effect the Arrangement contemplated in the Documents without the prior approval of its shareholders, the approval of the Court and the filing of articles of arrangement and issuance of a certificate of arrangement pursuant to Section 182 and 183 of the Act and the approval of the Court pursuant to the Bulk Sales Act (Ontario).

This opinion is furnished solely for the benefit of the addressees hereof in connection with the transactions contemplated by the Loan Agreement and may not be circulated to, or relied upon by, quoted from, or referred to by any other person or used for any other purpose, without our prior written consent.

Yours very truly,

                                   SCHEDULE"A"
                                TO THE OPINION OF
                          GOWLING LAFLEUR HENDERSON LLP
                              DATED AUGUST 28, 2002

                              OFFICER'S CERTIFICATE
                         ADB SYSTEMS INTERNATIONAL INC.

TO:      GOWLING LAFLEUR HENDERSON LLP

RE: Certificate in connection with opinion delivered on closing of a Loan Transaction and Plan of Arrangement

THE UNDERSIGNED, Vice-President, General Counsel and Secretary of ADB Systems International Inc. (the "Corporation") hereby certifies on behalf of the Corporation and not in a personal capacity as follows:

1. I have read and am familiar with a Loan Agreement and the Schedules thereto (the "Loan Agreement") among the Corporation and The Brick Warehouse Corporation and ADB Systems International Ltd. made as of August 23, 2002. All terms used herein and not otherwise defined herein and which are defined in the Loan Agreement shall have the meanings ascribed to them therein, unless the context otherwise requires.

2. I have made or caused to be made such examinations and investigations as are, in my opinion, necessary to make the statements contained herein and I have furnished this certificate with the intention that it may be relied upon by Gowling Lafleur Henderson LLP ("Gowlings") in connection with the opinion to be given by Gowlings to the parties named in such opinion. I acknowledge that the matters set forth herein are being relied upon by Gowlings, without independent investigation, in connection with its opinion.

3. The minute books and corporate records of the Corporation made available to you are the original minute books and records of the Corporation and contain the minutes, or certified copies thereof, of all proceedings of the shareholders, directors and committees of the board of directors of the Corporation as of the date hereof and, subject as aforesaid and herein otherwise provided, there have been no other meetings, resolutions or proceedings of the shareholders, of the board of directors or of committees of the board of directors of the Corporation to the date hereof not reflected in such minute books and corporate records. Such minute books and records are true, correct and complete in all material respects and since being made available as aforesaid there have been no changes, additions or alterations thereto. The articles and by-laws of the Corporation attached hereto as Appendix "A" are certified to be true and complete copies of such documents and are in full force and effect, unamended as of the date hereof.

4. The Corporation is a corporation amalgamated under the laws of Ontario and has not been dissolved.

5. The Corporation is not insolvent. No acts or proceedings have been taken by the Corporation, its directors or shareholders for, and no notice has been received in respect of, the liquidation, dissolution, winding-up, insolvency, bankruptcy, amalgamation, arrangement, reorganization or continuation of the Corporation and no such proceedings are pending, in the process or contemplated by have been commenced or are being contemplated by such corporations, its directors or shareholders or, to my knowledge, have been commenced or are being contemplated by any other party.

6. At the date hereof, the Corporation is up-to-date in the filing of all returns required by governmental authorities, including under corporate, securities and tax legislation. Neither the Corporation nor the Subsidiaries have received any notice of any proceedings to cancel their certificates of incorporation or otherwise to terminate their existence.

7. The Corporation has all licenses, permits, authorizations and other approvals and the proprietary rights provided in law to all patents, trademarks, copyrights, industrial designs, software, firmware, trade secrets, know-how, show-how, concepts, information and other intellectual and industrial property necessary to permit it to conduct its business.

8. The Transaction Documents and the agreements, certificates and instruments contemplated thereby to be delivered by the Corporation (collectively, the "Agreements") were executed on behalf of the Corporation by John Mackie, who holds the office of Vice-President, General Counsel and Secretary of the Corporation, on the date of execution and delivery of the Agreements.

DATED the 28th day of August, 2002.

                                           _____________________________________
                                           JOHN MACKIE
                                           VICE-PRESIDENT, GENERAL COUNSEL AND
                                           SECRETARY

For Ministry Use Only                            Ontario Corporation Number
A i'usage exclusif du ministere                  Numero de la societe en Ontario

[OFFICIAL SEAL]                                             1217515
                                                --------------------------------

Form 3 Business Corporations Act

Formule 3 Loi sur les societes par actions

                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1. The name of the corporation is:           Denomination sociale de la societe:
--------------------------------------------------------------------------------
B I D. C O M  I N T E R N A T I O N A L  I N C.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. The name of the corporation is            Nouvelle denomination sociale de la
   changed to (if applicable):               societe(s'il y a lieu):
--------------------------------------------------------------------------------
A D B  S Y S T E M S  I N T E R N A T I O N A L  I N C.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Date of incorporation/amalgamation:       Date de la constitution ou de la
                                             fusion:

                                   1997 01 09
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

4. The articles of the corporation are       Les statuts de la societe sont
   amended as follows:                       modifies de la facon suivante:

To consolidate all of the common shares of the Corporation presently issued and outstanding on the basis of 1 consolidated common share for each 2 common shares presently outstanding with any fractional shares arising as a result of such consolidation being adjusted to the nearest whole share.

To change the name of the Corporation to ADB Systems International Inc.

5. The amendment has been duly               La modification a ete dument
   authorized as required by Sections        autorisee contormement aux articles
   168 & 17.0 (as applicable) of the         168 et 170 (selon le cas) de la Loi
   Business Corporations Act.                sur les societes par actions.

6. The resolution authorizing the            Les actionnaires ou les
   amendment was approved by the             administrateurs (selon le cas) de
   shareholders/directors (as                la societe ont approuve la
   applicable) of the corporation on         resolution autorisant la
                                             modification le

       2001 10 10
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in                 Les presents status sont signes en
duplicate.                                   double exemplaire.

                                                  Bid.Com International Inc.
                                            ------------------------------------
                                                    (Name of Corporation)
                                            (Denomination sociale de la societe)

                                 By:/Par: /s/ [ILLEGIBLE]       Secretary
                                          --------------------------------------
                                           (Signature)   (Description of Office)
                                           (Signature)          (Fonction)

For Ministry Use Only                              Ontario Corporation Number
A i'usage exclusif du ministere                  Numero de la societe en Ontario

[OFFICIAL SEAL]                                            1217515
                                                --------------------------------

Form 3 Business Corporations Act

Formule 3 Loi sur les societes par actions

                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1. The present name of the corporation       Denomination sociale actuelle de la
   is:                                       societe:
--------------------------------------------------------------------------------
B I D. C O M  I N T E R N A T I O N A L  I N C.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. The name of the corporation is            Nouvelle denomination sociale de la
   changed to (if applicable):               societe(s'il y a lieu):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Date of incorporation/amalgamation:       Date de la constitution ou de la
                                             fusion:
   1997 Jan 9
--------------------------------------------------------------------------------
         (Year, Month, Day)                         (annee, mois, jour)

4. The articles of the corporation are       Les statuts de la societe sont
   amended as follows:                       modifies de la facon suivante:

By deleting from paragraph 8 of the articles of amalgamation of the Corporation, certified effective January 9, 1997, the First Series of Preference Shares designated as Series "A" 7% Cumulative Preference Shares.

5. The amendment has been duly               La modification a ete dument
   authorized as required by Sections        autorisee conformement aux articles
   168 & 170 (as applicable) of the          168 et 170 (selon le cas) de la Loi
   Business Corporations Act.                sur les societes par actions.

6. The resolution authorizing the            Les actionnaires [?](selon le cas)
   amendment was approved by the             de la societe ont approuve la
   shareholders/[?](as applicable) of the    resolution autorisant la
   corporation on                            modification le

   1999 Jun 7
   -----------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in                 Les presents statuts sont signes en
duplicate.                                   double exemplaire.

                                                  BID.COM INTERNATIONAL INC.
                                            ------------------------------------
                                                    (Name of Corporation)
                                            (Denomination sociale de la societe)

                                                               Assistant
                                 By/Par: /s/ [ILLEGIBLE]       Secretary
                                         ---------------------------------------
                                            (Signature)  (Description of Office)
                                            (Signature)        (Fonction)

For Ministry Use Only                               Ontario Corporation Number
A i'usage exclusif du ministere                  Numero de la societe en Ontario

[OFFICIAL SEAL]                                            1217515
                                                --------------------------------

Form 3 Business Corporations Act

Formule 3 Loi sur les societes par actions

                             ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1. The present name of the corporation       Denomination sociale actuelle de
   is:                                       la societe:
--------------------------------------------------------------------------------
I N T E R N E T  L I Q U I D A T O R S  I N T E R N A T I O N A L  I N C .
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. The name of the corporation is            Nouvelle denomination sociale de la
   changed to (if applicable):               societe(s'il y a lieu):
--------------------------------------------------------------------------------
B I D. C O M   I N T E R N A T I O N A L  I N C.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Date of incorporation/amalgamation:       Date de la constitution ou de la
                                             fusion:
1997 Jan 9
--------------------------------------------------------------------------------
        (Year, Month, Day)                           (annee, mois, jour)

4. The articles of the corporation are       Les statuts de la societe sont
   amended as follows:                       modifies de la facon suivante:

To change the name of the Corporation to Bid.Com International Inc.

To increase the allowable maximum number of directors from ten (10) to fifteen
(15).

5. The amendment has been duly               La modification a ete dument
   authorized as required by Sections        autorisee conformement aux articles
   168 and 170 (as applicable) of the        168 et 170 (selon le cas) de la
   Business Corporations Act.                Loi sur les societes par actions.

6. The resolution authorizing the            Les actionnaires[?](selon le cas)
   amendment was approved by the             de la societe ont approuve la
   shareholders/[?](as applicable) of the    resolution autorisant la
   corporation on                            modification le

   1998 Jun 23
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in                 Les presents statuts sont signes en
duplicate.                                   double exemplaire.

                                             INTERNET LIQUIDATORS
                                             INTERNATIONAL INC.
                                             -----------------------------------
                                                    (Name of Corporation)
                                            (Denomination sociale de la societe)

                                 By/Par: /s/ [ILLEGIBLE]       Secretary
                                         ---------------------------------------
                                          (Signature)    (Description of Office)
                                          (Signature)    (Fonction)

For Ministry Use  Only                             Ontario Corporation Number
A i'usage exclusif du ministere                  Numero de la societe en Ontario

[OFFICIAL SEAL]                                             1217515
                                                --------------------------------

Form 4 Business Corporations Act

Formule 4 Loi sur les societes par actions

                            ARTICLES OF AMALGAMATION
                                STATUTS DE FUSION

1. The name of the amalgamated               Denomination sociale de la societe
   corporation is:                           issue De la fusion:

--------------------------------------------------------------------------------
I N T E R N E T  L I Q U I D A T O R S  I N T E R N A T I O N A L  I N C.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. The address of the registered             Address du siege social:
   office is:

5915 Airport Road, Suite 330
--------------------------------------------------------------------------------
   (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero ou bureau)

Mississauga, Ontario                                                 L 4 V 1 T 1
--------------------------------------------------------------------------------
           (Name of Municipality or Post Office)                   (Postal Code)
      (Nom de la municipalite ou du bureau de poste)               (Code Postal)

3. Number (or minimum and maximum            Nombre (ou nombres minimal et
   number) of directors is:                  maximal) d'administrateurs:

   Minimum of 3; Maximum of 10

4. The director(s) is/are:                           Administrateur(s):

                                                                                                         Resident
                                                                                                         Canadian
                                             Residence address, giving Street & No. or R.R. No.,         State
                                             municipality and postal code                                Yes or No
                                             Adresse personnelle. y compns la rue et le numero, le       Resident
First name. initials and surname             numero de la R.R., le nom de la municipalite et le code     Canadian
Prenom, initiales et nom de famille          postal                                                      Oui/Non
-------------------------------------------------------------------------------------------------------------------
Paul Godin                                   175 Lloyd's Lane, Box 133, R.R. #2,
                                             Kettleby, Ontario LOG 1J0                                   Yes

Christopher Bulger                           63 Bowmore Road,
                                             Toronto, Ontario M4L 3J1                                    Yes

Duncan Copeland                              B62 Waterloo Street,
                                             London, Ontario N6A 3W6                                     Yes

Jeffrey Lymburner                            99 Lake Promenade,
                                             Etobicoke, Ontario M8W 1A2                                  Yes

Frank Clegg                                  2365 Prince John Boulevard,
                                             Mississauga, Ontario L5K 2J2                                Yes

5. (A) The amalgamation agreement has     (A) Les administrateurs de chaque
       been duly adopted by [?]               societe qui fusione ont [?] adopte
       shareholders of each of the            la convention de fusion
       amalgamating corporations as           conformement au paragraphe 176 (4)
       required by subsection 176 (4)         de la Loi sur les societes par
       of the Business Corporations   [ ]     actions a la date
       Act on the date set out below.         mentionnee ci-dessous.

       -----------------------------------------------------------------
                             Check         Cocner
                             A or B        A ou B
       -----------------------------------------------------------------

   (B) The amalgamation has been          (B) Les administrateurs de chaque
       approved by the directors of   [X]     societe qui fusionne ont approuve
       each amalgamating corporation          la fusion par vote de resolution
       by a resolution as required by         conformement a l'article 177 de la
       section 177 of the Business            sur les societes par actions a la
       Corporations Act on the date           date mentionnee ci-dessous.
       set out below.

       The articles of amalgamation in        Les status de fusion reprennent
       substance contain the provisions       essentieliement les dispositions
       of the articles of incorporation       des status constitutes de
       of

                  INTERNET LIQUIDATORS INTERNATIONAL INC.
--------------------------------------------------------------------------------
       and are more particularly set out in   et sont enonces textuellement
       these articles.                        aux presents status.

Names of amalgamating
corporations                     Ontario Corporation Number
Denomination sociale des         Numero de la societe en            Date of Adoption/Approval
societes qui fusionnent          Ontario                            Date d'adoption ou d'approbation
-------------------------------------------------------------------------------------------------------------------
Internet Liquidators
 International Inc.                      571083                       November 25, 1996

Internet Liquidators
 Inc.                                   1145907                       November 25, 1996

6.  Restrictions if any, [?] business        [?]
    the corporation may carry on or
    on [?] the corporation may
    exercise.

         None.

7.  The classes and any maximum number       Categories et nombre maximal,
    of shares that the corporation is        s'ily a lieu, d'actions que la
    authorized to issue:                     socite est autonsee a emmettre:

         An unlimited number of common shares and an unlimited number of Preference Shares, issuable in series.

8.  Rights, privileges [?] and               [?]
    conditions (if any) attaching to
    [?] of shares and
    directors authority with
    [?] to any class of shares
     which is to be issued in series:

    See pages 4A to 4E.

                                                                              4A

         (i) the preference shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement on them of a certificate of amendment in respect of them, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

         (ii) the preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preference shares. The preference shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such preference shares as may be fixed in accordance with clause (b)(i);

         (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all series of preference shares shall participate ratably in respect of such dividends and return of capital:

         (iv) the preference shares of any series may be voting shares, entitled to vote pari passu with the common shares at meetings of the common shareholders of the Corporation; and.

         (v) the preference shares of any series may be made convertible into common shares.

         First Series - Series "A" 7% Cumulative Preference Shares

         1. creating an unlimited number of 7% cumulative preference shares with the following terms, rights, conditions and attributes:

                                                                              4B

         (i)      Liquidation, Dissolution or Winding-Up

                  In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs:

                  (a) the holders of the 7% cumulative preference shares shall be entitled to receive from the assets of the Corporation a sum equivalent to the aggregate Redemption Amount (as hereinafter defined) of all of the shares held by them respectively before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common share or shares of any other class ranking junior to the shares. After payment to the holders of the shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the Corporation. The Redemption Amount is hereby defined as $ 10.00 per share and the aggregate Redemption Amount shall be $10.00 times the total amount of issued and outstanding 7% cumulative preference shares at such time as any one of the above defined events occurs.

         (ii)     Voting Rights

                  (a) the holders of the 7% cumulative preference shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation unless the meeting is called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof, in which case the holders of the 7% cumulative preference shares shall be entitled to receive notice of such meeting. The holders of the 7% cumulative preference shares shall not be entitled either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except a meeting called to consider, or a resolution in writing in respect of, any amendment to these Articles in respect of which the holders of the 7% cumulative preference shares would be entitled to vote separately as a class pursuant to the Act.

         (iii)    Dividends

                  The holders of the 7% cumulative preference shares shall be entitled to receive out of the moneys of the Corporation, fixed, preferential, cumulative, cash dividends at the rate of $0.70 per share per annum payable quarterly on dates to be fixed from time to time by the directors; such dividends shall accrue and be cumulative from the respective dates of issue of the 7% cumulative preference shares if the Corporation shall not have paid the said dividends in full on all of the 7% cumulative preference shares then issued and outstanding, such dividends on the unpaid amount thereof shall be paid on a subsequent date or dates in priority to dividends on any convertible preference shares and any

                                                                              4C

                  shares of any other class ranking junior to the 7% cumulative preference shares; no dividend shall be declared or paid or set apart for the 7% cumulative preference shares and any shares of any other class ranking junior to the 7% cumulative preference shares then issued and outstanding until such dividends or the unpaid par thereof on all 7% cumulative preference shares then issued and outstanding shall have been declared or paid or provided for at the date of such declaration on payment or setting apart.

         (iv)     Redemption at the Option of the Holder

                  (a) A holder of 7% cumulative preference shares shall be entitled to require the Corporation to redeem at any time and from time to time upon giving notice as hereinafter provided, all or any number of the 7% cumulative preference shares registered in the name of such holder on the books of the Corporation at a redemption price per share of $10.00 and all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such redemption (less the amount of any tax which the Corporation is required to and does withhold therefrom).

                  (b) A holder of 7% cumulative preference shares exercising his option to have the Corporation redeem, shall give notice to the Corporation which notice shall set out the date on which the Corporation is to redeem which date shall not be less than 10 days nor more than 30 days from the ate of the notice and if the holder desires to have less than all the 7% cumulative preference shares registered in his name redeemed by the Corporation, the number of the holder's shares to be redeemed. The date on which the redemption at the option of the holder is to occur shall be the option redemption date. The holder of any 7% cumulative preference shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date.

                  (c) Upon delivery to the Corporation of a share certificate or certificates representing the 7% cumulative preference shares which the holder desires to have the Corporation redeem, the Corporation shall on the option redemption date, to the extent permitted by applicable law, redeem such 7% cumulative preference shares by paying to the holder the redemption price therefor.

                  (d) Upon payment of the redemption price of the 7% cumulative preference shares so redeemed by the Corporation, the holder thereof shall cease to be entitled to dividends or to exercise any rights of holders in respect thereof.

                  (e) If the redemption by the Corporation on any option redemption date of all 7% cumulative preference shares to be redeemed on such date would be contrary to applicable law, the Corporation shall be obligated to redeem only the maximum number of 7% cumulative preference shares (rounded to the next

                                                                              4D

                  lower multiple of 100 shares) which the Corporation determines it is then permitted to redeem, such redemptions to be made pro rata (disregarding fractions of shares) according to the number of 7% cumulative preference shares required by each such holder to be redeemed by the Corporation and the Corporation shall issue new certificates representing the 7% cumulative preference shares not redeemed by the Corporation and the Corporation shall redeem in the manner contemplated by paragraph (iv) on each dividend date thereafter the maximum number of such 7% cumulative preference shares as would then be not contrary to applicable law.

         (v)      Redemption at the Option of the Corporation

                  (a) The Corporation may at its option at any time from the date of issue redeem all or from time to time any pan of the outstanding 7% cumulative preference shares on payment to the holders thereof, for each share to be redeemed, an amount equal to $10.00 and all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such redemption (less the amount of any tax which the Corporation is required to and does withhold tax therefrom).

                  (b) Before redeeming any 7% cumulative preference shares the Corporation shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the records of the Corporation or, in the event of the address of any such holder not appearing on the record of the Corporation, then to the last known address of such holder, at least 30 days before the date specified for redemption; such notice shall set out the redemption price, the date on which redemption is to take place and, if par only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. In case a part only of the outstanding 7% cumulative preference shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine or as nearly as may be pro rata (disregarding fractions) according to the number of 7% cumulative preference shares held by each holder. In case a part only of the 7% cumulative preference shares represented by any certificate shall be redeemed, a new certificate for the balance shall be

                                                                              4E

                  issued at the expense of the Corporation. From and after the date specified for redemption in such notice, the holders of the shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption the Corporation shall have the right to deposit the redemption price of the shares called for redemption in a preference account with any chartered bank or trust company in Canada named in the notice of redemption to be paid without interest, to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective shares against presentation and surrender of the certificates representing such shares.

9.  The issue, transfe, ownership of        L'emisson, ie unstert ou is propnete
    shares is/is not restricted and         c acdons esur es: pas restro [?]
    the instructions (if any) are as
    follows:

       No shareholder shall be entitled to sell, assign, transfer or otherwise dispose of any Preference Share or Shares without both:

       (a) the previous express sanction of the directors of the Corporation expressed by a resolution passed at a meeting of the Board of Directors of the Corporation or consented to by an instrument or instruments in writing signed by a majority of the directors; and

       (b)      the prior written consent of the Ontario Securities
                Commission.

10. Other provisions, if any, are:           Autres dispositions, s'il y a lieu:

        None.

11. The statements required by               Les declarations exigees aux
    subsection 178(2) of the Business        termes du paragraphs 178(2) de la
    Corporations Act are attached as         Loi sur les societes par actions
    Schedule "A".                            constituent I'annexe "A".

12. A copy of the amalgamation               Une copie de la convention de
    agreement or directors resolutions       fusion our les resolutions des
    (as the case may be) is/are              administrateurs (selon le cas)
    attached as Schedule "B".                constitue(nt) I'annexe "B".

[?]                                          [?]

Names of the amalgamating                    Denomination sociate des societes
corporations and signatures and              qui fusionnent signature at
descriptions at office of their              function de leurs dingeants
proper officers                              requirement designes.

  INTERNET LIQUIDATORS
   INTERNATIONAL INC.                             INTERNET LIQUIDATORS INC.

  Per: /s/ Paul Godin                             Per: /s/ Paul Godin
       ----------------------                          ----------------------
       Paul Godin - President                          Paul Godin - President

                                  SCHEDULE "A"

                                   STATEMENT

                      IN THE MATTER OF THE AMALGAMATION OF
     INTERNET LIQUIDATORS INTERNATIONAL INC. AND INTERNET LIQUIDATORS INC.

The undersigned, PAUL GODIN, the President of INTERNET LIQUIDATORS INTERNATIONAL INC. states that:

1.       there are reasonable grounds for believing that:

         (a) each of Internet Liquidators International In. and Internet Liquidators Inc. is and the amalgamated corporation will be able to pay its liabilities as they become due, and

         (b) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes of its shares;

2. there are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation; and

3. with respect to paragraphs 178 (2) (c) and (d) of the Business Corporations Act, 1990, no creditors have notified Internet Liquidators International Inc. that they object to the present amalgamation.

DATED the 7th day of January, 1997.

                                                             /s/ Paul Godin
                                                             -------------------
                                                             Paul Godin

                                  SCHEDULE "A"

                                   STATEMENT

                      IN THE MATTER OF THE AMALGAMATION OF
     INTERNET LIQUIDATORS INC. AND INTERNET LIQUIDATORS INTERNATIONAL INC.

The undersigned, PAUL GODIN, the President of INTERNET LIQUIDATORS INC. states that:

1.       there are reasonable grounds for believing that:

         (a) each of Internet Liquidators Inc. and Internet Liquidators International Inc., is and the amalgamated corporation will be able to pay its liabilities as they become due, and

         (b) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes of its shares;

2. there are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation; and

3. with respect to paragraphs 178 (2) (c) and (d) of the Business Corporations Act, 1990, no creditors have notified Internet Liquidators Inc. that they object to the present amalgamation.

DATED the 7th day of January, 1997.

                                                             /s/ Paul Godin
                                                             -------------------
                                                             Paul Godin

                                  SCHEDULE "B"

          CERTIFIED COPY OF AN EXTRACT FROM THE MINUTES OF A MEETING OF
                             THE BOARD OF DIRECTORS
                                       OF
                     INTERNET LIQUIDATORS INTERNATIONAL INC.
                               (the "Corporation")

 "Amalgamation with Internet Liquidators Inc.

         WHEREAS the Corporation wholly owns and has decided to amalgamate with Internet Liquidators Inc. pursuant to subsection (1) of Section 177 of the Business Corporations Act (Ontario);

         IT IS RESOLVED THAT:

1. The amalgamation of the Corporation and Internet Liquidators Inc. under the Business Corporations Act (Ontario), pursuant to subsection (1) of
         Section 177 thereof is approved;

2. The amalgamation shall become effective as of the opening of business on the date on which the Director, Companies Branch, endorses his certificate on the Articles of Amalgamation.

3. Upon the issuance of a Certificate of Amalgamation pursuant to Section 178 of the Business Corporations Act (Ontario), all shares in the capital of Internet Liquidators Inc., including all shares which have been issued and are outstanding at the date hereof, shall be cancelled on the amalgamation without any repayment of capital in respect thereof;

4. Upon the issuance of a Certificate of Amalgamation pursuant to Section 178 of the Business Corporations Act (Ontario), all shares in the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, be and the same are hereby converted on a one-for-one basis into shares of the amalgamated corporation;

5. The Articles of Amalgamation of the amalgamated corporation shall be the same as the Articles of Incorporation, as amended, of the Corporation;

6. The by-laws of the amalgamated corporation shall be the same as the by-laws of the Corporation;

7. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation; and

8. Any officer or director of the Corporation is authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing."

                  CERTIFIED a true copy of a resolution passed at a Meeting of the Board of Directors of INTERNET LIQUIDATORS INTERNATIONAL INC. held on the 25th day of November, 1996 and that such resolution is still in full force and effect, unamended.

                                                      /s/ Paul Godin
                                                      --------------------------
                                                      Paul Godin - President

                                  SCHEDULE "B"

          CERTIFIED COPY OF AN EXTRACT FROM THE MINUTES OF A MEETING OF
                             THE BOARD OF DIRECTORS

                                       OF
                            INTERNET LIQUIDATORS INC.

                               (the "Corporation")

"Amalgamation With Internet Liquidators International Inc.

         WHEREAS the Corporation is a wholly-owned subsidiary of and has decided to amalgamate with Internet Liquidators International Inc. pursuant to subsection (1) of Section 177 of the Business Corporations Act (Ontario);

         IT IS RESOLVED THAT:

1. The amalgamation of the Corporation and Internet Liquidators International Inc. under the Business Corporations Act (Ontario), pursuant to subsection (1) of Section 177 thereof is approved;

2. The amalgamation shall become effective as of the opening of business on the date on which the Director, Companies Branch, endorses his certificate on the Articles of Amalgamation.

3. Upon the issuance of a Certificate of Amalgamation pursuant to Section 178 of the Business Corporations Act (Ontario), all shares in the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, shall be cancelled on the amalgamation without any repayment of capital in respect thereof;

4. The Articles of Amalgamation of the amalgamated corporation shall be the same as the Articles of Incorporation of Internet Liquidators International Inc., as amended;

5. The by-laws of the amalgamated corporation shall be the same as the by-laws of Internet Liquidators International Inc.;

6. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

7. Any officer or director of the Corporation is authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing."

            CERTIFIED a true copy of a resolution passed at a Meeting of the Board of Directors of INTERNET LIQUIDATORS INC. held on the 25th day of November, 1996 and that such resolution is still in full force and effect, unamended,

                                                    /s/ Paul Godin
                                                    ----------------------------
                                                    Paul Godin - President

                                  BY-LAW NO. 5

                       A by-law relating generally to the
                   transaction of the business and affairs of

                     INTERNET LIQUIDATORS INTERNATIONAL INC.

         ARTICLE 1.        DEFINITIONS

         (a) DEFINITIONS - In this by-law and in all other by-laws of the Corporation unless the context otherwise requires:

                  (i) "Act" means the Business Corporations Act (Ontario) R.S.O. 1990 c.B. 17. as from time to time amended, and a reference to a particular provision or part of the Act shall be deemed to be a reference to such provision or part as the same may thereafter from time to time be amended or supplemented;

                  (ii) "Board" means the board of directors of the Corporation; and

                  (iii) "Corporation" means Internet Liquidators International Inc.

         (b) EXPRESSIONS DEFINED IN ACT - Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

         (c) INTERPRETATION - Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trust and unincorporated organizations.

         ARTICLE 2.        BOARD NUMBER

                  Where the Articles of the Corporation provide for a minimum and maximum number of directors, the number of directors and the number to be elected at the annual meeting shall be the number fixed by special resolution of the shareholders or by resolution of the directors from time to time.

         ARTICLE 3.        BUSINESS OF THE CORPORATION

         (a) REGISTERED OFFICE - Until changed in accordance with the Act, the registered office of the Corporation shall be at the City of Mississauga in the Province of Ontario and at such location therein as the Board may from time to time determine.

         (b) FINANCIAL YEAR - Until changed by the Board, the financial year of the Corporation shall end on the 30th day of November in each year.

         ARTICLE 4.        MEETINGS OF SHAREHOLDERS

         (a) ANNUAL MEETINGS - The annual meeting of shareholders shall be held at such time in each year and, subject to section 4(c), at such place as the Board, the Chairman of the Board or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

(b) SPECIAL MEETINGS - The Board, the Chairman of the Board or the President shall have power to call a special meeting of shareholders at any time.

(c) PLACE OF MEETINGS - Meetings of shareholders shall be held at the registered office of the Corporation or at such other place in or outside Ontario as the directors determine.

(d) NOTICE OF MEETINGS - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 6(a) not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholders to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

(e) LIST OF SHAREHOLDERS ENTITLED TO NOTICE - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 4(f), the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

(f) RECORD DATE FOR NOTICE - The Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 35 days, as a record date for the determination of the shareholders entitled to notice of the meeting. If a record date is fixed, unless notice thereof is waived in writing by every holder of a share of the class or series affected whose name is set out in the share register at the close of business on the day the directors fix the record date, notice thereof shall, not less than seven days before the date so fixed, be given in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or if no notice is given, the day on which the meeting is held.

(g) MEETINGS WITHOUT NOTICE - A meeting of shareholders may be held without notice at any time and place permitted by the Act:

         (i) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

         (ii) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

(h) CHAIRMAN, SECRETARY AND SCRUTINEERS - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: Chairman of the Board, President or a Vice-President who is a director. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their members to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

(i) PERSONS ENTITLED TO BE PRESENT - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

(j) QUORUM - A quorum for the transaction of business at any meeting of shareholders shall be the lesser of the number of shareholders or two persons present in person, each being a shareholder or representative duly authorized in accordance with the Act entitled to vote thereat or a duly appointed proxy for a shareholder so entitled (and together holding or representing by proxy not less than 20% of the outstanding shares of the Corporation entitled to vote at the meeting). If a quorum is present at the opening of the meeting, the shareholders present in person or by proxy may proceed with the business of the meeting even if a quorum is not present throughout the meeting.

(k) RIGHT TO VOTE - Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 4(e), every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name, except:

         (i) where the Corporation has fixed a record date in respect of such meeting pursuant to section 4(f), to the extent that any such person has transferred any of his shares after such record date and the transferee either produces properly endorsed share certificates or otherwise established that he owns such shares and demands, on or before the commencement of the meeting, that his name be included in the list before the meeting; or

         (ii) where the Corporation has not fixed a record date in respect of such meeting pursuant to section 4(f), to the extent that any such person has transferred any of his shares after the date on which the list referred to in section 4(e) is prepared and the transferee, either produces properly endorsed share certificates or otherwise establishes that he owns such shares and demands, on or before the commencement of the meeting, that his name be included in the list before the meeting, in either of which cases the transferee is entitled to vote his shares at the meeting.

         In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting whose name appears in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

(l) PROXIES - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

(m) TIME FOR DEPOSIT OF PROXIES - The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

(n) JOINT SHAREHOLDERS - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

(o) VOTES TO GOVERN - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

(p) SHOW OF HANDS - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima fncie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

(q) BALLOTS - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

(r) ADJOURNMENT - If a quorum is not present at or within 15 minutes from the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business. If a meeting of shareholders is adjourned for less than 30 days. It shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

(s) RESOLUTION IN WRITING - Subject to the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it has been passed at a meeting of the shareholders.

(t )     ONLY ONE SHAREHOLDER - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

ARTICLE 5.       MEETINGS OF DIRECTORS

(a) FIRST MEETING - Immediately after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held (provided that they shall constitute a quorum) without notice, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

(b) NOTICE - Subject to the foregoing and to the provisions of any resolution of the Board, meetings of the Board may be called at any time by the Chairman of the Board, the President or any two directors and notice of the time and place for holding any meeting of the Board shall be given at least forty-eight hours prior to the time fixed for the meeting. Any meeting so called may be held at the registered office of the Corporation or such other place as the Board may determine in or outside Ontario.

(c) ABBREVIATED NOTICE - In any case when it is considered by the Chairman of the Board or the President in his discretion to be a matter of urgency that a directors' meeting be convened, he may give notice of a meeting of directors by telegraph or telephone not less than one hour before such meeting is to be held and such notice shall be adequate for the meeting so convened.

(d) QUORUM - The quorum for the transaction of business of any meeting of the Board shall be a majority of the number of directors or minimum number of directors, as the case may be.

(e) CHAIRMAN - The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, President or Vice-President. If all such officers be absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting may vote as a director.

(f) VOTES TO GOVERN - At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

ARTICLE 6.        NOTICES

(a) METHOD OF GIVING NOTICE - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholders, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

(b) NOTICE TO JOINT SHAREHOLDER - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

(c) COMPUTATION OF TIME - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of sending the notice shall be included and the date of the meeting or other event shall both be excluded.

(d)      UNDELIVERED NOTICES - If any notice given to a shareholder pursuant to section 4(a) is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

(e) OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

(f) PERSONS ENTITLED BY DEATH OR OPERATION OF LAW - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

(g) WAIVER OF NOTICE - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive the sending of any notice or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

ARTICLE 7.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

         (a) he or she acted honestly and in good faith with a view to the best interests of the Corporation, and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

ARTICLE 8.       EFFECTIVE DATE

         This by-law shall come into force and effect when enacted by the Board, subject to the Act, whereupon this by-law shall repeal and replace By-law Number 1 of the Corporation, without prejudice to any action previously taken pursuant to such by-law.

         Enacted by the Board the 16th day of September, 1996.

                                    /s/ [ILLEGIBLE]
                                    ---------------------------
                                    Secretary

[?]

                                   SCHEDULE"B"
                                TO THE OPINION OF
                          GOWLING LAFLEUR HENDERSON LLP
                              DATED AUGUST 28, 2002

                              OFFICER'S CERTIFICATE
                         ADB SYSTEMS INTERNATIONAL LTD.

TO:      GOWLING LAFLEUR HENDERSON LLP

RE: Certificate in connection with opinion delivered on closing of a Loan Transaction and Plan of Arrangement

THE UNDERSIGNED, Secretary of ADB Systems International Ltd. (the "Corporation") hereby certifies on behalf of the Corporation and not in a personal capacity as follows:

1. I have read and am familiar with a Loan Agreement among The Brick Warehouse Corporation, ADB Systems International Inc. and the Corporation made as of August 23, 2002 and the Schedules thereto (the "Loan Agreement"). All terms used herein and not otherwise defined herein and which are defined in the Loan Agreement shall have the meanings ascribed to them therein, unless the context otherwise requires.

2. I have made or caused to be made such examinations and investigations as are, in my opinion, necessary to make the statements contained herein and I have furnished this certificate with the intention that it may be relied upon by Gowling Lafleur Henderson LLP ("Cowlings") in connection with the opinion to be given by Gowlings to the parties named in such opinion. I acknowledge that the matters set forth herein are being relied upon by Gowlings, without independent investigation, in connection with its opinion.

3. The minute books and corporate records of the Corporation made available to you are the original minute books and records of the Corporation and contain the minutes, or certified copies thereof, of all proceedings of the shareholders, directors and committees of the board of directors of the Corporation as of the date hereof and, subject as aforesaid and herein otherwise provided, there have been no other meetings, resolutions or proceedings of the shareholders, of the board of directors or of committees of the board of directors of the Corporation to the date hereof not reflected in such minute books and corporate records. Such minute books and records are true, correct and complete in all material respects and since being made available as aforesaid there have been no changes, additions or alterations thereto. The articles and by-laws of the Corporation attached hereto as Appendix "A" are certified to be true and complete copies of such documents and are in full force and effect, unamended as of the date hereof.

4. The Corporation is a corporation amalgamated under the laws of Ontario and has not been dissolved.

5. The Corporation is not insolvent. No acts or proceedings have been taken by the Corporation, its directors or shareholders for, and no notice has been received in respect of, the liquidation, dissolution, winding-up, insolvency, bankruptcy, amalgamation, reorganization or continuation of the Corporation and no such proceedings are pending, in the process or contemplated by have been commenced or are being contemplated by such corporations, its directors or shareholders or, to my knowledge, have been commenced or are being contemplated by any other party.

6. At the date hereof, the Corporation is up-to-date in the filing of all returns required by governmental authorities, including under corporate, securities and tax legislation. Neither the Corporation nor the Subsidiaries have received any notice of any proceedings to cancel their certificates of incorporation or otherwise to terminate their existence.

7. The Corporation has all licenses, permits, authorizations and other approvals and the proprietary rights provided in law to all patents, trademarks, copyrights, industrial designs, software, firmware, trade secrets, know-how, show-how, concepts, information and other intellectual and industrial property necessary to permit it to conduct its business.

8. The Transaction Documents and the agreements, certificates and instruments contemplated thereby to be delivered by the Corporation (collectively, the "Agreements") were executed on behalf of the Corporation by John Mackie, who holds the office of Secretary of the Corporation, on the date of execution and delivery of the Agreements.

DATED the 28th day of August, 2002.

                                                        ________________________
                                                        JOHN MACKIE
                                                        SECRETARY

For Ministry Use Only                          Ontario Corporation Number
A i'usage exclusif du ministere              Numero de la compagnie en Ontario

[OFFICIAL SEAL]                                         1539169
                                             ---------------------------------

Form 1 Business Corporation Act

Formule 1 numero 1 Loi sur les compagnies

                            ARTICLES OF INCORPORATION
                               STATUS CONSTITUTIFS

1. The name of the corporation is:        Denomination sociale de la compagnie:
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A D B  S Y S T E M S  I N T E R N A T I O N A L  L T D.
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2. The address of the registered          Adresse du siege social:
   office is:

                          6725 Airport Road, Suite 201
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   (Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numero, ou numero de la R.R. et s'il s'agit edifice a bureaux, numero du bureau)

                    MISSISSAUGA. ONTARIO                             L 4 V 1 V 2
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            (Name of Municipality or Post Office)     (Postal Code/ Code postal)
       (Nom de la municipalite ou du bureau de poste)

3. Number (or minimum and maximum         Nombre (ou nombres minimal et maximal)
   number) of directors is:               d'administrateurs:

A minimum of 3 and a maximum of 15.

4. The first director(s) is/are:          Premier(s) administrateur(s):

                                          Address for service, giving Street &           Resident
                                          No. or R.R. No., Municipality and              Canadian
                                          Postal Code                                    State
First name, initials                      Domicile elu. y compris                        Yes or No
and surname Prenom,                       la rue et le numero, le numero de la           Resident
initiales et nom de                       R.R. ou le nom de la municipalite et le        Canadien
famille                                   code postal                                    Oui/Non
--------------------------------------------------------------------------------------------------
John Mackie                               6725 Airport Road. Suite 201.
                                          Mississauga. Ontario. Canada. L4V 1V2            Yes

Jeffrey Lymburner                         1335 Fallsmere Street. Oldsmar.
                                          Florida. United States. 34677                    No

Mark Wallace                              17 Elmsthorpe Avenue. Toronto. Ontario.
                                          Canada. M5P 2L5                                  Yes

5.  Restrictions, if any, on business        Limites. s'il y a lieu, imposees
    the corporation may carry on or on       aux activites commerciales ou aux
    powers the corporation may               pouvoirs de la compagnie.
    exercise.

None.

6.  The classes and any maximum number       Categories et nombre maximal,
    of shares that the corporation is        s'il y a lieu, d'actions que la
    authorized to issue:                     compagnie est autorisee a emettre:

The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preference shares, issuable in series.

7.  Rights, privileges, restrictions         Droits, privileges, restrictions et
    and conditions (if any) attaching        conditions s'il y a lieu, rattaches
    to each class of shares and              a chaque categorie d'actions et
    directors authority with respect         pouvoirs des administrateurs
    to any class of shares which may         relatifs a chaque categorie
    be issued in series:                     d'actions qui peut etre emise en
                                             serie:

See attached page 3A.

                                                                              3A

PREFERENCE SHARES

1. PRIVILEGES OF PREFERENCE SHARES. The preference shares, shall have attached to them, as a class, the rights, privileges, restrictions and conditions as hereinafter set forth.

         (a) the preference shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement on them of a certificate of amendment in respect of them, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions:

         (b) the preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preference shares. The preference shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such preference shares as may be fixed in accordance with clause (1)(a):

         (c) if any cumulative dividends or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all series of preference shares shall participate ratably in respect of such dividends and return of capital:

         (d) the preference shares of any series may be voting shares, entitled to vote pari passu with the common shares at meetings of the common shareholders of the Corporation: and,

         (e) the preference shares of any series may be made convertible into common shares.

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                                                                               4

8.  The issue, transfer or ownership         L'emission, le transfert ou la
    of shares is/is not restricted and       propriete d'actions est/n'est pas
    the restrictions (if any) are as         restreinte. Les restrictions,
    follows:                                 s'il y a lieu sont les suivantes:

None.

9.  Other provisions, if any, are:           Autres dispositions, s'il y a lieu:

None.

10. The names and addresses of the           Full address for service or address
    incorporators are Nom et adresse         of registered office or of
    des fondateurs                           principal place of business giving
    First name,initials and last name or     street & No. or R.R. No., corporate
    name Prenom, initiale et                 municipality and postal code
    nom de famille ou denomination           Domicile elu, adresse du siege
    sociale                                  social ou adresse de
                                             l'etablissement principal, y
                                             compris la rue et le numero, le
                                             numero de la R.R., le nom de la
                                             municipalite et le code postal


    John Mackie                              6725 Airport Road, Suite 201,
                                             Mississauga, Ontario, L4V 1V2

    These articles are signed in             Les presents statuts sont signes en
    duplicate.                               double exemplaire.

________________________________________________________________________________
             Signatures of incorporators / signatures des fondateurs

   /s/ John Mackie
----------------------
John Mackie

                                  BY-LAW NO. 1

                       A BY-LAW RELATING GENERALLY TO THE
                   TRANSACTION OF THE BUSINESS AND AFFAIRS OF

                         ADB SYSTEMS INTERNATIONAL LTD.

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1       DEFINITIONS

                  In this by-law and in all other by-laws of the Corporation unless the context otherwise requires:

         (a) "Act" means the Business Corporations Act (Ontario) R.S.O. 1990 c.B.17, as from time to time amended, and a reference to a particular provision or part of the Act shall be deemed to be a reference to such provision or part as the same may thereafter from time to time be amended or supplemented;

         (b)      "Board" means the board of directors of the Corporation; and

         (c)      "Corporation" means ADB Systems International Ltd.

SECTION 1.2       EXPRESSIONS DEFINED IN ACT

                  Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

SECTION 1.3       INTERPRETATION

                  Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trust and unincorporated organizations.

                                    ARTICLE 2
                                  BOARD NUMBER

                  Where the Articles of the Corporation provide for a minimum and maximum number of directors, the number of directors and the number to be elected at the annual meeting shall be the number fixed by special resolution of the shareholders or by resolution of the directors from time to time.

                                    ARTICLE 3
                           BUSINESS OF THE CORPORATION

SECTION 3.1       REGISTERED OFFICE

                  Until changed in accordance with the Act, the registered office of the Corporation shall be at the City of Mississauga in the Province of Ontario and at such location therein as the Board may from time to time determine.

SECTION 3.2       FINANCIAL YEAR

                  Until changed by the Board, the financial year of the Corporation shall end on the 30th day of November in each year.

                                    ARTICLE 4
                            MEETINGS OF SHAREHOLDERS

SECTION 4.1       ANNUAL MEETINGS

                  The annual meeting of shareholders shall be held at such time in each year and, subject to Section 4.3, at such place as the Board, the Chairman of the Board or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

SECTION 4.2       SPECIAL MEETINGS

                  The Board, the Chairman of the Board or the President shall have power to call a special meeting of shareholders at any time.

SECTION 4.3       PLACE OF MEETINGS

                  Meetings of shareholders shall be held at the registered office of the Corporation or at such other place in or outside Ontario as the directors determine.

SECTION 4.4       NOTICE OF MEETINGS

                  Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 6.1 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholders to form a reasoned judgment thereon and shall state

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                                      - 3 -

the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

SECTION 4.5       LIST OF SHAREHOLDERS ENTITLED TO NOTICE

                  For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to Section 4.6, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

SECTION 4.6       RECORD DATE FOR NOTICE

                  The Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less that 35 days, as a record date for the determination of the shareholders entitled to notice of the meeting. If a record date is fixed, unless notice thereof is waived in writing by every holder of a share of the class or series affected whose name is set out in the share register at the close of business on the day the directors fix the record date, notice thereof shall, not less than seven days before the date so fixed, be given in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or if no notice is given, the day on which the meeting is held.

SECTION 4.7       MEETINGS WITHOUT NOTICE

                  A meeting of shareholders may be held without notice at any time and place permitted by the Act:

         (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

         (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

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                                      - 4 -

                  At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

SECTION 4.8       CHAIRMAN, SECRETARY AND SCRUTINEERS

                  The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: Chairman of the Board, President or a Vice-President who is a director. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their members to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

SECTION 4.9       PERSONS ENTITLED TO BE PRESENT

                  The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

SECTION 4.10      QUORUM

                  A quorum for the transaction of business at any meeting of shareholders shall be the lesser of the number of shareholders or two persons present in person, each being a shareholder or representative duly authorized in accordance with the Act entitled to vote thereat or a duly appointed proxy for a shareholder so entitled (and together holding or representing by proxy not less than 20% of the outstanding shares of the Corporation entitled to vote at the meeting). If a quorum is present at the opening of the meeting, the shareholders present in person or by proxy may proceed with the business of the meeting even if a quorum is not present throughout the meeting.

SECTION 4.11      RIGHT TO VOTE

                  Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in Section 4.5, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name, except:

         (a) where the Corporation has fixed a record date in respect of such meeting pursuant to Section 4.6, to the extent that any such person has transferred any of his shares after such record date and the transferee either produces properly endorsed share

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                                      - 5 -

                  certificates or otherwise established that he owns such shares and demands, on or before the commencement of the meeting, that his name be included in the list before the meeting; or

         (b) where the Corporation has not fixed a record date in respect of such meeting pursuant to Section 4.6, to the extent that any such person has transferred any of his shares after the date on which the list referred to in Section 4.5 is prepared and the transferee either produces properly endorsed share certificates or otherwise establishes that he owns such shares and demands, on or before the commencement of the meeting, that his name be included in the list before the meeting, in either of which cases the transferee is entitled to vote his shares at the meeting.

                  In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting whose name appears in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

SECTION 4.12      PROXIES

                  Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

SECTION 4.13      TIME FOR DEPOSIT OF PROXIES

                  The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

SECTION 4.14      JOINT SHAREHOLDERS

                  If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares: but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

SECTION 4.15      VOTES TO GOVERN

                  At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question.

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                                      - 6 -

In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

SECTION 4.16      SHOW OF HANDS

                  Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

SECTION 4.17      BALLOTS

                  On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

SECTION 4.18      ADJOURNMENT

                  If a quorum is not present at or within 15 minutes from the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

SECTION 4.19      RESOLUTION IN WRITING

                  Subject to the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it has been passed at a meeting of the shareholders.

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                                      - 7 -

SECTION 4.20      ONLY ONE SHAREHOLDER

                  Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

                                    ARTICLE 5
                              MEETINGS OF DIRECTORS

SECTION 5.1       FIRST MEETING

                  Immediately after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held (provided that they shall constitute a quorum) without notice, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

SECTION 5.2       NOTICE

                  Subject to the foregoing and to the provisions of any resolution of the Board, meetings of the Board may be called at any time by the Chairman of the Board, the President or any two directors and notice of the time and place for holding any meeting of the Board shall be given at least forty-eight hours prior to the time fixed for the meeting. Any meeting so called may be held at the registered office of the Corporation or such other place as the Board may determine in or outside Ontario.

SECTION 5.3       ABBREVIATED NOTICE

                  In any case when it is considered by the Chairman of the Board or the President in his discretion to be a matter of urgency that a directors' meeting be convened, he may give notice of a meeting of directors by telegraph or telephone not less than one hour before such meeting is to be held and such notice shall be adequate for the meeting so convened.

SECTION 5.4       QUORUM

                  The quorum for the transaction of business of any meeting of the Board shall be a majority of the number of directors or minimum number of directors, as the case may be.

SECTION 5.5       CHAIRMAN

                  The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, President or Vice-President. If all such officers be absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting may vote as a director.

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                                      - 8 -

SECTION 5.6       VOTES TO GOVERN

                  At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

                                    ARTICLE 6
                                     NOTICES

SECTION 6.1       METHOD OF GIVING NOTICE

                  Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

SECTION 6.2       NOTICE TO JOINT SHAREHOLDER

                  If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

SECTION 6.3       COMPUTATION OF TIME

                  In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of sending the notice shall be included and the date of the meeting or other event shall both be excluded.

SECTION 6.4       UNDELIVERED NOTICES

                  If any notice given to a shareholder pursuant to Section 4.1 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

SECTION 6.5       OMISSIONS AND ERRORS

                  The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

SECTION 6.6       PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

                  Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which be became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

SECTION 6.7       WAIVER OF NOTICE

                  Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive the sending of any notice or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

                                    ARTICLE 7
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if,

         (a) he or she acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

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                                    ARTICLE 8
                                 EFFECTIVE DATE

                  This by-law shall come into force and effect when enacted by the Board, subject to the Act.

                  Enacted by the Board the 20th day of August, 2002.

                                                         /s/ JOHN MACKIE
                                                         -----------------------
                                                         JOHN MACKIE
                                                         SECRETARY

                                 SCHEDULE 3.2(e)

                 [LETTERHEAD OF ADB SYSTEMS INTERNATIONAL INC.]

-, 2002

- [ADDRESS]

Dear -:

RE:      -[REFERENCE AGREEMENT OR RELATIONSHIP]

We refer to the - [NAME OF AGREEMENT] (the "Agreement") dated - between - ("-") and ADB Systems International Inc. ("Old ADB") in connection with - [DESCRIBE NATURE OF AGREEMENT].

[AS PART OF A PROPOSED TRANSACTION AND A RELATED RESTRUCTURING OF OUR COMPANY], we are transferring all of our business and operations relating to the agreement to a new entity, ADB Systems International Ltd. ("New ADB"). Following the restructuring, New ADB will be the parent of Old ADB with no change of control of either company [DESCRIBE NATURE AND MERITS OF NEW ADB (i.e., NEW ABD) WILL CONTINUE TO PROVIDE THE SERVICE THAT YOU COME TO EXPECT FROM OLD ADB].

In connection with this transfer, all of our rights under the Agreement will be assigned to [OR HAVE BEEN ASSIGNED] New ADB effective November 30, 2002, and New ADB will assume all of our obligations and liabilities under the Agreement and will perform them in substitution for ADB as if New ADB were the original party to the Agreement.

Would you kindly indicate your concurrence to the assignment and assumption of the Agreement by signing and returning a copy of this letter. [NEW ADB LOOKS FORWARD TO CONTINUED SUCCESS IN PROVIDING SERVICE AND SUPPORT TO -].

                                             Yours truly,

                                             ADB SYSTEMS INTERNATIONAL INC.

                                             By: _______________________________
                                                 - [NAME]
                                                 - [TITLE]

                                             Acknowledged and confirmed,

                                             ADB SYSTEMS INTERNATIONAL LTD.

                                             By: _______________________________
                                                 - [NAME]
                                                 - [TITLE]

Acknowledged and agreed as of ________________________________, 2002.

[-]

By: ______________________________________
    Name:
    Title:

                                 SCHEDULE 5.3(1)

                                  SUBSIDIARIES

-----------------------------------------------------------------------------------------------------------------
           SUBSIDIARY                    AUTHORIZED AND ISSUED CAPITAL                       PARENT
-----------------------------------------------------------------------------------------------------------------
        ADB Systemer AS                Authorized and Issued - 12,732,000        ADB Systems International Inc.
                                                  shares (1)
-----------------------------------------------------------------------------------------------------------------
   ADB Systems International             Authorized and Issued - 50,000          ADB Systems International Inc.
            Limited                    ordinary shares at(pound)1.00 each

-----------------------------------------------------------------------------------------------------------------
      ADB Systems Limited                        Wholly-owned                            ADB Systemer AS
-----------------------------------------------------------------------------------------------------------------
     Bid.Com (U.K.) Limited         Authorized and Issued - 1,000 ordinary      ADB Systems International Limited
                                             shares at(pound)0.10 each
-----------------------------------------------------------------------------------------------------------------
       ADB Systems, Inc.                         Wholly-owned                            ADB Systemer AS
-----------------------------------------------------------------------------------------------------------------
       Bid.Com USA, Inc.              Authorized - 10,000 shares having a        ADB Systems International Inc.
                                           par value of $ 1 .00 each
                                               Issued- 100 shares
-----------------------------------------------------------------------------------------------------------------
Bid.Com International Pty. Ltd.         Authorized - 100 ordinary shares         ADB Systems International Inc.
                                         Issued - 100 ordinary shares
-----------------------------------------------------------------------------------------------------------------
 Internet Liquidators USA, Inc       Authorized - 500 shares having a par        ADB Systems International Inc.
                                              value of $0.10 each
                                               Issued - 100 shares
-----------------------------------------------------------------------------------------------------------------
    1345746 Ontario Limited          Authorized - unlimited common shares        ADB Systems International Inc.
                                          Issued - 100 common shares
-----------------------------------------------------------------------------------------------------------------

(1)   ADB holds 12,648,429 shares. The remaining 83,571 shares, or 0.7% of the shares issued are held by third parties)

                                 SCHEDULE 5.3(2)

                       SHARES, ETC, OWNED BY ADB ENTITIES

------------------------------------------------------------------------------------------
       INVESTEE COMPANY                                         NATURE OF INVESTMENT
------------------------------------------------------------------------------------------
Megawheels Technologies Inc.                                1,038,200 shares
------------------------------------------------------------------------------------------
SCS Solars Computing Services Inc.                          10,000 shares
------------------------------------------------------------------------------------------
EssentiaLink LLC                                            200,000 shares of common stock
------------------------------------------------------------------------------------------
Buzzgolf, Art Vault, GSO Solutions                          All now defunct
------------------------------------------------------------------------------------------

                  This listing does not reference Subsidiaries.

                                 SCHEDULE 5.3(4)

                           LIABILITY OF ADB ENTITIES

The ability of ADB and its Subsidiaries to satisfy their liabilities as they become due is subject to receipt of the funds to be advanced hereunder and pursuant to the Subordinated Notes (the "New Funds"). It is unlikely that ADB will be able to raise funds from borrowing or the sale of securities in the foreseeable future, given the current state of its business and of the financial markets. Consequently ADB must finance its ongoing operations from cash on hand, the New Funds and revenue from operations. All Subsidiaries are dependent on ADB for their operating funds.

                                SCHEDULE 5.4 (2)

                 OPTIONS, WARRANTS, SHAREHOLDER AGREEMENTS, ETC.

1. All options of Old ADB presently outstanding pursuant to the 1999 Stock Option Plan of Old ADB, as amended.

2. 512,500 warrants issued by Old ADB and held by GE Capital, having an exercise price of $15.80.

3. 1,050,000 warrants issued by Old ADB and held by StoneStreet LP and StoneStreet Corporation, having an exercise price of US $0.35.

4. 607,600 warrants issued by Old ADB in exchange for warrants of ADB Systemer ASA, having an exercise price of NOK 2 (approximately $0.36).

5. The Board Representation Agreement dated as of September 7, 2001 between Old ADB, LimeRock Partners LLC, Jan Pedersen, Sandnes Investering, Rogaland Investering, AIG Private Bank Ltd. and Karstein Gjersvik.

6.       Convertible Notes and related documentation.

                                  SCHEDULE 5.6

                         REQUIRED CONSENTS OR APPROVALS

In accordance with the Loan Agreement, consents are to be provided in respect of the transfer of all Contracts.

                                  SCHEDULE 5.10

                       EMPLOYMENT AND CONSULTING CONTRACTS

FIRST               LAST             TITLE                           SALARY      REDUCED     HIRE DATE
NORTH AMERICA
Jeff              Lymburner     CEO                                  300,000     150,000     01-Jan-96
Mark              Wallace       President                            250,000     200,000     5/17/1999
Jim               Moskos        President, NA BU                     250,000     200,000      9/1/1997
John              Mackie        VP Gen. Counsel                      170,000                11/15/1999
Joseph            Fanutti       Director of Finance                  105,000                  5/1/2000
Paul              Agius         Graphic Artist                        54,000                 6/15/1999
Faisal            Karoji        Programmer                            45,000                 5/20/2002
Vera              Boatwalla     Tech. Support                         42,000                 4/20/1998
Paul              Christilaw    Director, Sales Cons.                132,250                 3/27/2000
Steve             Cimicata      Director, Bus. Dev.                   84,500                   12/0199
Don               Clearwater    Project Manager                      105,000                 9/18/2000
Shibin            Gao           Senior Developer                      92,000                 3/19/2001
Amy               Goldsmith     Tech. Writer                          49,000                 9/18/2000
Jeffrey           Grigat        Programmer                            59,000                 1/16/1999
Trish             Imlay         Reception, Tampa                      20,088                 01-Jan-98
Shilei            Jiang         Systems Eng.                          55,000                11/27/2000
Joseph            Maben         Junior Accountant                     42,500                  7/6/1998
Craig             Martin        Production Coord                      37,800                 6/14/1999
Ken               Martin        Programmer                            45,500                  9/5/2000
Shane             Nadeau        Programmer                            80,000                  7/5/1999
Aman              Nathani       Systems Mgr.                          71,000                  7/1/1998
Joseph            Racanelli     Director of Marketing                105,500                  4/3/2000
David             Rouse         Programmer                            49,000                  9/5/2000
Nile              Said          Content Manager                       50,000                  2/9/1996
Christine         Clarke        Director, Sales                      120,000                 4/18/2001
Daniel            Sommer        Programmer                            51,744                 6/28/1999
Kent              Trainor       Corp. Acctg and Reporting
                                Manager                               70,000                 12/7/2000
Brian             Wilton        Director, Sales                      130,000                 07-Jan-02

IRE/UK            (Note 7)
Aidan             Rowsome       VP Global Sales                      191,000     162,500     01-Jan-99
John              Higgins       Sales Director                       154,000     131,000     01-Jan-00
Carol             Hughes        Office Manager                        51,000      43,660     17-May-00
Brendan           Kelly         Directors, Sales Cons                115,000      99,500     01-Jan-00
John              Lynch         Sr. Project Manager                   97,000      84,000     20-Feb-01
Hazen             McDonald      Sales Consultant                     105,000      88,700     01-Jan-01
David             Rimer         Sales Consultant                     105,000      88,700     01-Sep-01
Brendan           Slein         Sales Director                       133,000     113,000     06-Jan-00
NORWAY            (Note 7)
Jan Edvin         Pedersen      President, Norway                    253,328     195,000     01-Jan-89
Kjell Sigve       Tveit         Manager Prod Gp                      158,740                 01-Oct-96

Nils Fetter       Ottesen       System Architect                     160,544                 01-Jan-98
Inger-Helen       Aanestad      Account Mgr                           61,331                 01-Mar-98
Angela            Albertsen     Programmer                            63,135                 17-Feb-98
Kjell Are         Berg-Hagen    Marketing                             96,507                 01-Aug-98
Oystein           Birkeland     WM Coordinator                        89,471                 01-Feb-91
Ole Johnny        Bjoroy        Integration                           65,841                 10-Jun-96
Sven              Brenna        Database                              97,408                  2-Jul-96
Gro Karin         Bo            Support                               55,018                 01-Jan-99
Trond             Dahl          Programmer                            61,331                 29-Jun-98
Kirsten           Dalaker       Support                               52,312                  1-Apr-00
Torleif           Donnestad     Programmer                            68,547                 15-Nov-94
Kjell Are         Eriksen       Systems Cons                          92,899                 01-Oct-97
Unn               Fuglseth      Integration                           73,056                 01-May-97
Svein Gunnar      Heng          Implementation                        81,174                 01-Jun-93
Kato              Indrevoll     Database                              65,841                 26-Oct-98
Magne             Johannessen   Data Conversion                       88,389                  1-Sep-00
Morten            Johnsen       Product Innovator                     93,801                 17-Jun-96
Inut              Klette        Systems Cons                          71,252                 01-Jul-99
Marianne          Loining       Admin Asst                            45,097                 01-Apr-97
Ivar              Olsen         Systems Cons                          91,997                 01-Jan-99
Gro               Solstad       Office Mgr                            70,351                 16-Jan-96
Stig              Sundsli       Account Mgr                           61,331                 01-Apr-99
Jon Georg         Sundsvoll     Manager Imp & Supp                    95,605                 12-Jul-93
Jorund            Saeverud      Tech/Data Supp                        51,410                 01-Jul-98
Per Ove           Sondena       Programmer                            93,801                 01-May-92
Leiv              Vatle         Sales - O&G/Pub                       76,664                 25-Nov-00
Erik              Wang          Sales - Pub Sector                    76,664                 25-May-99

Notes:

1. All employees are subject to an employment contract with the local corporate entity.

2.       There are no employees on leave of absence.

3. All salary reductions noted are for the 2002 year only, and are reductions of salary (not deferrals). Severance obligations are not affected by reductions.

4. Fixed severance entitlements are set out in the employment contracts for Jeff Lymburner, Mark Wallace, Jan Pedersen, Paul Christilaw and the Ireland/UK employees (in the latter case, one month each except Aidan Rowsome, which is not fixed).

5. Specific reference to car allowances and benefit details have not been included but are referenced in the individual contracts.

6. Bonus plan details are agreed upon annually with sales reps (typically 4-9% of cash collections on contracts). The management team bonus plan is determined by the Board.

7.       Numbers vary depending on exchange rate in effect.

                                  SCHEDULE 5.11

  LIST OF BROKERS OR ADVISORS ACTING FOR OLD ADB OR AFFILIATES RE: TRANSACTIONS

KPMG have been retained pursuant to an engagement letter executed November 27, 2001 pursuant to which they shall earn a fee in connection with this transaction.

Advisory fees payable in respect of the Convertible Note funding are detailed in the documentation relating to same.

Old ADB retains Tim Richardson in an Investor Relations advisory role. Mr. Richardson's mandate has included identifying funding partners, including StoneStreet. Mr. Richardson is paid a monthly retainer.

                                SCHEDULE 5.4 (1)

                        SHARE CONDITIONS, ETC. OF OLD ADB

                                                                              4A

(i) the preference shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement on them of a certificate of amendment in respect of them, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

(ii) the preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preference shares. The preference shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such preference shares as may be fixed in accordance with clause (b)(i);

(iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all series of preference shares shall participate ratably in respect of such dividends and return of capital;

(iv) the preference shares of any series may be voting shares, entitled to vote pari passu with the common shares at meetings of the common shareholders of the Corporation; and,

(v) the preference shares of any series may be made convertible into common shares.

                                  SCHEDULE 5.12

                              FINANCIAL STATEMENTS

                                  SCHEDULE 5.13

                    LIABILITIES SINCE LAST BALANCE SHEET DATE

1. Liabilities arising by virtue of the Transaction Documents or the Convertible Notes.

         2. Trade Payables as reflected in trade payable lists provided to the Lender.

                                  SCHEDULE 5.15

                              INTELLECTUAL PROPERTY

ADB Systems International has established Intellectual Property and Intellectual Property Rights through its software development activities and creation of on-line transaction processes.

                          OVERVIEW OF SOFTWARE PRODUCTS

ADB Systems has developed an integrated series of software applications designed for asset lifecycle management. These software applications include:

         - Dyn@mic Buyer, an on-line solution that helps organizations automate their tendering activities (e.g. reverse auctions, request for quotations/proposals) and reduce procurement costs.

         - ProcureMate, a web-based solution that allows organization to streamline the purchasing of maintenance, repairs and operating
               (MRO) supplies while reducing procurement costs.

         - WorkMate, a comprehensive enterprise asset management solution that allows organizations to automate and integrate maintenance management, materials management and procurement activities.

         - Dyn@mic Seller, a web-based sales solution that enables organizations to manage inventory and reduce surplus through the use of on-line auctions.

               OVERVIEW OF PATENTS AND ON-LINE TRANSACTION PROCESS

ADB has also registered a number of patents, (issued and pending), with U.S. Patent Office relating to its on-line transaction processes. These patents include:

         - Real-time Dutch Auction, an on-line process that enables organizations to sell individual products on-line in real-time using declining price auction formats

DYN@MIC BUYER - OVERVIEW

Dyn@mic Buyer is a web-based solution that supports multiple sourcing formats and enables buyers to automate their sourcing activities. Dyn@mic Buyer significantly reduces the time needed to create, manage, complete, and analyze sourcing events.

Using a simple-to-use interface, procurement managers can easily create tenders
- or re-use existing templates - that assign values to purchasing criteria such as price, product availability, post-sales support, or compliance with certification standards.

Once buyers initiate a request for quotation or reverse auction event, Dyn@mic Buyer automatically notifies qualified suppliers and provides them with the opportunity to respond. After supplier responses are submitted, Dyn@mic Buyer automatically assigns values to bids based on criteria pre-determined by procurement managers, and ranks suppliers based on responses.

Purchasing managers can then select the supplier that provides the greatest value - lowest price, fastest delivery schedule, best after-sales support or a combination of all parameters.

DYN@MIC BUYER CAPABILITIES AND BENEFITS

Dyn@mic Buyer delivers a series of business and technical benefits that result in:

         - Streamlined procurement processes - By automating interactions with suppliers and ensuring that RFXs can be re-used for future use, Dyn@mic Buyer accelerates purchasing cycles by as much as 50 percent.

         - Improved purchasing decisions - Dyn@mic Buyer provides advanced reporting capabilities that help purchasing managers analyze all aspects of their sourcing activities and facilitate supplier selection.

         - Reduced purchasing costs - Using Dyn@mic Buyer's reverse auction capabilities, procurement managers can realize up to 20 percent savings on their purchasing expenses.

         - Reduced IT investments - ADB Systems delivers Dyn@mic Buyer through an ASP or hosted model, resulting in no additional investments in IT infrastructure.

         - Increased value from suppliers - By allowing suppliers to compete on a variety of factors, purchasing managers can select suppliers based on the over-all value they provide.

         - Improved relations with suppliers - Since Dyn@mic Buyer allows suppliers to compete on factors beyond lowest price, suppliers are not threatened by the erosion of margins.

         - Easy integration with existing information systems - By leveraging XML standards, Dyn@mic Buyer enables complete integration with existing Enterprise Resource Planning (ERP) and supply chain management applications.

TECHNOLOGY USED TO DEVELOP DYN@MIC BUYER

Dynamic Buyer was constructed on the Microsoft. Net platform and used the MS-SQL database engine. The related core IP includes XML parsers and translation components, user abstraction layers and specialized component factories.

DYN@MIC SELLER OVERVIEW

Dyn@mic Seller is an on-lines sales solution that integrates multiple dynamic pricing formats with shopping cart, catalogue and financial settlement functionalities within a single environment.

ADB's Dyn@mic Seller supports the industry most comprehensive array of dynamic pricing transaction methods including:

         - Ascending Price or Top Bid - where the price of a product increases until the highest bid is reached or the end of an auction.

         - Descending or Dutch Auction - where the price of a product automatically decreases at set levels and time periods until a buyer makes a bid.

         - Fixed Price - where the price of a product remains constant throughout the sales event.

         - Progressive markdown - where the price of a good is decreased at set intervals and set times by the vendor until all available inventory is sold

         - Hybrid - where a combination of different pricing models is applied to an on-line sales event.

This wide selection of transaction methods enables organizations to apply the most effective pricing strategy that will yield the greatest return and highest margin.

DYN@MIC SELLER CAPABILITIES AND BENEFITS

Dyn@mic Seller delivers a series of business and technical benefits that result in:

         - Enhanced brand equity and improved relationships with customers - By powering transactions directly from our customers' web-sites, Dyn@mic Seller helps organizations build long-term relationships with their end-customers and strengthen the value of their brand.

         - Improved sales processes - Dyn@mic Seller's advanced reporting capabilities allows organizations to improve their sales and marketing processes as a result of comprehensive data analysis and reporting. Dyn@mic Seller enables organizations to track user activity, monitor transaction history, determine sales margins and more.

         - Increased speed to market - Through a rapid and proven implementation methodology, Bid.Com allows organizations to take advantage of on-line sales activities in weeks and not months common with other industry applications.

         - Reduced cost of sales - By enabling customer self-service and automating the sales process, Dyn@mic Seller reduces the average cost of sale.

         - Reduced IT investments - ABD delivers Dyn@mic Seller through a web-based business services model, resulting in no additional investments in IT infrastructure.

         - Easy integration with existing information systems - By leveraging XML standards, Dyn@mic Seller enables complete integration with existing Enterprise Resource Planning (ERP), supply chain management and customer relationship management applications.

DYN@MIC SELLER TECHNOLOGY COMPONENTS

Dynamic Seller was developed using the Microsoft COM+ and D-Com architectures and technologies. It utilizes MS-SQL as its database. The related core IP includes XML parsers and translation components, user abstraction layers and specialized component factories.

WORKMATE OVERVIEW

WorkMate(R) is an Enterprise Asset Management (EAM) solution designed specifically for asset intensive industries. WorkMate comprises procurement, materials management and maintenance modules that can be licensed individually or bundled together as a fully integrated solution.

WorkMate Procurement handles the most sophisticated domestic and international purchasing operations. It ensures accurate information on requisitions and purchase orders, providing easy access to purchasing specifications and detailed technical information. WorkMate also monitors supplier performance based on a variety of factors including accuracy, punctuality and cost -enabling organizations to identify preferred vendors.

WorkMate's Materials Management module delivers all of the functionality needed to manage inventory and logistics operations. WorkMate enables organizations to determine if materials are in stock at local or remote locations. WorkMate logs all movements and generates the necessary financial transactions.

WorkMate handles all types of maintenance activities including corrective, preventive or condition-based maintenance. WorkMate allows organizations to automate manual routines, track maintenance costs and equipment history.

WORKMATE CAPABILITIES AND BENEFITS

ADB's WorkMate delivers the following business and technology benefits including:

         -     Reduced maintenance costs

         -     Improved maintenance planning activities

         - Reduced operational downtime due maintenance interruptions or lack of spare parts inventory

         -     Compliance with regulatory requirements

         - Tighter integration of materials management, maintenance and procurement activities

WORKMATE TECHNOLOGY COMPONENTS

The Workmate application is constructed using the Powerbuilder suite of development tools and using Oracle as the multi-platform database engine. The related IP includes integration engines, component class libraries and specialized OLAP reporting engines.

PROCUREMATE OVERVIEW

ADB's ProcureMate supports the complex purchasing requirements of public and private sector organizations, delivering cost savings and efficient purchasing processes.

ProcureMate simplifies procurement activities, ensuring greater use of standing agreements with preferred vendors and reduced rogue purchasing.

ProcureMate, is designed to simplify procurement activities by making it easier to process purchase orders, schedule delivery terms, apply current cost codes, and ensure integration with financial systems.

ProcureMate also keeps track of purchasing activities enabling the analysis of supplier effectiveness, use of contracts with preferred vendors, and other purchasing transactions.

BENEFITS AND COST SAVINGS DELIVERED BY PROCUREMATE:

ADB's ProcureMate delivers proven cost savings increased purchasing efficiencies that result in:

         -     Streamlined purchases of low-value items

         -     Reduced maverick buying through greater use of approved suppliers

         -     Electronic approvals of requisitions and invoices

         - By decentralizing non-core purchasing activities, buyers can focus on more strategic procurement activities such as contract management and supplier negotiation

         -     Simplified invoice registration and processing

         - Unnecessary paperwork is reduced and less time spent on non-strategic purchasing activities.

TECHNOLOGY COMPONENTS:

Procuremate was created using the Microsoft Visual Studio suite of development tools. It utilizes Oracle as the multi-platform database engine. The related core IP includes XML parsers and translation components, user abstraction layers, Web Integration Engines and components, as well as specialized component factories.

                                  SCHEDULE 5.16

                        PROPERTY WITH LEASEHOLD INTEREST

-------------------------------------------------------------------------------------------------
                                                            Square Feet          Term of Lease
        Location                        Use                (Approximate)
-------------------------------------------------------------------------------------------------
6725 Airport Road,            Executive, Administrative,       10,165           Expires Oct. 2004
Suite 201                     Engineering and Marketing
Mississauga, Ontario
-------------------------------------------------------------------------------------------------
Vingveien 2,                  Executive, Administrative,       13,493           Expires July 2003
4050, Sola Norway             Engineering and Marketing
-------------------------------------------------------------------------------------------------
700 South Circular Road       Administrative, Engineering       2,000           Expires Jan. 2003
Kilmainham,                   and Marketing
Dublin, Ireland
-------------------------------------------------------------------------------------------------
3000 Cathedral Hill,          Marketing                           500           Monthly
Guildford, Surrey, England
-------------------------------------------------------------------------------------------------
3001 North Rocky Point        Executive                           143           Expires Dec. 2002
Drive East,
Tampa, Florida
-------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.18

                                    CONTRACTS

1.       Employment contracts per Schedule 5.10.

2.       Option, warrants and other agreements per Schedule 5.4 (2).

3.       Convertible Notes and related documentation.

4.       The Transaction Documents.

5. E-Commerce Enabling Agreement between Bid.com International Inc. and Commercial Equipment Financing Unit of General Electric Capital Corporation dated February 15, 2001.

6. Termination Agreement between ADB Systemer ASA and Explorer Software Solutions Inc., dated May 28, 2002.

7. First Amended and Restated Technology Services and License Agreement between Value Vision International, Inc. and Bid.com International Inc. dated June 6, 2001

8. Megawheels License and Services Agreement between Bid.com International Inc. and Megawheels.com Inc. dated September 30, 1999 and Megawheels License Fee Agreement dated September 30, 1999.

9. Bid.com/Solars License and Services Agreement between Bid.com International Inc., 3537846 Canada Inc. and SCS Solars Computing Systems Inc.

10. Software License Agreement between ADB Systems International Inc. and Halliburton Productos dated March 15, 2002.

11. Consulting/Technical Services Agreement between ADB Systems International Inc. and Halliburton Productos dated March 15, 2002.

12. Software License Agreement between ADB Systems International Inc. and Forest Oil Corporation dated October 31, 2001.

13. Consulting/Technical Services Agreement between ADB Systems International Inc. and Forest Oil Corporation dated October 31, 2001.

14. WorkMate License Agreement between Encal Energy Ltd. and Explorer Software Solutions Ltd. dated October 26, 2000, as subsequently assigned to ADB Systems International Inc.

15. WorkMate License Agreement between Paramount Resources Ltd. and Explorer Software Solutions Ltd. dated October 26, 2000, as subsequently assigned to ADB Systems International Inc.

16. Patent License Agreement between ADB Systems International Inc. and NCR Corporation dated April 17, 2002.

17. Security Agreement between ADB Systems International Inc. and NCR Corporation dated April 17, 2002.

18. Strategic Marketing Agreement between Bid. Com. International Inc. and General Electric Capital Corporation dated April 10, 2000.

19. Strategic Marketing Agreement between Bid. Com. International Inc. and ecwebworks Inc. dated October 4, 2000.

20. Strategic Marketing Agreement between Bid. Com. International Inc. and Eloqua Corporation dated April 2, 2001.

21. Strategic Alliance Agreement between Bid.Com. USA Inc. and BServe Internet Payments Inc. dated March 30, 2001.

22. IDA Grant Agreement between Industrial Development Agency (Ireland), Bid.Com International Limited, and Bid.Com International Inc. dated August 10, 2000.

23. Referral and Resource Sharing Agreement (Letter Agreement) between ADB Systems International and Production Access, Inc. dated March 5, 2002.

24. American Home Assurance Company (Insurer) Executive and Organization Liability Insurance Policy No. 231 67 15, ADB Systems International Inc. (Insured) renewal of 231 56 19 dated May 1, 2002 - May 1, 2003.

25. Lease regarding 6725 Airport Road, Suite 201, Mississauga, Ontario between Chiefton Investments Limited and Investors Group Trust Co. Ltd. (as Trustee for Investors Real Property Fund) and Bid. Com. International Inc. Attached to and forming part of above noted lease is a Storage Agreement between the parties dated August 27, 1999.

26. Master Broadband and IP Services Agreement between ADB Systems International Inc. and Bell Canada executed May 1, 2002.

27. Business Services Bundling Agreement between Tempest Global Telecom Inc. and ADB Systems International Inc. for Tl and phone line service.

28.      Research in Motion agreement for pager services

29. Hewlett Packard equipment leases and related maintenance and service agreements

30. Xerox Canada equipment leases and related maintenance and services agreements

31.      Global Crossing Teleconferencing services agreement

32.      Intercon Security office security agreement

33.      Iron Mountain agreement for off-site tape storage

34.      Banking agreements with various financial institutions.

35. Informal arrangements with service providers (various) - legal and accounting advisors, media buyers, printers, mailing agencies, etc.

                                  SCHEDULE 5.19

                           RELATED PARTY TRANSACTIONS

In June 1999, Old ADB entered into an agreement under which it would provide technology and related services to SCS Solars Computing. One of the directors of Old ADB was a director and shareholder of SCS Solars at the time. That individual is no longer a director of Old ADB.

In September 1999, Old ADB entered into an agreement under which it would provide technology and related services to MegaWheels, of which one of the directors of Old ADB was a director and shareholder. Old ADB received shares, a hosting fee and a share of net on-line auction revenue. In late 2001, this individual assumed the position of CEO of MegaWheels.

In February 2000, Old ADB entered into an agreement under which it would provide technology and related services to Art Vault, in which certain directors of the company, in aggregate, had a controlling interest. Old ADB received shares, a hosting fee and a share of net on-line auction revenue. In April 2001, Art Vault went into receivership, the technology and services agreement was terminated, and Old ADB's equity holdings in Art Vault were written down to zero.

In October 2001, Old ADB acquired ADB Systemer ASA. Following the acquisition, several directors of ADB Systemer became directors, officers and/or shareholders of Old ADB. Prior to the acquisition, none of these individuals were directors, officers or shareholders of Old ADB.

                                  SCHEDULE 5.20

                          CONTRACTS IMPAIRING BUSINESS

1. First Amended and Restated Technology Services and License Agreement between ValueVision International, Inc. and Bid.com International Inc. dated June 6, 2001

2. Megawheels License and Services Agreement between Bid.com International Inc. and Megawheels.com Inc. dated September 30, 1999 and Megawheels License Fee Agreement dated September 30, 1999.

3. Bid.com/Solars License and Services Agreement between Bid.com International Inc., 3537846 Canada Inc. and SCS Solars Computing Systems Inc.

4. Security Agreement between ADB Systems International Inc. and NCR Corporation dated April 17, 2002 and Patent License Agreement between the parties of the same date.

5.       The Transaction Documents.

                                  SCHEDULE 5.23

                        BENEFIT AND OTHER INCENTIVE PLANS

Medical/Dental/Disability/Life

Canadian Employees: ADB Systems International Inc. has contracted Great West Life to provide industry standard medical, dental, disability, and life insurance coverage for its employees and immediate families. The employer pays for medical and dental coverage, while employees pay for disability and life coverage.

US Employees: ADB USA has contracted Blue Cross Florida to provide industry standard medical and dental coverage for its employees and immediate families. The employer pays for medical and dental coverage premiums.

Ireland/UK Employees: Details to follow.

Norway Employees: Details to follow.

Retirement Benefits

Ireland/UK Employees: ADB Systems International Limited has contracted with AXA Sunlife to provide a matching contribution retirement plan where by employees and employers contribute up to 7% of an employees' salary.

                                  SCHEDULE 9.3

               INDEBTEDNESS, OBLIGATIONS OR LIABILITIES OF OLD ADB

1. Employment obligations under agreements with Ken Martin, Craig Martin and Stoney Jiang.

2. Obligations to be assumed/retained by Bid.Com under cell phone, pager and office phone arrangements for the employees specified in 1. above.

3. Obligations to be assumed/retained by Bid.Com in respect of hardware, software and connectivity arrangements, including the Hewlett Packard Lease.

                                SCHEDULE 10.1 (a)

                                   PUT NOTICE

TO:      The Brick Warehouse Corporation (the "Lender")

FROM:    ADB Systems International Ltd. ("New ADB")

RE: The loan agreement (the "Loan Agreement") made as of August 23, 2002 between the Lender, ADB Systems International Inc. ("Old ADB") and New ADB

1. New ADB hereby gives notice to the Lender that it is exercising the Put Option pursuant to the terms and conditions of Section 10.1 of the Loan Agreement.

2. Terms used herein that are defined in the Loan Agreement and are not otherwise defined herein will have the same meaning herein as in the Loan Agreement.

DATED the___________day of June, 2003.

                                  ADB SYSTEMS INTERNATIONAL LTD.

                                  By: ___________________________
                                         Name:
                                         Title:

                                  By: ___________________________
                                         Name:
                                         Title:

                                                          DRAFT: AUGUST 25, 2002
                                                    FOR DISCUSSION PURPOSES ONLY

                              SCHEDULE 10.1(e)(iv)

                          [LETTERHEAD OF GOWLINGS LLP]

-, 2002

[NTD: RE PUT TRANSACTION]
The Brick Warehouse Corporation
16930-114 Avenue
Edmonton, Alberta
T5M 3S2

McCarthy Tetrault LLP
Suite 4700
Toronto Dominion Bank Tower
Toronto, Ontario
M5K 1E6

Dear Sirs:

RE: ADB SYSTEMS INTERNATIONAL INC.

We have acted as counsel for ADB Systems International Ltd. (the "ADB") in connection with the sale of all the issued and outstanding shares ("Shares") of ADB Systems International Inc. (the "Corporation") pursuant to a loan agreement made as of August 23, 2002 (the "Loan Agreement") between The Brick Warehouse Corporation ("The Brick"), ADB and the Corporation. Terms used in this opinion that are defined in the Loan Agreement and are not otherwise defined herein will have the same meaning herein as in the Loan Agreement.

MATERIALS REVIEWED

We have examined originals or copies, certified or otherwise identified to our satisfaction.

ASSUMPTIONS AND FACT RELIANCE

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise.

                                 - 2 -                                   -, 2002

We have also assumed that the Loan Agreement has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of each of The Brick and the Corporation, enforceable against each of The Brick and the Corporation in accordance with its terms.

OPINIONS

Based and relying upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

1. The Corporation is a corporation incorporated and subsisting under the laws of the Province of Ontario.

2. The articles of the Corporation contain no restrictions on the business that the Corporation may carry on, on the powers that the Corporation may exercise or on the transfer of shares, except -.

3. The authorized capital of the Corporation consists of - shares, of which - have been validly issued and are outstanding.

4. The ADB is a corporation incorporated and subsisting under the laws of the Province of Ontario.

5. All necessary corporate action and proceedings have been taken to permit the due and valid transfer of the Shares from ADB to The Brick.

6. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority in the Province of Ontario is required for due and valid transfer of the Shares from ADB to The Brick.

7. The Purchaser today became the registered holder of the Shares and as such is exclusively entitled to vote, to receive notices, to receive dividends or other payments in respect of the Shares, and otherwise to exercise all the rights and powers of a holder of the Shares.

This opinion is furnished solely for the benefit of the addressees in connection with the purchase of the Shares and may not be circulated to, or relied upon by, any other person or used for any other purpose.

Yours very truly,

                              SCHEDULE 10.1(e)(vi)

                                     RELEASE

                  WHEREAS ADB Systems International Inc. ("Old ADB") has agreed with The Brick Warehouse Corporation ("The Brick") to sell to The Brick all of the issued and outstanding common shares of ADB Systems International Ltd. ("New ADB") pursuant to the terms of a loan agreement (the "Loan Agreement") made as of August 23, 2002 between The Brick, Old ADB and New ADB and, as a condition of the Put Closing as contemplated by the Loan Agreement, New ADB has agreed to release Old ADB from all claims against Old ADB; capitalized terms herein have the same meaning as in the Loan Agreement unless stated otherwise;

                  NOW THEREFORE THIS RELEASE WITNESSES that in consideration of the Put Closing and the payment to New ADB of the sum of $1 of lawful money of Canada by Old ADB (the receipt and sufficiency of which are hereby acknowledged), New ADB:

1. releases and forever discharges Old ADB from all actions, causes of action, liabilities, claims and demands whatsoever which New ADB as a creditor of Old ADB prior to the Restructuring and as a shareholder or creditor after the Restructuring or otherwise ever had, now has or may hereafter have for or by reason of or in any way arising out of any cause, matter or thing whatsoever existing up to the present time and, in particular, without in any way limiting the generality of the foregoing, for or by reason of or in any way arising out of any claims for money advanced, salary, wages, retirement or pension allowances, director's fees bonus, expenses, participation in profits, earnings or other remuneration whether authorized or provided for by by-law, resolution, contract or otherwise save and except matters arising under the Transaction Documents; and

2. agrees that New ADB shall not make any claim or take any proceedings with respect to any matter released and discharged in (1) above which may result in any claim arising against Old ADB for contribution or indemnity or other relief.

                  THIS RELEASE shall be governed by and construed in accordance with the laws of the Province of Ontario.

                  THIS RELEASE shall enure to the benefit of your successors and assigns and shall be binding upon the successors and assigns of New ADB.

                  IN WITNESS WHEREOF New ADB has executed this Release this__________day of June, 2003.

                                  ADB SYSTEMS INTERNATIONAL LTD.

                                  Per: _________________________________

                                        Name;
                                        Title:

                        LOAN AGREEMENT AMENDING AGREEMENT

         THIS AMENDING AGREEMENT is entered into as of August 30, 2002, by and between ADB SYSTEMS INTERNATIONAL INC., ADB SYSTEMS INTERNATIONAL LTD., each a corporation having its principal place of business at 6725 Airport Road, Suite 201, Mississauga, Ontario L4V 1V2, and THE BRICK WAREHOUSE CORPORATION, a corporation having its principal place of business at 16930 - 114 Avenue, Edmonton, Alberta, T5M 3S2.

WHEREAS:

1. The Parties entered into a loan agreement dated as of August 23, 2002 (the "Loan Agreement").

2. The Borrower has indicated in its Drawdown Notice delivered in connection with the First Advance that it is unable to satisfy a condition of the First Advance requiring that the Borrower shall have entered into irrevocable subscription agreements with arm's length third parties to issue equity securities of the Borrower or debt securities convertible into equity securities of the Borrower raising aggregate gross proceeds to the Borrower of not less than $1,000,000 and received aggregate gross proceeds of not less than $1,000,000 from the sale of such equity securities or debt securities convertible into equity of the Borrower on terms and conditions satisfactory to the Lender.

3. The Lender is willing to waive compliance with the above condition and nevertheless to make the First Advance to the Borrower in accordance with and subject to the terms and conditions of the Loan Agreement provided the Borrower and the Guarantor enter into this Amending Agreement to the Loan Agreement.

         NOW THEREFORE in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1      DEFINITIONS.

In this Agreement, unless the context otherwise requires, each capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

                             ARTICLE 2 - AMENDMENTS

2.1      AMENDMENTS.

         (1) Section 3.2 of the Loan Agreement is hereby amended by adding thereto to the conditions to the Second Advance the following:

                  "(f) the Borrower shall have delivered evidence satisfactory to the Lender that each of the subscribers, having executed on or before August 30, 2002, subscription agreements for the issue of Series D Subordinated Notes (i) shall have paid the Loan Amount (as therein defined) to Old ADB; and (ii) shall have executed (A) an acknowledgement of the subordination of the Subordinated Notes to the Security, and (B) a release of Old ADB from the obligations of the Subordinated Notes upon the Restructuring, each in form satisfactory to the Lender."

         (2) Section 8.1 of the Loan Agreement is hereby amended by adding thereto to the Events of Default the following:

                  "(r) if the condition in Section 3.2(f) is not satisfied on or before October 31, 2002."

                               ARTICLE 3 - GENERAL

3.1      LOAN AGREEMENT.

The Parties acknowledge that the Loan Agreement has been amended by this amending Agreement and as amended, the Loan Agreement remains in full force and effect as of the date hereof.

3.2      BINDING ON SUCCESSORS.

This Amending Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

3.3      GOVERNING LAW.

This Amending Agreement shall be governed and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found. Each of the Parties hereby attorns to the jurisdiction of the Province of Ontario.

3.4      COUNTERPARTS.

This Amending Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties may adopt any signatures received by a receiving fax machine as original signatures of the Parties.

IN WITNESS WHEREOF this Amending Agreement is executed by the Parties as of the date first written, above.

                                            ADB SYSTEMS INTERNATIONAL INC.

                                            By: /s/ [ILLEGIBLE]
                                                --------------------------------
                                                  Name:
                                                  Title:

                                            ADB SYSTEMS INTERNATIONAL LTD.

                                            By: /s/ [ILLEGIBLE]
                                                --------------------------------
                                                  Name:
                                                  Title:

                                            THE BRICK WAREHOUSE CORPORATION

                                            By: ________________________________
                                                  Name:
                                                  Title: